Filed Pursuant to Rule 424(b)(5)
Registration No. 333-123082-01

Prospectus Supplement to Prospectus Dated May 25, 2005

BellaVista Mortgage Trust 2005-2

Mortgage Pass-Through Certificates, Series 2005-2

$444,000,200

(Approximate)

BellaVista Funding Corporation

as Depositor

Countrywide Home Loans Servicing LP

as Master Servicer

The following classes of certificates are offered pursuant to this prospectus supplement and the accompanying prospectus:

Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 1 in the accompanying prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Class	Initial Class Certificate Balance	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to Depositor
I-A	$88,882,000	Floating	100.00000%	0.18750%	99.81250%
II-A-1	$269,536,000	Floating	100.00000%	0.18750%	99.81250%
II-A-2	$67,384,000	Floating	100.00000%	0.18750%	99.81250%
I-A-X	N/A	Variable	N/A	N/A	N/A
II-A-X	N/A	Variable	N/A	N/A	N/A
II-PO	$50	N/A	N/A	N/A	N/A
B-X	N/A	Variable	N/A	N/A	N/A
B-PO	$50	N/A	N/A	N/A	N/A
A-R	$100	Variable	N/A	N/A	N/A
B-1	$7,414,000	Floating	100.00000%	0.18750%	99.81250%
B-2	$5,617,000	Floating	100.00000%	0.18750%	99.81250%
B-3	$4,269,000	Floating	100.00000%	0.18750%	99.81250%
B-4	$898,000	Floating	96.65625%	0.18750%	94.46875%

•	The pass-through rates for the offered certificates other than the Class II-PO and Class B-PO Certificates are floating or variable and are calculated as described in this prospectus supplement under “Description of the Certificates – Interest.” The Class I-A-X, the Class II-A-X and Class B-X Certificates are interest-only certificates. The Class II-PO and Class B-PO Certificates are principal-only certificates.

•	The offered certificates represent beneficial interests in a trust, whose assets consist primarily of two loan groups of 30-year and 40-year conventional, adjustable rate mortgage loans and conventional, negative amortization adjustable rate mortgage loans, secured by first liens on one- to four-family residential properties.

•	Credit enhancement will be provided by the subordination provisions described herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Greenwich Capital Markets, Inc. and Countrywide Securities Corporation will offer the certificates listed above at the prices set forth above. Greenwich Capital Markets, Inc. will offer the Class I-A-X, Class II-A-X, Class II-PO, Class B-X, Class B-PO and Class A-R Certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $460,085,000 plus, in the case of the Class I-A-X, Class II-A-X and Class B-X Certificates, accrued interest, before deducting expenses. See “Underwriting” in this prospectus supplement.

RBS GREENWICH CAPITAL	COUNTRYWIDE SECURITIES CORPORATION

May 25, 2005

Prospectus Supplement

Prospectus

i

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates and may be different from the information in the prospectus.

If the terms of your series of certificates and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under “Index of Defined Terms” beginning on page S-73 in this prospectus supplement.

The underwriters may engage in transactions that stabilize, maintain, or in some way affect the price of the certificates. These types of transactions may include stabilizing the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled “Underwriting” in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the “SEC”), including annual, quarterly and special reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

BellaVista Funding Corporation

1299 Ocean Avenue, Suite 240

Santa Monica, California 90401

(310) 255-4443

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the certificates.

OFFERED CERTIFICATES

BellaVista Mortgage Trust 2005-2 will issue sixteen classes of certificates, thirteen of which are offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund include mortgage loans with an aggregate principal balance of approximately $449,395,184 as of May 1, 2005 and certain other property and assets described in this prospectus supplement. The mortgage loans will consist of 30-year or 40-year conventional, adjustable rate mortgage loans and conventional, negative amortization, adjustable rate mortgage loans, secured by first liens on one- to four-family residential properties.

The following chart lists certain characteristics of the classes of the offered certificates to be issued by the trust fund. The classes of offered certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and from Moody’s Investors Service, Inc. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

Class	S&P Ratings	Moody’s Ratings	Type
Class I-A	AAA	Aaa	Senior/ Floating Pass-Through Rate
Class II-A-1	AAA	Aaa	Super Senior/ Floating Pass-Through Rate
Class II-A-2	AAA	Aaa	Senior Mezzanine/ Floating Pass-Through Rate
Class I-A-X	AAA	Aaa	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class II-A-X	AAA	Aaa	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class II-PO	AAA	Aaa	Senior/Principal Only
Class B-X	AAA	Aa2	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class B-PO	AAA	Aa2	Senior/Principal Only
Class A-R	AAA	Aaa	Senior/Variable Pass-Through Rate/Residual
Class B-1	AA	Aa2	Subordinate/ Floating Pass-Through Rate
Class B-2	A	A2	Subordinate/ Floating Pass-Through Rate
Class B-3	BBB	Baa2	Subordinate/ Floating Pass-Through Rate
Class B-4	BBB-	Baa3	Subordinate/ Floating Pass-Through Rate

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class B-5, Class B-6 and Class B-7 Certificates, which are not being offered pursuant to this prospectus supplement and the prospectus. These certificates will each have a floating pass-through rate calculated as described in this prospectus supplement and approximate initial class certificate balances as follows:

Class B-5:	$1,797,000
Class B-6:	$2,246,000
Class B-7:	$1,351,984

Any information contained in this prospectus supplement with respect to the Class B-5, Class B-6 and Class B-7 Certificates is provided only to permit a better understanding of the offered certificates.

See “Description of the Certificates — General” in this prospectus supplement.

CERTIFICATE DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	I-A, II-A-1, II-A-2, I-A-X, II-A-X, II-PO, B-X, B-PO and A-R Certificates

Subordinated Certificates	B-1, B-2, B-3, B-4, B-5, B-6 and B-7 Certificates

LIBOR Certificates	I-A, II-A-1, II-A-2, B-1, B-2, B-3, B-4, B-5, B-6 and B-7 Certificates

Class X Certificates	I-A-X, II-A-X and B-X Certificates

PO Certificates	II-PO and B-PO Certificates

THE SELLER

Belvedere Trust Finance Corporation, a Delaware corporation, has previously acquired the mortgage loans from the transferors described below. On the closing date, Belvedere Trust Finance Corporation, as seller, will sell all of its interest in the mortgage loans to the depositor.

See “The Seller” in this prospectus supplement.

THE DEPOSITOR

BellaVista Funding Corporation maintains its principal office at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401. Its telephone number is (310) 255-4443.

See “The Depositor” in the prospectus.

THE MASTER SERVICER

Countrywide Home Loans Servicing LP.

THE PRIMARY SERVICERS

Countrywide Home Loans Servicing LP will directly service the mortgage loans.

TRANSFERORS

Countrywide Home Loans, Inc. and Commercial Capital Bank, F.S.B. have previously transferred the mortgage loans to the seller. Certain of the mortgage loans from Countrywide Home Loans, Inc. were first transferred to Greenwich Capital Financial Products, Inc. prior to being transferred to the seller.

THE TRUST

BellaVista Mortgage Trust 2005-2 will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer and the trustee. The certificates represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement, and not an interest in, or obligation of, the depositor or any other person.

THE TRUSTEE

The Bank of New York.

CUT-OFF DATE

May 1, 2005.

CLOSING DATE

On or about May 27, 2005.

DISTRIBUTION DATE

The trustee will make distributions on the business day immediately following the master servicer remittance date. The first distribution is scheduled for June 21, 2005.

MASTER SERVICER REMITTANCE DATE

The master servicer will remit the amount of available funds for each loan group to the trustee on the 19th day of each month, or if such day is not a business day, the next succeeding business day, beginning in June 2005.

RECORD DATE

The record date for the LIBOR Certificates and any distribution date will be the business day immediately preceding that distribution date, if the LIBOR Certificates are held as book-entry certificates. For each certificate that is not a LIBOR Certificate, and for the LIBOR Certificates, if no longer held as book-entry certificates, the record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

REGISTRATION OF CERTIFICATES

We will issue the offered certificates, other than the Class A-R Certificates, in book-entry form through DTC. You will hold your interests either through a depository in the United States or upon request through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of a depository, or in the name of a depository’s nominee.

See “Description of the Certificates—Book-Entry Certificates” in this prospectus supplement.

TRUST PROPERTY

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

•	one loan group of 30-year conventional, adjustable rate mortgage loans, secured by first liens on one- to four-family residential properties and one loan group of 30-year or 40-year conventional, negative amortization, adjustable rate mortgage loans, secured by first liens on one- to four-family residential properties;

•	payments on the mortgage loans received on and after the cut-off date;

•	property that secured a mortgage loan that has been acquired by foreclosure or deed in lieu of foreclosure;

•	rights under any hazard insurance policies covering the mortgaged properties;

•	rights against the transferors of the mortgage loans pursuant to the related mortgage loan purchase agreements;

•	amounts on deposit in accounts described in this prospectus supplement; and

•	the rights of the trust fund under the yield maintenance agreements.

RELATIONSHIP BETWEEN THE LOAN GROUPS AND THE CERTIFICATE GROUPS

The mortgage pool will consist of two loan groups, Loan Group I and Loan Group II, each of which is sometimes referred to as a “loan group.”

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “I” prefix are sometimes referred to in this prospectus supplement as the “group I senior certificates” and the certificates with a “II” prefix are sometimes referred to in this prospectus supplement as the “group II senior certificates”. The Class A-R Certificates are part of the group I senior certificates.

The group I senior certificates will receive principal and interest from the mortgage loans in Loan Group I.

The group II senior certificates and the Class B-PO Certificates will receive principal and interest from the mortgage loans in Loan Group II.

The subordinated certificates and the Class B-X Certificates will receive principal and interest from the Mortgage Loans in Loan Group I and Loan Group II.

Under certain circumstances, the senior certificates may receive principal and interest from any loan group as described herein under “Description of the Certificates—Transfer Payments.”

The aggregate principal balance of the mortgage loans in Loan Group I as of the cut-off date was approximately $93,806,831. All of the mortgage loans in Loan Group I are adjustable rate mortgage loans. The aggregate principal balance of the mortgage loans in Loan Group II as of the cut-off date was approximately $355,588,353. All of the mortgage loans in Loan Group II are negative amortization, adjustable rate mortgage loans.

INTEREST PAYMENTS

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, or in the case of the Class I-A-X, Class II-A-X and Class B-X Certificates, on the related notional amount of those certificates as of the last day of the related interest accrual period, together with any interest remaining unpaid from prior distribution dates.

However, the amount of interest distributable on a distribution date with respect to the group II senior certificates, the Class B-X Certificates and the subordinated certificates will be reduced by the amount, if any, of net deferred interest for that distribution date that is allocated to such class of certificates, as described under “Description of the Certificates—Interest” in this prospectus supplement. For any distribution date, the amount of the deferred interest on the mortgage loans in Loan Group II that will be allocated to the group II senior certificates, the Class B-X Certificates and the subordinated certificates will equal the excess, if any, of the interest deferred on those mortgage loans from the due date in the preceding month to the due date in the month of that distribution date over the amount of voluntary principal prepayments received on those mortgage loans during the prepayment period related to that distribution date (this amount is referred to as the “net deferred interest”). In the case of the Class II-A-1, Class II-A-2 and subordinated certificates, the net deferred interest allocated to such class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates. With respect to the Class II-A-X and Class B-X Certificates, the net deferred interest allocable to those classes of certificates will be added as principal to the outstanding class certificate balance of the Class II-PO and Class B-PO Certificates, respectively.

Interest will accrue at the rate described in this prospectus supplement on the Class II-A-1 and Class II-A-2 Certificates and the subordinated certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period. Interest will accrue at the rate described in this prospectus supplement on the other class of interest-bearing certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the Class I-A Certificates will be the period commencing on the 20th day of the month prior to the month in which that distribution date occurs (or the closing date, in the case of the initial interest accrual period) and ending on the 19th day of the month of that distribution date. The interest accrual period for the Class II-A-1 and Class II-A-2 Certificates and the subordinated certificates will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the initial interest accrual period) and ending on the day preceding that distribution date. The interest accrual period for the Class A-R, Class I-A-X, Class II-A-X and Class B-X Certificates for any distribution date will be the calendar month before the distribution date.

See “Description of the Certificates—Interest” in this prospectus supplement.

CARRYOVER SHORTFALL AMOUNT

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the related rate cap, any resulting interest shortfall up to the applicable maximum rate (which is sometimes referred to in this prospectus supplement as a “carryover shortfall amount”) may be paid on that distribution date from amounts otherwise payable as interest on the Class X Certificates in the manner and priority described in this prospectus supplement. In addition, if on any distribution date any carryover shortfall amounts remain unpaid with respect to the LIBOR Certificates such amount will carry forward with interest thereon (up to the applicable maximum rate) and may be paid on future distribution dates from amounts otherwise payable as interest on the Class X Certificates in the manner and priority described in this prospectus supplement. Carryover shortfall amounts on the Class II-A-1 and Class II-A-2 Certificates will be paid first from amounts paid to the trustee pursuant to the related yield maintenance agreement.

See “Description of the Certificates—Interest” in this prospectus supplement.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described in this prospectus supplement. See “Description of the Certificates—Principal” in this prospectus supplement.

The Class I-A-X, II-A-X and Class B-X Certificates are notional amount certificates and do not have a class certificate balance but will bear interest on the outstanding notional amount, which is calculated as described in this prospectus supplement. See “Description of the Certificates—Interest.”

PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from each loan group will be applied in the following order of priority:

(1)	to interest on the interest-bearing classes of senior certificates relating to that loan group (or the portion relating to that loan group in the case of the Class B-X Certificates); provided, however, that any such distribution that the related Class X Certificates are otherwise entitled to receive will first be deposited into the carryover shortfall reserve fund;

(2)	to principal on the classes of senior certificates relating to that loan group (other than the Class X Certificates) in the manner, order and priority described under “Description of the Certificates—Principal” in this prospectus supplement;

(3)	to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under “Description of the Certificates—Transfer Payments” in this prospectus supplement;

(4)	to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class B-1 Certificates, as described under “Description of the Certificates—Interest” and “—Principal” in this prospectus supplement;

(5)	from amounts on deposit in the carryover shortfall reserve fund, to the certificates in the manner, order and priority described under “Description of the Certificates — Carryover Shortfall Reserve Fund” in this prospectus supplement; and

(6)	from all loan groups, to the Class A-R Certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of the Mortgage Loans—Advances” in this prospectus supplement.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination

The senior certificates in each certificate group will have a payment priority over the subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, the Class B-1 Certificates will have payment priority over the Class B-2, Class B-3 and Class B-4 Certificates, the Class B-2 Certificates will have payment priority over the Class B-3 and Class B-4 Certificates, and the Class B-3 Certificates will have payment priority over the Class B-4 Certificates. The Class B-5, Class B-6 and Class B-7 Certificates, which are not being offered pursuant to this prospectus supplement, are also subordinated to all of the other certificates, in that order, with the Class B-7 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of the certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, among the subordinated certificates in the reverse order of their priorities of payment, beginning with the class of subordinated certificates then outstanding with the lowest payment priority and second, to the senior certificates related to that loan group (other than the Class I-A-X, Class II-A-X and Class B-X Certificates). In addition, realized losses that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated to the Class II-A-2 Certificates until its class certificate balance is reduced to zero.

See “Description of the Certificates—Allocation of Losses” and “Credit Enhancement—Subordination” in this prospectus supplement.

YIELD MAINTENANCE AGREEMENTS

The holders of the Class II-A-1 and Class II-A-2 Certificates will have the benefit of payments, if any, pursuant to the related yield maintenance agreement between the trustee and The Royal Bank of Scotland plc. The yield maintenance agreements will be entered into by the trustee on behalf of the trust fund on the closing date. The yield maintenance agreements are intended to partially mitigate the risk to the Class II-A-1 and Class II-A-2 Certificates that LIBOR plus the related margin will exceed the related rate cap. Payments, if any, made pursuant to the yield maintenance agreements will start on the distribution date in July 2005 and will terminate after the distribution date in November 2015. Payments under the yield maintenance agreements will be made pursuant to the formula described in “Description of the Certificates—Yield Maintenance Agreement” in this prospectus supplement. The Class II-A-X Certificates will receive amounts in excess of the amounts distributable to the Class II-A-1 and Class II-A-2 Certificates in respect of carryover shortfall amounts from payments under the respective yield maintenance agreements.

See “Description of the Certificates—Yield Maintenance Agreements” in this prospectus supplement.

OPTIONAL TERMINATION

The depositor may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See “Description of the Certificates—Termination; Purchase of Mortgage Loans” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund (other than the carryover shortfall reserve fund and the yield maintenance agreements) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates.

The offered certificates, other than the Class A-R Certificates, will represent ownership of regular interests in a REMIC and will generally be treated as representing ownership of debt for federal income tax purposes. The LIBOR Certificates will also represent an entitlement to carryover shortfall amounts, and the Class II-A-1 and Class II-A-2 will represent an entitlement in the related yield maintenance agreement. The Class II-A-X Certificates will represent an entitlement in the yield maintenance agreements. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus and “Federal Income Tax Considerations” in this prospectus supplement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2, Class B-3 and Class B-4 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that act.

See “Legal Investment” in the prospectus.

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus. All statistical information referred to in this section is based on the mortgage pool as constituted as of the cut-off date.

Your Yield Will Be Affected By Prepayments	Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

The rate and timing of prepayment of the mortgage loans in a loan group or loan groups will affect the yields to maturity and weighted average lives of the related classes of certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the related certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase the Class X Certificates or you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

• If you purchase the Class X Certificates and principal is repaid faster than you anticipate, you may lose your initial investment.

•      Some of the mortgage loans require the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during the periods ranging from one to three years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment charges will not be available for distribution to certificateholders.

•      If mortgage loans in a loan group with relatively higher mortgage rates prepay, the pass-through rate on one or more of the related classes of certificates may be limited or reduced and your yield may be lower than you anticipate.

•      The rate and timing of principal prepayments relative to the amount and timing of deferred interest on the mortgage loans in Loan Group II will affect the yields to maturity on the certificates related to those mortgage loans.

See “Description of the Certificates—Interest” and see “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Yield And Weighted Average Maturity Of The Certificates Related To The Mortgage Loans In Loan Group II Will Be Subject To Any Negative Amortization On The Mortgage Loans In Loan Group II	The interest rates on the mortgage loans in Loan Group II are generally fixed for the one to three months after origination and then the interest rates on those mortgage loans adjust monthly. However, the monthly payments and amortization schedules for the mortgage loans in Loan Group II adjust annually and are subject to maximum interest rate and payments caps. Prior to the related interest rate adjustment date, the initial interest rates on substantially all of the mortgage loans in Loan Group II will be lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of the mortgage loans in Loan Group II may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on those mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan in Loan Group II over its remaining term to maturity, provided that this limitation does not apply to the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date. If the interest rates on the mortgage loans in Loan Group II decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loans, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans in Loan Group II increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loans, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a mortgage loan in Loan Group II exceeds the original principal balance of that mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. In addition, on the fifth payment adjustment date of a mortgage loan in Loan Group II, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans in Loan Group II is paid and may create a greater risk of default if the borrower is unable to pay the monthly payments on the related increased principal balance.

On each distribution date, the net deferred interest on the mortgage loans in Loan Group II as of the related due date will be allocated to the Class II-A-1, Class II-A-2, Class II-A-X, Class B-X and subordinated certificates in an amount equal to the excess, if any, of (i) the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date, over (ii) the amount of interest that accrues on such class at the adjusted cap rate for the interest accrual period related to that distribution date. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of certificates.

The amount of deferred interest, if any, with respect to the mortgage loans in Loan Group II for a given month will reduce the amount of interest collected on those mortgage loans and available to be distributed as a distribution of interest to the related certificates. The resulting reduction in interest collections on those mortgage loans will be offset, in part or in whole, by applying principal prepayments received on the related mortgage loans in the related prepayment period (sometimes referred to as the “Principal Prepayment Amount”) to interest distributions on the certificates. For any distribution date, the net deferred interest on the mortgage loans in Loan Group II will be deducted from the interest payable to the related certificates as described in “Description of the Certificates—Interest” in this prospectus supplement. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the class certificate balance of that class, except that with respect to the Class II-A-X and Class B-X Certificates, the portion of the net deferred interest allocated to the Class II-A-X and Class B-X Certificates will instead be added to the class certificate balances of the Class II-PO and Class B-PO Certificates, respectively. Only the amount by which the Principal Prepayment Amount related to Loan Group II exceeds the amount of deferred interest on the mortgage loans in Loan Group II will be distributed as a principal prepayment to the related certificates.

The increase in the class certificate balance of any class of certificates may have the effect of increasing the period of time during which the applicable investors are exposed to the possibility of realized losses on the mortgage loans. In addition, because the allocation of the Principal Prepayment Amount related to Loan Group II between the group II senior certificates and the subordinated certificates may be determined based on the relationship between the aggregate class certificate balance of the group II senior certificates and the portion of the aggregate class certificate balance of the subordinated certificates related to that loan group, this method of allocating net deferred interest may affect the rate and timing of distributions of principal prepayments among the classes of certificates. See “Description of the Certificates—Principal” in this prospectus supplement. We cannot predict the extent to which mortgagors will prepay the mortgage loans in Loan Group II or the extent to which deferred interest will accrue on those mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the related certificates.

Certain Interest Shortfalls Will Be Allocated To The Certificates	When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest holders of certificates related to that mortgage loan would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date and loan group is limited to one-half of the master servicing fee for that loan group for the related month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicing fee, the interest entitlement for each class of certificates related to the applicable loan group will be reduced proportionately by the amount of this excess.

In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act (referred to in this prospectus supplement as the Relief Act) and similar state laws. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. The Relief Act generally provides that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the master servicer or offset by a reduction in the master servicing fee, and will reduce accrued interest on each class of certificates related to the applicable loan group on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

Geographic Concentration Increases Risk That Certificate Yields Could Be Impaired	The tables titled “State Distribution of Mortgaged Properties” in Annex II of this prospectus supplement set forth the geographic concentration of the mortgaged properties for the various loan groups, including the percentage by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date that are secured by property located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of hazards not covered by standard hazard insurance, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

•      declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in such states, which would result in an increase in the loan-to-value ratios; and

•      any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Credit Enhancement May Not Be Sufficient To Protect Senior Certificates From Losses	The certificates are not insured by any financial guaranty insurance policy. The subordination features are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination. Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them receive payments of principal and, second, by the allocation of realized losses, to the subordinated certificates in the reverse order of their priority of payment. This form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes of certificates. Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided. Realized losses are allocated to the subordinated certificates in the reverse order of their priority of payment, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, until the principal amount of each class of subordinated certificates has been reduced to zero. Accordingly, if the aggregate principal balance of each class of subordinated certificates is reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates.

In addition, realized losses that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated to the Class II-A-2 Certificates until its class certificate balance is reduced to zero. The Class II-A-2 Certificates will be more sensitive to losses on the related mortgage loans than the Class II-A-1 Certificates since it will be allocated a disproportionately greater share of those losses.

Among the classes of subordinated certificates, the Class B-1 Certificates are the least subordinated; that is, they have the highest payment priority. The payment priority for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates is in numerical order.

See “Description of the Certificates—Allocation of Losses” in this prospectus supplement and “Credit Enhancement—Subordination” in this prospectus supplement.

The Yield Maintenance Agreements May Not Be Sufficient To Cover All Carryover Shortfall Amounts Related to the Class II-A-1 and Class II-A-2 Certificates

For any distribution date during the effective period of the yield maintenance agreement on which the certificate interest rate on any of the Class II-A-1 and Class II-A-2 Certificates is limited to the related rate cap, such class of certificates may be entitled to receive payments pursuant to the related yield maintenance agreement. Payments under the yield maintenance agreements, if any, will start on the distribution date in July 2005 and will terminate after the distribution date in November 2015.

Payments under each yield maintenance agreement on any distribution date will generally equal the product of (i) a fraction, the numerator of which is the actual number of days in the interest accrual period and the denominator of which is 360, (ii) the excess, if any, of (x) the lesser of (A) LIBOR and (B) the applicable Maximum Rate, over (y) the related cap strike rate and (iii) the lesser of (x) the principal balance of the applicable class of certificates immediately prior to such distribution date and (y) the related yield maintenance notional balance. The applicable “Maximum Rate” is 11.00% per annum for the Class II-A-1 Certificates and 10.50% per annum for the other classes of LIBOR Certificates, including the Class II-A-2 Certificates.

The yield maintenance notional balances for each of the yield maintenance agreements will be calculated based upon an assumed constant prepayment rate on the mortgage loans in Loan Group II equal to 20% per annum. If the prepayment rate on those mortgage loans is less than the 20% per annum constant prepayment rate, the class certificate balance of the Class II-A-1 and Class II-A-2 Certificates for a distribution date is likely to be greater than the related yield maintenance notional balance. If on a distribution date the certificate interest rate on the Class II-A-1 or Class II-A-2 Certificates is limited by the related rate cap and the aggregate class certificate balance of the Class II-A-1 and Class II-A-2 Certificates is greater than the related yield maintenance notional balance, payments pursuant to the related yield maintenance agreement will not be sufficient to cover carryover shortfall amounts with respect to the related certificates.

In addition, if the provider of the yield maintenance agreements fails to make full and timely payment in accordance with the provisions of the related yield maintenance agreement, the related certificates will not receive the amount they are entitled to with respect to carryover shortfall amounts. Investors should note that the long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated “AA” from S&P and “Aa1” from Moody’s which ratings are lower than the ratings assigned to the Class II-A-1 and Class II-A-2 Certificates.

When deciding whether to invest in the Class II-A-X Certificates, prospective purchasers of the Class II-A-X Certificates should assume that the Class II-A-X Certificates will not receive any distributions from payments made pursuant to the yield maintenance agreements.

Limited Recourse To Seller	The only obligations of the seller to the trust fund arise from certain representations and warranties made by the seller in connection with its sale of the mortgage loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver the required documents, it may be required to repurchase some of the mortgage loans. The seller does not have significant assets and is unlikely to have significant assets in the future. As a result, it may not have the ability to effect the repurchase. In addition, if the seller were required to repurchase a mortgage loan because of a breach of a representation and the related transferor is not required or is otherwise unable to repurchase the mortgage loan from the seller pursuant to the related purchase agreement, the seller may not have the financial ability to make the required repurchase. If the seller or a transferor is obligated to repurchase a mortgage loan and fails to do so, you may suffer a loss.

Although the trustee will have the right to enforce the obligations of the transferors to substitute for or repurchase a mortgage loan as to which a representation or warranty was breached, such representations and warranties were made as of the respective cut-off dates or dates of sale of the mortgage loans to the seller (which are between March 1, 2005 and May 20, 2005) and will not be brought down to the cut-off date or the closing date by the related transferor. If a condition occurs between the applicable cut-off date or sale date and the cut-off date or closing date that constitutes a breach of the substance of a representation, the related transferor will not be obligated to repurchase or substitute for the applicable mortgage loan.

Your Yield Will Be Affected by the Interest-Only Feature of Some of the Mortgage Loans in Loan Group I	All of the mortgage loans in Loan Group I require monthly payments of only interest for a period of approximately 10 years following origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the mortgage loans will be higher than for an amortizing mortgage loan. During the interest-only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, during the interest-only period, these mortgage loans may be less likely to prepay because the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans. Investors should consider the fact that during their interest only periods, the monthly payments due on these mortgage loans only cover the current interest due on those mortgage loans. As a result, the monthly payment on an interest only loan with the same interest rate and monthly payment as a mortgage loan that is fully amortizing as of its first payment date would support a higher principal balance than that of a fully amortizing mortgage loan.

Your Yield On The LIBOR Certificates And The Class X Certificates May Be Affected By Changes In Interest Rates	The pass-through rates on the LIBOR Certificates will be equal to the least of (a) the applicable Maximum Rate, (b) one-month LIBOR plus a margin, and (c) a rate cap. The rate cap on the pass-through rate on a class of LIBOR Certificates is based on the weighted average of the adjusted net mortgage rates on the mortgage loans in the applicable loan group or loan groups. Thus, the yields to investors in the LIBOR Certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the related rate cap or the applicable Maximum Rate.

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the rate cap, the resulting interest shortfall (up to the applicable Maximum Rate) may be distributed to the LIBOR Certificates on that distribution date first, with respect to the Class II-A-1 and Class II-A-2 Certificates, from amounts received under the related yield maintenance agreement and second, with respect to all of the LIBOR Certificates from amounts otherwise payable as interest on the Class X Certificates on that distribution date in the manner and priority described in this prospectus supplement. In addition, if on any distribution date, any carryover shortfall amounts remain unpaid with respect to the LIBOR Certificates, such amount will carry forward with interest thereon (up to the applicable Maximum Rate) and may be paid on future distribution dates from amounts otherwise payable as interest on the Class X Certificates.

Investors in the LIBOR Certificates need to be aware that if on any distribution date the pass-through rates for all classes of LIBOR Certificates are limited by the related rate cap, the Class X Certificates will not be entitled to any distribution of interest on that distribution date. Therefore, no interest distributions will be deposited in the carryover shortfall reserve fund to pay any carryover shortfall amounts of the LIBOR Certificates on that distribution date. We cannot assure you that any distributions of interest on the Class X Certificates will be available, or sufficient, to pay any carryover shortfall amounts on any distribution date.

Your Yield Will Be Affected By How Distributions Are Allocated To The Certificates	The timing of principal payments on the certificates will be affected by a number of factors, including:
• the extent of prepayments and deferred interest on the mortgage loans in the related loan group or loan groups;

• how payments of principal are allocated among the classes of certificates as specified in this prospectus supplement;

• whether the depositor exercises its right, in its sole discretion, to terminate the trust fund;

• the rate and timing of payment defaults and losses on the mortgage loans in the related loan group or loan groups; and

• repurchases of mortgage loans in the related loan group or loan groups for material breaches of representations and warranties.

Because distributions on the certificates are dependent upon the payments on the related mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the trust fund is terminated.

See “Description of the Certificates—Principal,” and “—Termination; Purchase of Mortgage Loans” in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See “Description of the Mortgage Pool—Assignment of Mortgage Loans” in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

The Class X Certificates Are Subject To Special Risks	The yield to maturity on the Class X Certificates will be especially sensitive to the level of prepayments on the mortgage loans with higher interest rates in the related loan group or loan groups. The respective pass-through rates on the Class X Certificates will be calculated based upon the excess, if any, of the weighted average adjusted net mortgage rates of the mortgage loans in the applicable loan group or loan groups over the weighted average pass through rates on the related class or classes of certificates. The prepayment of mortgage loans in related loan groups with higher net mortgage rates may result in a lower weighted average adjusted net mortgage rate and may thus reduce the respective pass-through rate on the Class X Certificates to as little as 0%.

Principal prepayments on the mortgage loans in the related loan group or loan groups also will reduce the notional amounts of the Class I-A-X, Class II-A-X and Class B-X Certificates on which interest accrues. To the extent the amount of deferred interest accrued on the mortgage loans in Loan Group II during the related due period exceeds the related Principal Prepayment Amount, a portion of the resulting net deferred interest may be allocated to the Class II-A-X and Class B-X Certificates which will reduce the amount of interest distributions on Class II-A-X and Class B-X Certificates.

Increases in one-month LIBOR may increase the weighted average pass-through rate on the related classes of LIBOR Certificates, which could also reduce the pass-through rate on the Class I-A-X, Class II-A-X and Class B-X Certificates. If, for any distribution date, the weighted average adjusted net mortgage rate on the mortgage loans for the related loan group or loan groups is less than or equal to the pass-through rates on the related class or classes of LIBOR Certificates, the Class I-A-X, Class II-A-X and Class B-X Certificates will receive no distributions of interest on that distribution date. The notional amounts of the Class I-A-X, Class II-A-X and Class B-X Certificates will be reduced by any reduction in the aggregate Class Certificate Balance of the Class I-A, Class II-A-1, Class II-A-2, Class II-PO or Class B-PO Certificates or the subordinated certificates, as applicable, due to realized losses, shortfalls in available funds or otherwise.

In addition, all amounts payable as interest to the Class X Certificates will first be deposited into the carryover shortfall reserve fund and will be used to pay any carryover shortfall amounts in respect of any of the LIBOR

Certificates (to the extent not already paid from payments under the related yield maintenance agreement in the case of the Class II-A-1 and Class II-A-2 Certificates) that accrued on that distribution date and any carryover shortfall amounts remaining unpaid from any prior distribution date plus interest thereon (up to the applicable Maximum Rate) before any distributions of interest on any of the Class X Certificates are made. As a result, even if on a distribution date a class of the Class X Certificates have a pass-through rate, the amount of interest actually distributed to that class of Class X Certificates may be reduced to zero.

You May Have Difficulty Reselling Certificates	No market for any of the certificates will exist before they are issued. Each underwriter intends to make a secondary market in the classes of certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

See “Risk Factors—A Lack of Secondary Markets May Limit Your Ability to Resell the Securities” in the prospectus.

Certificates May Not Be Appropriate For Some Investors	The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

•      the yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments and to changes in interest rates and how they affect the payment of principal and the accrual of deferred interest on the mortgage loans in the related loan group or loan groups, and the creation of deferred interest on the mortgage loans in the related loan group;

•      the rate of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to both the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans, in the case of the subordinated certificates, and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•      you may not be able to reinvest distributions on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

• a secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

Impact Of World Events	The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Relief Act.

Some of the statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference therein consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

DESCRIPTION OF THE MORTGAGE POOL

General

The depositor, BellaVista Funding Corporation, will purchase the mortgage loans in each loan group (the “Group I Mortgage Loans” and the “Group II Mortgage Loans,” respectively, and together referred to in this prospectus supplement as the “Mortgage Loans”) in the mortgage pool from Belvedere Trust Finance Corporation pursuant to a purchase agreement. The depositor will then transfer the Mortgage Loans to the trust fund pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2005 among BellaVista Funding Corporation, as depositor, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, and will cause the Mortgage Loans delivered to the trustee on the closing date to be assigned to the trustee for the benefit of the holders of the certificates. In connection with the depositor’s purchase of the Mortgage Loans from the seller, the seller will also assign to the depositor all of the seller’s rights (but none of its obligations) under:

•	the purchase agreement pursuant to which it purchased certain of the Group I Mortgage Loans from Countrywide Home Loans, Inc., as a transferor,

•	the purchase agreement pursuant to which it purchased certain of the Group II Mortgage Loans from Commercial Capital Bank, F.S.B., as a transferor, and

•	the purchase agreement pursuant to which Greenwich Capital Financial Products, Inc. purchased certain of the Group II Mortgage Loans from Countrywide Home Loans, Inc. (which mortgage loans together with Greenwich Capital Financial Products, Inc.’s rights under the purchase agreement were subsequently assigned to the seller pursuant to an assignment agreement with the consent of Countrywide Home Loans, Inc.).

The Mortgage Loans were acquired by the seller from the transferors or Greenwich Capital Financial Products, Inc. in the ordinary course of the seller’s business pursuant to the purchase agreements or assignment agreement, as applicable. All of the Mortgage Loans were underwritten by the transferors substantially in accordance with the underwriting criteria specified herein. Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans. Notwithstanding any subservicing arrangements, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if it alone was servicing the Mortgage Loans.

The seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the purchase agreement between the seller and the depositor and relating to certain limited characteristics of the Mortgage Loans. In addition, the seller will represent and warrant that certain of the representations and warranties of the transferors regarding the applicable Mortgage Loans have remained true and correct from the dates as of which such representations and warranties were made until the cut-off date or closing date, as applicable.

Subject to the limitations described in this prospectus supplement under “—Assignment of Mortgage Loans,” the depositor will cause the seller to repurchase, or substitute a similar mortgage loan for, each Mortgage Loan as to which there has been an uncured breach of any representation or warranty made by the seller relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of the Mortgage Loan. In addition, the seller will assign to the depositor, and the depositor will in turn assign to the trustee, the transferors’ representations and warranties regarding the Mortgage Loans and the seller’s rights under the purchase agreements to require the transferors to repurchase, or substitute a similar mortgage loan for, each Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty made by the related transferor with respect to the characteristics of the Mortgage Loan that materially and adversely affects the value of the Mortgage Loan. Under each purchase agreement, the related transferors made the representations and warranties described under “Loan Program—Representations by Originators and Sellers; Repurchases” in the prospectus.

As set forth in the Pooling and Servicing Agreement, the depositor will assign all of its rights against the seller under the purchase agreement (including the seller’s repurchase or substitution obligations with respect to its representations regarding the Mortgage Loans) and all of the seller’s rights against the transferors under the related purchase agreements (including the transferors’ repurchase or substitution obligations with respect to the transferors’ representations regarding the related Mortgage Loans) to the trustee for the benefit of the certificateholders. The trustee will have the right to directly enforce the repurchase or substitution obligations of each transferor under the related purchase agreement with respect to the related Mortgage Loans. The seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer’s contractual servicing obligations under the Pooling and Servicing Agreement.

The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans that will be delivered on the closing date. However, certain Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the final mortgage pool. As a result, the cut-off date information regarding the actual Mortgage Loans delivered on the closing date may vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $449,395,184, which is referred to as the “Cut-off Date Pool Principal Balance.” The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received. Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balance of such Mortgage Loans as of the cut-off date unless otherwise specified. The Mortgage Loans have been divided into two groups of Mortgage Loans (each is referred to as a “loan group”). Set forth below is the approximate aggregate Stated Principal Balance as of the cut-off date of the Mortgage Loans included in each loan group:

Loan Group	Aggregate Cut- off Date Stated Principal Balance
Loan Group I	$93,806,831
Loan Group II	$355,588,353

The aggregate Stated Principal Balance of the Mortgage Loans that is set forth above is subject to a variance of plus or minus five percent.

All of the Mortgage Loans generally have original terms to maturity of 30 or 40 years. All of the Group I Mortgage Loans are interest only loans. An “interest only loan” requires monthly payments of only accrued interest during the period of time from the date of origination to the initial principal payment date for that mortgage loan. Thereafter, the monthly payments will be adjusted so that the entire principal balance of that mortgage loan will be amortized over the remaining term of that mortgage loan. In addition, all of the Mortgage Loans provide that payments are due on the first day of each month (the “Due Date”). Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as “scheduled payments”) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

Except for certain of the Mortgage Loans as specified in the table below, the mortgagors may prepay their Mortgage Loans at any time without charge. Any prepayment charges received on these Mortgage Loans, if any, will not be distributed to certificateholders. None of the Group I Mortgage Loans have prepayment charges.

Loan Group	Number of Mortgage Loans with Prepayment Charges	Percentage of Aggregate Cut-off Date Stated Principal Balance
Loan Group II	654	58.44%

Each mortgage note for the Mortgage Loans will provide for adjustments to the related mortgage rate (the “Mortgage Rate”) after origination at the end of the related initial fixed-rate period, if any, and monthly thereafter, as applicable (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125% for the Group I Mortgage Loans and 0.001% or 0.125% for the Group II Mortgage Loans, of (1) one of (A) the per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)” (the “One-Year MTA Index” or “MTA”) or (B) the average of the London interbank offered rates for one-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 15 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Month LIBOR Index”) (each of the One-Year MTA Index and the One-Month LIBOR Index, a “Mortgage Index”) and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”). Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). Each Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which in some cases is equal to the Gross Margin for that Mortgage Loan.

All the Mortgage Loans in Loan Group II are “Negative Amortization Loans.” The Mortgage Rates for the Negative Amortization Loans are generally fixed for the one or three month period beginning with the month prior to the month in which the first scheduled payment under the mortgage note occurs (and the related Mortgage Rate during such time period may be less than the sum of the One-Year MTA Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the “Payment Caps”) that (i) the amount of the monthly payment (with the exception of each fifth payment adjustment date or the final payment adjustment date) will not increase or, in some cases, decrease, by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds 110% or 115%, as applicable, of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the Negative Mortgage Loan over its remaining term to maturity.

Since the Mortgage Rates on the Negative Amortization Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, the Negative Amortization Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the current Due Date (such excess accrued interest, “Deferred Interest”)); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period.

All of the Group I Mortgage Loans are Adjustable Rate Interest Only Loans, and all of the Group II Mortgage Loans are Negative Amortization Loans.

An “Adjustable Rate Loan” has a mortgage rate that is subject to monthly adjustment after origination based on the One-Month LIBOR Index. An “Adjustable Rate Interest Only Loan” is an Adjustable Rate Loan that has only interest due for approximately 120 months after origination, after which amortization of the principal balance of that Mortgage Loan is required.

The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

	Earliest First Payment Date	Earliest Stated Maturity Date	Latest Stated Maturity Date
Loan Group I	December 2004	November 2034	April 2035
Loan Group II	November 2004	October 2034	April 2045

As of the cut-off date, no Mortgage Loan was delinquent more than 30 days.

As of the cut-off date, it is expected that no Mortgage Loan will be subject to a buydown agreement.

No Mortgage Loan in Loan Group I will provide for deferred interest or negative amortization.

No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 100%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. With regard to the Mortgage Loans specified in the table below, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

Loan Group	Percentage of Aggregate Cut-off Date Stated Principal Balance
Loan Group I	1.46%
Loan Group II	0.42%

Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•	in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except as described in the following sentence.

If the mortgagor is refinancing an existing Mortgage Loan that was originated or acquired by Countrywide Home Loans, Inc., and that existing Mortgage Loan meets the delinquency criteria set forth in the Pooling and Servicing Agreement, then with respect to the refinanced Mortgage Loan,

•	if the loan-to-value ratio at the time of the origination of the Mortgage Loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced or

•	if the loan-to-value ratio at the time of the origination of the Mortgage Loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new Mortgage Loan.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

Annex II sets forth certain characteristics of the Mortgage Loans in each loan group as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date. The sum in any column of the tables may not equal the indicated value due to rounding. In addition, each weighted average FICO credit score set forth in the tables has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available.

Assignment of Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan and the mortgage note, mortgage and other documents relating to the Mortgage Loan (collectively, the “Related Documents”), including all payments received on or with respect to each Mortgage Loan on or after the cut-off date, but not including interest payments due prior to the cut-off date. The depositor will also transfer all of its rights, but not its obligations, under the mortgage loan purchase agreement with the seller. The trustee, concurrently with this transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified in a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information about the principal balance of each Mortgage Loan as of the cut-off date, its Mortgage Rate as well as other information.

Within 90 days of the closing date, the trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and that defect is not cured within 90 days following notification of the defect to the depositor, the depositor will be obligated to cause the seller to either replace the defective mortgage loan with an Eligible Substitute Mortgage Loan or repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided stating that such substitution will not disqualify the trust as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the “Code”). The depositor is obligated to cause the seller to purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the defective mortgage loan, computed at the Mortgage Rate, plus the amount of any costs and damages incurred by the trust fund in connection with the acts giving rise to such purchase that arises out of a violation of any predatory or abusive lending law with respect to the related Mortgage Loan. The purchase price will be deposited in the Certificate Account on or prior to the next succeeding Distribution Date after the substitution or repurchase obligation arises. The obligation of the seller to repurchase or substitute a defective mortgage loan, which will be assigned to the depositor and by the depositor to the trust, is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the trustee or the certificateholders.

In connection with the substitution of an Eligible Substitute Mortgage Loan, the depositor will be required to deposit in the Certificate Account on or prior to the next succeeding Distribution Date after the substitution or repurchase obligation arises an amount (the “Substitution Adjustment Amount”) equal to the excess of the Stated Principal Balance of the related defective mortgage loan over the principal balance of the Eligible Substitute Mortgage Loan.

An “Eligible Substitute Mortgage Loan” is a mortgage loan substituted by the depositor for a defective mortgage loan that must, on the date of the substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

•	have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance) of not more than 10% less than the Stated Principal Balance of the defective mortgage loan;

•	have a Mortgage Rate not less than the Mortgage Rate of the defective mortgage loan and not more than 1% in excess of the Mortgage Rate of the defective mortgage loan;

•	have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the defective mortgage loan;

•	have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the defective mortgage loan;

•	have the same Mortgage Index, Payment Caps, reset period, periodic rate cap, maximum negative amortization percentage, and recast provisions, as applicable, as the defective mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the defective mortgage loan;

•	have a remaining term to maturity of not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

•	comply with each representation and warranty set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution);

•	have an original loan-to-value ratio not greater than that of the defective mortgage loan; and

•	be secured by the same type of mortgaged property as the defective mortgage loan or a detached single family residence.

More than one Eligible Substitute Mortgage Loan may be substituted for a defective mortgage loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the depositor with respect to each mortgage loan (e.g., cut-off date principal balance and the Mortgage Rate). In addition, the seller will represent and warrant, on the closing date, that, among other things:

•	at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and

•	each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws.

Certain of these representations will be made on the basis of representations made to the seller by the various transferors of the Mortgage Loans. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the depositor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the depositor will cause the seller to substitute for the defective mortgage loan an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trustee. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the certificateholders.

Underwriting Process—Countrywide Home Loans, Inc.

All of the Mortgage Loans in Loan Group I and approximately 96.65% of the Mortgage Loans in Loan Group II, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, were originated by Countrywide Home Loans, Inc. (“Countrywide Home Loans”) in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under “Loan Program—Underwriting Process” in the prospectus.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood of default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). As of the cut-off date, approximately 33.71% of the Mortgage Loans in Loan Group I, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, and none of the Mortgage Loans in Loan Group II will have been underwritten pursuant to Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Generally, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans, except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000. Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans’ underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”) and a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”).

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum. As of the cut-off date, approximately 17.53% and 65.94% of the Mortgage Loans in Loan Groups I and II, respectively, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, have been originated by Countrywide Home Loans under the Reduced Documentation Program where the debt-to-income ratios were not calculated as described above.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the

CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, is to 95%.

As of the cut-off date, none of the Mortgage Loans in Loan Group I and approximately 0.08% of the Mortgage Loans in Loan Group II, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

As of the cut-off date, none of the Mortgage Loans in Loan Group I and approximately 3.58% of the Mortgage Loans in Loan Group II, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, have been originated by Countrywide Home Loans under the Stated Income/Stated Asset Program.

Underwriting Process – General

The Mortgage Loans that will be transferred to the trust fund other than those originated or acquired by the transferors described above have been originated or acquired generally in accordance with the procedures set forth in the prospectus under “Loan Program – Underwriting Process.”

THE SELLER

Belvedere Trust Finance Corporation (“Belvedere Finance”) is a wholly owned subsidiary of Belvedere Trust Mortgage Corporation (“Belvedere Trust”), which is in turn a wholly owned subsidiary of Anworth Mortgage Asset Corporation. Belvedere Trust was formed as a qualified REIT subsidiary to acquire and own mortgage loans, with a focus on the high credit quality jumbo adjustable rate, hybrid and second-lien mortgage markets. Belvedere Trust intends to securitize the mortgage loans it acquires and may retain certain of the mortgage backed securities for investment. Belvedere Finance was incorporated in the state of Delaware on November 3, 2003. The principal place of business of both Belvedere Trust and Belvedere Finance is 1299 Ocean Avenue, Santa Monica, California 90401 and the telephone number is (310) 255-4493. Neither Belvedere Finance, Belvedere Trust nor any of their respective affiliates will insure or guarantee distributions on the offered certificates.

THE DEPOSITOR

BellaVista Funding Corporation (the “Depositor”) is a Delaware corporation incorporated on July 20, 2004. The Depositor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history. It is a wholly owned subsidiary of Belvedere Finance. The depositor maintains its principal office at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401. Its telephone number is (310) 255-4443. See “The Depositor” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

The Mortgage Pass-Through Certificates, Series 2005-2, will be issued pursuant to the Pooling and Servicing Agreement. The form of the Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, these sections or defined terms are incorporated into this prospectus supplement by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of BellaVista Funding Corporation, Belvedere Trust Finance Corporation, Countrywide Home Loans Servicing LP or any of their respective affiliates.

General

The Mortgage Pass-Through Certificates, Series 2005-2 will consist of (a) the Class I-A, Class II-A-1, Class II-A-2, Class I-A-X, Class II-A-X, Class II-PO, Class B-X, Class B-PO and Class A-R Certificates (all of which are together referred to as “Senior Certificates”) and (b) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (the “Subordinated Certificates”). The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates are referred to in this prospectus supplement as the “Senior Subordinated Certificates.” The Senior Certificates and the Subordinated Certificates are collectively referred to herein as the “certificates.”

Only the classes of certificates listed on the cover page are offered by this prospectus supplement (the “offered certificates”). The Class B-5, Class B-6 and Class B-7 Certificates are not offered by this prospectus supplement and are referred to in this prospectus supplement as the “private certificates.” Their initial Class Certificate Balances are expected to be approximately $1,797,000, $2,246,000 and $1,351,984, respectively. The pass-through rate for each class of the private certificates will be calculated as described in this prospectus supplement under “—Interest” below. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page hereof or described below. The initial Class Certificate Balances or initial Notional Amounts may vary in the aggregate by plus or minus 5%. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

The “Class Certificate Balance” of any class of certificates (other than the Class X Certificates) as of any date is the initial Class Certificate Balance of the class listed on the cover page of this prospectus supplement or in the previous paragraph reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class, and

in the case of the Group II Senior Certificates, the Subordinated Certificates and the Class B-PO Certificates, increased by;

•	the amount of Net Deferred Interest added to the Class Certificate Balance of the applicable class of certificates, as described in this prospectus supplement under “—Interest,”

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority (from highest to lowest), by the amount of Subsequent Recoveries for a loan group distributed as principal to that class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

In addition, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Net Deferred Interest and Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period). Additionally, if the Class Certificate Balances of the Subordinated Certificates are reduced to zero as a result of the allocation of Realized Losses, any Realized Losses on the Mortgage Loans in a loan group will be allocated to the related Senior Certificates (other than the Class I-A-X, Class II-A-X and Class B-X Certificates), pro rata; provided, however, that any Realized Losses that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated to the Class II-A-2 Certificates until its Class Certificate Balance is reduced to zero.

The Class I-A-X, Class II-A-X and Class B-X Certificates do not have Class Certificate Balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

The Senior Certificates (other than the Class X Certificates) will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in the trust fund of approximately 94.75%. The Class Subordination Percentage (as described below) of each class of Subordinated Certificates as of the closing date, which represents the initial beneficial ownership of each such class in the trust fund, is approximately as follows:

Subordinated Certificates	Class Subordination Percentage
Class B-1	1.65%
Class B-2	1.25%
Class B-3	0.95%
Class B-4	0.20%
Class B-5	0.40%
Class B-6	0.50%
Class B-7	0.30%

Certificate Groups

The Class I-A, Class I-A-X and Class A-R Certificates relate to Loan Group I; and the Class II-A-1, Class II-A-2, Class B-PO and Class II-A-X Certificates relate to Loan Group II. The classes of Senior Certificates related to a particular loan group are referred to as a “Senior Certificate Group.”

Generally, each class of Senior Certificates (other than the Class B-X Certificates) will receive distributions from the related loan group. The Subordinated Certificates and the Class B-X Certificates may receive distributions from any loan group as described herein.

Interest Only Certificates

The Class I-A-X, Class II-A-X and Class B-X Certificates are sometimes referred to in this prospectus supplement as the “Class X Certificates.”

The notional amount (“Notional Amount”) of the Class I-A-X Certificates as of any date will be equal to the Class Certificate Balance of the Class I-A Certificates as of such date. The Notional Amount of the Class II-A-X Certificates as of any date will be equal to the aggregate Class Certificate Balance of the Class II-A-1, Class II-A-2 and Class II-PO Certificates as of such date. The Notional Amount of the Class B-X Certificates as of any date will be equal to the aggregate Class Certificate Balance of the Class B-PO and Subordinated Certificates as of such date.

For purposes of making interest distributions on the Class B-X Certificates, a portion of the Notional Amount of the Class B-X Certificates is related to each loan group. Each portion for a loan group and any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period over the aggregate Class Certificate Balance of the related classes of Senior Certificates (other than the Class B-PO Certificates) immediately prior to such Distribution Date.

As of the closing date, the initial Notional Amount of the Class I-A-X, Class II-A-X and Class B-X Certificates will be approximately $88,882,000, $336,920,050 and $23,593,034, respectively, subject to the permitted variance described in this prospectus supplement.

Subordinated Portions

A portion of each loan group is related to the Subordinated Certificates. Each such portion (a “Subordinated Portion”) for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period over the sum of the Class Certificate Balances of the related Senior Certificates immediately prior to such Distribution Date.

Book-Entry Certificates

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that equal the aggregate initial Class Certificate Balance of each class of certificates and will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates (other than the PO Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Beneficial interests in the PO Certificates may be held in minimum denominations representing an original principal amount of $.01 and integral multiples of $.01 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Certificates Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate. The person in whose name a certificate is registered as such in the certificate register is referred to herein as a certificateholder. The certificates will not be listed on any securities exchange.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the depositor, the seller, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Determination of LIBOR

The Class I-A, Class II-A-1, Class II-A-2 and the Subordinated Certificates are collectively referred to as the “LIBOR Certificates” and will bear interest during each interest accrual period at the applicable pass-through rate determined as described under “—Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of the interest accrual period applicable to the LIBOR Certificates (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers’ Association (“BBA”) “interest settlement rate” for one-month deposits in U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest settlement rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such interest settlement rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the LIBOR Certificates will be calculated in accordance with the method described in the prospectus under “Description of the Securities—Indices Applicable to Floating Rate and Inverse Floating Rate Classes—LIBOR.”

Payments on Mortgage Loans; Accounts

On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the Pooling and Servicing Agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”).

Distributions

Distributions on the certificates will be made by the trustee on the first business day following each Master Servicer Remittance Date (each, a “Distribution Date”), commencing in June 2005, to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Master Servicer Remittance Date” is the 19th day of each month, or, if that day is not a business day, the first business day thereafter. The “Record Date” for the holders of the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, if the LIBOR Certificates are held as book-entry certificates. For each class of certificates that is not a LIBOR Certificate, and the LIBOR Certificates, if no longer held as book-entry certificates, and any Distribution Date, the Record Date will be the last business day of the month preceding the month of that Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions

As more fully described in this prospectus supplement, distributions on the Senior Certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the Senior Certificates related to such other loan group. Distributions on the Subordinated Certificates will be based on any remaining Available Funds for Loan Group I and Loan Group II for such Distribution Date, after giving effect to distributions on all classes of Senior Certificates in the following order of priority:

•	to interest on each interest-bearing class of Senior Certificates relating to each loan group (or the portion related to such loan group in the case of the Class B-X Certificates), concurrently and on a pro rata basis, based on their respective interest distribution amounts; provided, however, that the amount of interest otherwise distributable to the Class X Certificates (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class II-A-X and Class B-X Certificates on such Distribution Date) will be deposited into the Carryover Shortfall Reserve Fund (as defined below) and will not be distributed to the Class X Certificates except as described below;

•	to principal of each class of Senior Certificates relating to each loan group (other than the Class X Certificates) then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under “—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•	to interest on and principal of the classes of the Senior Certificates not relating to that loan group (other than, in the case of principal, the Class X Certificates) in the manner, order and priority described in this prospectus supplement under “—Transfer Payments”;

•	from remaining Available Funds from all loan groups, to interest on and then principal of each class of Subordinated Certificates, in the order of their numerical class designations, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth in this prospectus supplement under “—Interest” and “—Principal”;

•	from amounts in the Carryover Shortfall Reserve Fund, in the manner, order and priority described in this prospectus supplement under “—Carryover Shortfall Reserve Fund”; and

•	any remaining amounts from all loan groups, to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•	all scheduled installments of interest (net of the related expense fees and, with respect to the Mortgage Loans in Loan Group II, after taking into account reductions due to Deferred Interest on the Mortgage Loans in that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•

all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with

(a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•	all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with all interest paid in connection with such prepayments and any related Compensating Interest; and

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the master servicer as of the Distribution Date;

minus

•	amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the Pooling and Servicing Agreement;

plus

•	Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date;

minus

•	Transfer Payments Made, plus interest thereon, from such loan group for such Distribution Date.

“Prepayment Period” means, with respect to any Distribution Date, the calendar month immediately preceding that Distribution Date.

Interest

The classes of certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

Group I Senior Certificates

The pass-through rate for the Class I-A Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the least of (a) 10.50%, (b) LIBOR plus the applicable Pass-Through Margin and (c) the related Net WAC Cap. The “Pass-Through Margin” for the Class I-A Certificates for the interest accrual period related to each Distribution Date is as follows:

	(1)	(2)
Class I-A	0.25%	0.50%

(1)	For the interest accrual period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)	For each other interest accrual period.

The “Optional Termination Date” is the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

The pass through rate for the Class I-A-X Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the greater of (i) the Weighted Average Adjusted Net Mortgage Rate of the Group I Mortgage Loans, minus the pass-through rate of the Class I-A Certificates for that Distribution

Date (in the case of the first distribution date, adjusted to reflect the accrual of interest on the basis of a 360-day year consisting of twelve 30-day months) and (ii) zero. On each Distribution Date, the interest that would otherwise be distributable to the Class I-A-X Certificates based on the pass through rate described above will be deposited in the Carryover Shortfall Reserve Fund. See “—Carryover Shortfall Reserve Fund” below.

The pass-through rate for the Class A-R Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group I Mortgage Loans. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 4.351% per annum.

Group II Senior Certificates

The pass-through rate for the Class II-A-1 and Class II-A-2 Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the least of (a) in the case of the Class II-A-1 Certificates, 11.00% and, in the case of the Class II-A-2 Certificates, 10.50%, (b) LIBOR plus the applicable Pass-Through Margin and (c) the related Net WAC Cap. The “Pass-Through Margins” for the Class II-A-1 and Class II-A-2 Certificates for the interest accrual period related to each Distribution Date are as follows:

	(1)	(2)
Class II-A-1	0.25%	0.50%
Class II-A-2	0.32%	0.64%

(1)	For the interest accrual period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)	For each other interest accrual period.

The pass through rate for the Class II-A-X Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the greater of (i) the Weighted Average Adjusted Net Mortgage Rate of the Group II Mortgage Loans, minus the weighted average pass-through rate of the Class II-A-1, Class II-A-2 and Class II-PO Certificates for that Distribution Date (weighted on the basis of the Class Certificate Balances of the Class II-A-1, Class II-A-2 and Class II-PO Certificates and adjusted to reflect the accrual of interest on the basis of a 360-day year consisting of twelve 30-day months) and (ii) zero. On each Distribution Date, the interest that would otherwise be distributable to the Class II-A-X Certificates based on the pass through rate described above (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class II-A-X Certificates on such Distribution Date), will be deposited in the Carryover Shortfall Reserve Fund. See “—Carryover Shortfall Reserve Fund” below.

For each interest accrual period related to each Distribution Date, the pass-through rate for the Class II-PO Certificates will be zero.

Class B-X and Class B-PO Certificates

The pass through rate for the Class B-X Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the greater of (i) the Net WAC Cap for the Subordinated Certificates (adjusted to reflect the accrual of interest on the basis of a 360-day year consisting of twelve 30-day months), minus the weighted average pass-through rate of the Subordinated and Class B-PO Certificates for that Distribution Date (weighted on the basis of the Class Certificate Balances of the Subordinated and Class B-PO Certificates and adjusted to reflect the accrual of interest on the basis of a 360-day year consisting of twelve 30-day months) and (ii) zero. On each Distribution Date, the interest that would otherwise be distributable to the Class B-X Certificates based on the pass through rate described above (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class B-X Certificates on such Distribution Date), will be deposited in the Carryover Shortfall Reserve Fund. See “—Carryover Shortfall Reserve Fund” below.

For each interest accrual period related to each Distribution Date, the pass-through rate for the Class B-PO Certificates will be zero.

Subordinated Certificates

The pass-through rate for each class of Subordinated Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the least of (a) 10.50%, (b) LIBOR plus the applicable Pass-Through Margin and (c) the related Net WAC Cap. The “Pass-Through Margin” for each class of Subordinated Certificates for the interest accrual period related to each Distribution Date is as follows:

	(1)	(2)
Class B-1	0.50%	0.750%
Class B-2	0.68%	1.020%
Class B-3	1.45%	2.175%
Class B-4	1.75%	2.625%
Class B-5	1.75%	2.625%
Class B-6	1.75%	2.625%
Class B-7	1.75%	2.625%

(1)	For the interest accrual period for each Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each other interest accrual period.

Defined Terms Used in Interest Calculations

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Net WAC Cap” with respect to the Class I-A, Class II-A-1 and Class II-A-2 Certificates for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rates of the Mortgage Loans in the related loan group for such Distribution Date, adjusted for the related interest accrual period.

The “Net WAC Cap” with respect to Subordinated Certificates for any Distribution Date will be the sum of the following for each loan group: the product of (x) the Weighted Average Adjusted Net Mortgage Rates of the Mortgage Loans in that loan group, adjusted for the related interest accrual period and (y) a fraction, the numerator of which is the related Subordinated Portion immediately prior to that Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Subordinated Certificates immediately prior to that Distribution Date.

Interest Distribution Amounts

On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class and any Distribution Date will be equal to the sum of (a) interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Notional Amount, as applicable, as of the last day of the related interest accrual period and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”), reduced by any Net Deferred Interest on the Group II Mortgage Loans allocated to such class of certificates.

The interest accrual period for the Class I-A Certificates for any Distribution Date will be the period commencing on the 20th day of the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the initial interest accrual period) and ending on the 19th day of the month of that Distribution Date. The interest accrual period for the Class II-A-1, Class II-A-2 and Subordinated Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the initial interest accrual period) and ending on the day preceding that Distribution Date. The interest accrual period for the Class A-R, Class I-A-X, Class II-A-X and Class B-X Certificates for any Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Interest for the Class II-A-1, Class II-A-2 and Subordinated Certificates for any interest accrual period will be calculated and payable on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period. Interest for the Class I-A, Class I-A-X, Class II-A-X, Class B-X and Class A-R Certificates for any interest accrual period will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Carryover Shortfall Amounts

For any class of LIBOR Certificates and any Distribution Date, the “Carryover Shortfall Amount” for such class will equal the sum of (a) the excess, if any, of (i) the amount of interest that such class would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the related Net WAC Cap up to but not exceeding the applicable Maximum Rate, over (ii) the actual amount of interest such class is entitled to receive for such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable pass-through rate, without giving effect to the related Net WAC Cap (up to the applicable Maximum Rate)). The portion of any Carryover Shortfall Amount for the LIBOR Certificates arising on a Distribution Date will be paid to such class on that Distribution Date from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund, provided, that, with respect to the Class II-A-1 and Class II-A-2 Certificates, any Carryover Shortfall Amount for these certificates will first be paid from payments pursuant to the related Yield Maintenance Agreement and then from amounts on deposit in the Carryover Shortfall Reserve Fund. Any Carryover Shortfall Amount for a class of LIBOR Certificates remaining unpaid on a Distribution Date after all distributions will be paid on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund. See “—Carryover Shortfall Reserve Fund” below.

Allocation of Net Deferred Interest

With respect to each Group II Mortgage Loan and each related Due Date, “Deferred Interest” will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the Mortgage Rates of the Group II Mortgage Loans adjust monthly, while the monthly payment adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

With respect to each Distribution Date the “Net Deferred Interest” is equal to the excess, if any, of the Deferred Interest that accrued on the Group II Mortgage Loans as described above, over the Principal Prepayment Amount for such Mortgage Loans for that Distribution Date.

For any Distribution Date, the “Principal Prepayment Amount” for Loan Group II is equal to the sum of all voluntary partial and full principal prepayments received on the Group II Mortgage Loans in the related Prepayment Period. For any Distribution Date, the “Net Prepayments” for Loan Group II is equal to the excess, if any, of the (i) Principal Prepayment Amount for Loan Group II over (ii) the aggregate amount of Deferred Interest accrued on the Group II Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date. On each Distribution Date, the excess, if any, of the Principal Prepayment Amount for Loan Group II over the Net Prepayments for the Loan Group II for that Distribution Date will be distributed to the Class II-A-1, Class II-A-2, Class II-A-X, Class B-X and Subordinated Certificates as a distribution of interest on that Distribution Date in accordance with the priorities set forth above and will not be distributed as principal on those certificates on that Distribution Date.

On each Distribution Date, the Net Deferred Interest, if any, will be allocated to the Class II-A-1, Class II-A-2, Class II-A-X, Class B-X and Subordinated Certificates in an amount equal to the excess, if any, of (i) the amount of interest that accrued on such class of certificates at its respective pass-through rate during the interest accrual period related to that Distribution Date, over (ii) the amount of interest that would have accrued on such class at the Adjusted Cap Rate for the interest accrual period related to that Distribution Date. The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates; provided, however, that any Net Deferred Interest allocated to the Class II-A-X and Class B-X Certificates shall be added to the Class Certificate Balance of the Class II-PO and Class B-PO Certificates, respectively.

The “Adjusted Cap Rate” for the Class II-A-1, Class II-A-2 and Subordinated Certificates for any Distribution Date will equal the related Net WAC Cap computed for this purpose by first reducing the Weighted Average Adjusted Net Mortgage Rates of the Group II Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the Group II Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the first day of the prior calendar month.

The “Adjusted Cap Rate” for the Class II-A-X Certificates for any Distribution Date will equal the pass-through rate for the Class II-A-X Certificates computed for this purpose by (A) reducing the Weighted Average Adjusted Net Mortgage Rates of the Group II Mortgage Loans by a per annum rate equal to (i) the product of (a) the Net Deferred Interest for the Group II Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the first day of the month prior to such Distribution Date and (B) computing the pass-through rate of the Class II-A-1 and Class II-A-2 Certificates by substituting “Adjusted Cap Rate” for “Net WAC Cap” in the calculation thereof.

The “Adjusted Cap Rate” for the Class B-X Certificates for any Distribution Date will equal the pass-through rate for the Class B-X Certificates computed for this purpose by (A) reducing the Weighted Average Adjusted Net Mortgage Rates of the Group II Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the Group II Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the first day of the month prior to such Distribution Date and (B) computing the pass-through rate of the Subordinated Certificates by substituting “Adjusted Cap Rate” for “Net WAC Cap” in the calculation thereof.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the interest-bearing classes of Senior Certificates and (b) all loan groups, with respect to the Subordinated Certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all classes of the related Senior Certificates and the classes of Subordinated Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the Subordinated Certificates, be deemed to be entitled to receive, based on each Subordinated Class’ share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Loan Group and (y) the excess, if any, of the Compensating Interest for each other Loan Group over the prepayment interest shortfalls for that Loan Group. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month’s interest at the related Mortgage Rate, net of the Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

For purposes of allocating Net Interest Shortfalls for a loan group to the Subordinated Certificates on any Distribution Date, the amount of interest each such class of Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the first Senior Termination Date, Net Interest Shortfalls for the related loan group or loan groups will be allocated to the Subordinated Certificates based on the amount of interest each such class of Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus. A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification shall not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this prospectus supplement under “—Priority of Distributions” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest such class would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Carryover Shortfall Reserve Fund

On the closing date, the trustee will establish a reserve fund (the “Carryover Shortfall Reserve Fund”). On the closing date, the depositor will cause $1,000 to be deposited in the Carryover Shortfall Reserve Fund.

On each Distribution Date, all amounts paid by the Cap Counterparty under the Yield Maintenance Agreement related to the Class II-A-1 Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed in the following order of priority,

•	first, to the Class II-A-1 Certificates, in an amount up to the amount of any Carryover Shortfall Amount with respect to such class of certificates for that Distribution Date, and

•	second, any remaining amounts, to the Class II-A-X Certificates.

On each Distribution Date, all amounts paid by the Cap Counterparty under the Yield Maintenance Agreement related to the Class II-A-2 Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed in the following order of priority,

•	first, to the Class II-A-2 Certificates, in an amount up to the amount of any Carryover Shortfall Amount with respect to such class of certificates for that Distribution Date, and

•	second, any remaining amounts, to the Class II-A-X Certificates.

On each Distribution Date, all amounts distributable as interest to the Class X Certificates (after the reduction due to Net Deferred Interest and Net Interest Shortfalls, if any) will be deposited in the Carryover Shortfall Reserve Fund and will be distributed in the following order of priority,

•	first, to the Class I-A, Class II-A-1, Class II-A-2 and Subordinated Certificates (in the case of the Class II-A-1 and Class II-A-2 Certificates, to the extent not covered by amounts paid pursuant to the related Yield Maintenance Agreement), concurrently and proportionately, based upon the amount of any Carryover Shortfall Amounts with respect to such classes of certificates remaining after application of any amounts paid pursuant to the Yield Maintenance Agreements, if any, in an amount up to the amount of any Carryover Shortfall Amount with respect to each such class of certificates for that Distribution Date and any Carryover Shortfall Amounts remaining unpaid from prior Distribution Dates, and

•	second, any remaining amounts, to the Class I-A-X, Class II-A-X and Class B-X Certificates, concurrently and pro rata, based upon the actual amount of interest such classes are entitled to receive for such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls and prior to the deposit of such amounts in the Carryover Shortfall Reserve Fund).

To the extent amounts in respect of interest otherwise payable to the Class X Certificates are used to pay Carryover Shortfall Amounts and are not paid to the Class X Certificates, a holder of the Class X Certificates will not be entitled to reimbursement for such amounts from the trust fund.

Yield Maintenance Agreements

The trust fund will have the benefit of two yield maintenance agreements (each, a “Yield Maintenance Agreement”) between the trustee and The Royal Bank of Scotland plc (“RBS” or the “Cap Counterparty”), entered into on or before the Closing Date, which is intended to partially mitigate the basis risk to the Class II-A-1 and Class II-A-2 Certificates, respectively.

RBS is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. RBS Group’s operations are principally centered in the United Kingdom. The short-term unsecured and unguaranteed debt obligations of RBS are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch, Inc. Except for the information provided in this paragraph, neither RBS nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. RBS is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

On each Distribution Date beginning in July 2005, payments, if any, by the Cap Counterparty under the Yield Maintenance Agreement related to the Class II-A-1 Certificates will generally equal the product of (i) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360, (ii) the excess, if any, of (x) the lesser of (A) LIBOR and (B) 11.00%, over (y) the related Strike Rate and (iii) the lesser of (x) the Class Certificate Balance of the Class II-A-1 Certificates immediately prior to such Distribution Date and (iii) the related Yield Maintenance Notional Balance. On each Distribution Date beginning in July 2005, payments, if any, by the Cap Counterparty under the Yield Maintenance Agreement related to the Class II-A-2 Certificates will generally equal the product of (i) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360, (ii) the excess, if any, of (x) the lesser of (A) LIBOR and (B) 10.50%, over (y) the related Strike Rate and (iii) the lesser of (x) the Class Certificate Balance of the Class II-A-2 Certificates immediately prior to such Distribution Date and (iii) the related Yield Maintenance Notional Balance.

The “Yield Maintenance Notional Balance” and related “Strike Rate” for each Yield Maintenance Agreement and each Distribution Date is set forth in Annex III to this prospectus supplement. Payments, if any, made pursuant to the Yield Maintenance Agreements will start on the Distribution Date in July 2005. After the

Distribution Date in November 2015, the Yield Maintenance Notional Balances for each Yield Maintenance Agreement will be equal to zero, and the Yield Maintenance Agreements will terminate.

The Cap Counterparty will be obligated to make payments under the related Yield Maintenance Agreement to the trustee, on behalf of the trust fund, when LIBOR exceeds the Strike Rate specified on Annex III to this prospectus supplement for that Distribution Date, provided that such payment is limited when LIBOR exceeds 11.00%, in the case of the Class II-A-1 Certificates, and 10.50%, in the case of the Class II-A-2 Certificates.

On each Distribution Date on which a payment is made by the Cap Counterparty under a Yield Maintenance Agreement, the trustee will deposit it into the Carryover Shortfall Reserve Fund for distribution as set forth in “—Carryover Shortfall Reserve Fund” above. There can be no assurance, however, that payments by the Cap Counterparty under a Yield Maintenance Agreement will be sufficient on any Distribution Date to pay any Carryover Shortfall Amount with respect to the Class II-A-1 or Class II-A-2 Certificates.

With respect to any Distribution Date, amounts received by the trustee pursuant to a Yield Maintenance Agreement in excess of the amounts distributable to the related class of certificates for that Distribution Date in respect of Carryover Shortfall Amounts will be paid to the Class II-A-X Certificates.

Unless terminated earlier, each Yield Maintenance Agreement will terminate after the Distribution Date in November 2015. Each Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Counterparty or the trust fund, the failure by the Cap Counterparty (within three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under such Yield Maintenance Agreement, the failure by the Cap Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Yield Maintenance Agreement, and such Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

Principal

On each Distribution Date, the Principal Amount for each loan group will be distributed as principal first, with respect to the related classes of Senior Certificates in an amount up to the related Senior Principal Distribution Amount for such loan group and second, as principal of the Subordinated Certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

1.	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

2.	the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the Pooling and Servicing Agreement as of the Distribution Date,

3.	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

4.	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

5.	with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

6.	(a) for Loan Group I, all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period and (b) for Loan Group II, Net Prepayments on the Mortgage Loans in that loan group received during the related Prepayment Period, and

7.	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

plus

•	the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for such loan group and Distribution Date.

Transfer Payments

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the Senior Certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group (the “Undercollateralized Group”), then the following will occur:

•	the Available Funds in the loan group that is not an Undercollateralized Group (the “Overcollateralized Group”) will be reduced, after distributions of interest to the Senior Certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•	the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the Senior Certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Senior Certificates of the Undercollateralized Group until the aggregate Class Certificate Balance of the Senior Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount

On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of Senior Certificates, in the following order of priority:

•	with respect to Loan Group I, sequentially, first, to the Class A-R Certificates until its Class Certificate Balance is reduced to zero, and second, to the Class I-A Certificates until its Class Certificate Balance is reduced to zero; and

•	with respect to Loan Group II, sequentially, first, concurrently, to the Class II-A-1 and Class II-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, and second, to the Class II-PO and Class B-PO Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•	the related Senior Percentage of all amounts described in items 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of amounts described in clause 6.(a) or 6.(b), as applicable, of the definition of Principal Amount for that loan group and that Distribution Date,

•	the related Senior Prepayment Percentage of amounts described in clause 7. of the definition of Principal Amount for that loan group and that Distribution Date, and

•	any Transfer Payments Received for that loan group related to principal and Distribution Date;

provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Principal Distribution Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all the Mortgage Loans, as opposed to only the Mortgage Loans in the related loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related mortgagor, (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance pursuant to the terms of the related mortgage note on or prior to such Due Date. The “pool principal balance” with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

The “Senior Percentage” for any Senior Certificate Group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of Senior Certificates of such Senior Certificate Group immediately before that Distribution

Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Percentage of the remaining Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of Senior Certificates of such remaining Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before such Distribution Date.

The “Aggregate Senior Percentage” means for any Distribution Date, the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of Senior Certificates immediately before that Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of the certificates immediately before that Distribution Date.

For any Distribution Date on and prior to the first Senior Termination Date, the “Subordinated Percentage” for the portion of the Subordinated Certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that loan group on such Distribution Date. After the first Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Subordinated Certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a Senior Certificate Group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following two paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the related Loan Group evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

With respect to each Senior Certificate Group, the Senior Prepayment Percentage of each such Senior Certificate Group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Aggregate Senior Percentage exceeds the Aggregate Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for each Senior Certificate Group for the Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group for any Distribution Date will occur unless both of the step down conditions listed below are satisfied with respect to all the Mortgage Loans:

•	the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinated Certificates as of the last day of the interest accrual period related to the Distribution Date, does not equal or exceed 50%, and

•	cumulative Realized Losses on the Mortgage Loans do not exceed

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the Subordinated Certificates as of the closing date (the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in May 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the aggregate Class Certificate Balance of the Subordinated Certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in May 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the aggregate Class Certificate Balance of the Subordinated Certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Termination Date” for a Senior Certificate Group is the date on which the aggregate Class Certificate Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

If on any Distribution Date the allocation to the class or classes of Senior Certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount

On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount for each loan group up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance) from both loan groups, in each case to the extent of the amount available from Available Funds for both loan groups for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the classes of Subordinated

Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of Subordinated Certificates (other than the class of Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentage of such class and all classes of Subordinated Certificates that have higher numerical class designations than such class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and prepayments in full (or with respect to Loan Group II, Net Prepayments) from either loan group will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and prepayments in full (or with respect to Loan Group II, Net Prepayments) otherwise distributable to the Restricted Classes will be allocated among the remaining classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of Subordinated Certificates will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of Subordinated Certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of Certificates immediately before such Distribution Date.

On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

Original Applicable Credit Support Percentage
Class B-1	5.25%
Class B-2	3.60%
Class B-3	2.35%
Class B-4	1.40%
Class B-5	1.20%
Class B-6	0.80%
Class B-7	0.30%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•	the Subordinated Percentage for that loan group of all amounts described in items 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date,

•	the related Subordinated Prepayment Percentage for that loan group of the amounts described in clause 6.(a) or 6.(b), as applicable, of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the related Subordinated Prepayment Percentage for that loan group of the amounts described in clause 7. of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for that loan group.

On any Distribution Date after the first Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

Residual Certificates

The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the Senior Certificates and interest and principal on the Subordinated Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the amount of any Realized Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinated Certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero and second, to the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Class Certificate Balances. However, any Realized Losses that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated to the Class II-A-2 Certificates until its Class Certificate Balance is reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. See “Credit Enhancement—Subordination” in this prospectus supplement.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the Subordinated Certificates is reduced to zero.

Optional Purchase of Defaulted Loans

The master servicer will exercise its discretion, consistent with customary servicing procedures and the terms of the Pooling and Servicing Agreement, with respect to the enforcement and servicing of a defaulted Mortgage Loan in such a manner as will maximize the receipt of principal and interest owing on the Mortgage Loan, including selling the Mortgage Loan to a third party, modifying the Mortgage Loan or foreclosing upon the related mortgaged property. In addition, the master servicer may, at its option but subject to the conditions set forth in the Pooling and Servicing Agreement, purchase from the trust fund any Mortgage Loan that is delinquent in payment by

151 days or more (provided, however, that such option will expire as of the last day of the calendar quarter during which such Mortgage Loan became 151 days delinquent). Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Reports to Certificateholders

The trustee may, at its option, make the information described in the prospectus under “Description of the Securities—Reports to Securityholders” available to certificateholders on the trustee’s website (assistance in using the website service may be obtained by calling the trustee’s customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its Corporate Trust Office.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of offered certificates is the Distribution Date in May 2045. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

Termination; Purchase of Mortgage Loans

The trust fund will terminate on the Distribution Date following the earliest of (1) the Distribution Date on which the Class Certificate Balances or Notional Amounts, as applicable, of all of the certificates has been reduced to zero, (2) the final payment or other liquidation of the last Mortgage Loan in the trust fund and (3) the optional purchase by the depositor of the Mortgage Loans.

The depositor may purchase all of the remaining assets of the trust fund, and thereby effect early retirement of the certificates, after the aggregate Stated Principal Balance of the Mortgage Loans and real estate owned by the trust fund is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. The purchase shall be accomplished by deposit into the Distribution Account of the applicable purchase price. If the depositor exercises the option, the purchase price distributed with respect to each related certificate will be 100% of its then outstanding Class Certificate Balance and any unpaid accrued interest thereon at the applicable pass-through rate, in each case subject to reduction as provided in the Pooling and Servicing Agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans. Distributions on the certificates in respect of any optional termination will first be paid to the Senior Certificates and then to the Subordinated Certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under See “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities—Tax and Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Non-Economic Residual Interest Securities” in the prospectus. The Class A-R Certificates (in addition to other ERISA-restricted classes of certificates, as described in the Pooling and Servicing Agreement) may not be acquired by a Plan. See “ERISA

Considerations” in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

Voting Rights

Under the Pooling and Servicing Agreement, 1% of the voting rights (the “Voting Rights”) will be allocated to each of the Class X Certificates. The remainder of the Voting Rights will be allocated among the classes of the certificates in proportion to their respective Class Certificate Balances. Voting Rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

The Trustee

The Bank of New York will be the trustee under the Pooling and Servicing Agreement. The depositor, the seller and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration MBS Unit or at any other address the trustee designates from time to time.

CREDIT ENHANCEMENT

Subordination

The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates, and the rights of the holders of each class of Subordinated Certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the classes of Subordinated Certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the holders of the Senior Certificates and the holders of Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses. In addition, Realized Losses that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated to the Class II-A-2 Certificates until the Class Certificate Balance of the Class II-A-2 Certificates is reduced to zero.

All Realized Losses incurred on the Mortgage Loans will be allocated first to the Subordinated Certificates in reverse numerical order, until their Class Certificate Balances have been reduced to zero.

SERVICING OF THE MORTGAGE LOANS

General

The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The master servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. As of the closing date, it is expected that Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans.

Countrywide Home Loans Servicing LP (“Countrywide Servicing”) will act as master servicer. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). Countrywide GP, Inc.

owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of March 31, 2005, Countrywide Servicing had a net worth of approximately $13.2 billion.

In its capacity as master servicer, Countrywide Servicing will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. Countrywide Servicing may perform any of its obligations under the pooling and servicing agreement through one or more subservicers, which may include Countrywide Home Loans. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if Countrywide Servicing alone were servicing the Mortgage Loans.

Countrywide Home Loans

Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2005, Countrywide Home Loans provided servicing for approximately $893.405 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Foreclosure, Delinquency and Loss Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans’ loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following tables summarize the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all conforming and non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans. The columns in the tables below may not total due to rounding.

	At February 28,	At December 31,				At March 31,
	2001	2001	2002	2003	2004	2005
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans	11,678	11,957	21,567	98,334	288,034	341,240
Volume of loans	$3,798,037	$4,334,489	$8,063,387	$33,767,412	$91,042,482	$108,716,241
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
30-59 days	2.79%	1.61%	1.18%	0.84%	1.20%	1.29%
60-89 days	0.32	0.34	0.22	0.13	0.18	0.18
90 days or more (excluding pending foreclosures)	0.40	0.41	0.24	0.08	0.12	0.12

Total delinquencies	3.51%	2.36%	1.65%	1.06%	1.50%	1.59%

Foreclosures pending	0.40%	0.40%	0.21%	0.05%	0.09%	0.13%

Total delinquencies and Foreclosures pending	3.91%	2.76%	1.86%	1.11%	1.59%	1.72%

Losses on liquidated loans(2)	$(47,952)	$(716,016)	$(301,255)	$(2,085,043)	$(4,860,700)	$(1,294,623)

(1)	“Number of loans” and “Volume of loans” reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)	“Losses on liquidated loans” reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month periods ending on December 31, 2002, December 31, 2003 and December 31, 2004, respectively, and (iv) the three-month period ending on March 31, 2005.

	At February 28,	At December 31,				At March 31,
	2001	2001	2002	2003	2004	2005
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Conventional Conforming ARM Loans(1)
Number of loans	60,410	71,005	131,842	274,725	423,313	458,840
Volume of loans	$7,944,482	$10,183,607	$21,024,981	$49,131,252	$81,463,561	$89,635,115
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
30 – 59 days	2.12%	1.61%	1.07%	0.93%	1.15%	1.08%
60 – 89 days	0.52	0.34	0.26	0.16	0.21	0.19
90 days or more (excluding pending foreclosures)	0.41	0.35	0.20	0.11	0.17	0.16

Total delinquencies	3.05%	2.30%	1.53%	1.20%	1.54%	1.43%

Foreclosures pending	0.39%	0.27%	0.12%	0.07%	0.10%	0.13%

Total delinquencies and Foreclosures pending	3.44%	2.57%	1.65%	1.26%	1.64%	1.56%

Losses on liquidated loans(2)	$(202,828)	$(465,570)	$(767,408)	$(2,194,284)	$(1,114,725)	$(247,755)

(1)	“Number of loans” and “Volume of loans” reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)	“Losses on liquidated loans” reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12 month periods ending on December 31, 2002, December 31, 2003 and December 31, 2004, respectively, and (iv) the three month period ending on March 31, 2005.

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees consist of (a) the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities, (b) fees payable to the trustee in respect of its activities as trustee under the Pooling and Servicing Agreement and (c) lender paid mortgage insurance premiums, if any. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate for the Mortgage Loans in a loan group is approximately as follows:

Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group
Loan Group I	0.394%
Loan Group II	0.386%

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to all or a portion of the master servicing fee. The master servicing fee accrues on the principal balance of each Mortgage Loan at the Master Servicing Fee Rate. The “Master Servicing Fee Rate” for each Mortgage Loan is 0.375%.

The master servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the Pooling and Servicing Agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account.

Adjustment to Servicing Compensation in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the Pooling and Servicing Agreement, the master servicing fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the master servicing fee on a Distribution Date will not be reduced by more than one-half of the master servicing fee for that Distribution Date for the Mortgage Loans in each loan group (the “Compensating Interest”). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest” in this prospectus supplement.

Advances

Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the related master servicing fee) that were due on the related Due Date and were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The “Determination Date” is the 15th day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the Pooling and Servicing Agreement, including any failure to make an advance, will constitute an event of default under the Pooling and Servicing Agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the Pooling and Servicing Agreement.

Certain Modifications and Refinancings

The master servicer may modify any Mortgage Loan provided that the master servicer purchases the Mortgage Loan from the trust fund immediately following the modification. No modification of a Mortgage Loan may be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

Servicing Procedures

The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans, consistent with the Pooling and Servicing Agreement and any related insurance policies. Consistent with the foregoing, the master servicer may in its discretion (i) waive any late payment charge or any prepayment charge or interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the master servicer cannot extend the maturity of any Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the cut-off date.

Realization Upon Defaulted Mortgage Loans

The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Pooling and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities for comparable loans; provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the certificateholders.

Rights Upon Master Servicer Default

So long as an event of default related to the master servicer remains unremedied, the trustee at the direction of the certificateholders evidencing an aggregate of at least 51% of the aggregate Voting Rights may terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans. In these circumstances, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan master servicer with all licenses and permits required to perform its obligations under the Pooling and Servicing Agreement. The appointed master servicer must have a net worth of at least $15 million. Pending such appointment, the trustee will be obligated to act as master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only event of default related to the master servicer that has occurred is an insolvency event.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

The effective yield to the holders of each class of interest-bearing certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the business day immediately following the Master Servicer Remittance Date of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies in a loan group not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical class designations, and then by the Senior

Certificates of the Senior Certificate Groups to which the shortfall relates pro rata. If, as a result of the shortfalls on the Mortgage Loans, the aggregate of the Class Certificate Balances of all classes of the related certificates exceeds the aggregate principal balance of the Mortgage Loans, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net Interest Shortfalls will adversely affect the yields on the related classes of offered certificates. In addition, all losses on the Mortgage Loans in a loan group initially will first be borne by the Subordinated Certificates, in the reverse order of their numerical class designations. As a result, the yields on the Subordinated Certificates will be particularly sensitive to the rate and timing of Realized Losses on the Mortgage Loans.

Realized Losses that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated to the Class II-A-2 Certificates until its Class Certificate Balance is reduced to zero. This reallocation of Realized Losses will make the yield on the Class II-A-2 Certificates more sensitive to Realized Losses on the related Mortgage Loans than the Class II-A-1 Certificates since the Class II-A-2 Certificates will bear the Realized Losses on the related Mortgage Loans prior to the other classes of Class II-A-1 Certificates.

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that class of certificates. The rate of principal prepayments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the depositor or master servicer. Except for certain of the Mortgage Loans, each of which has a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one to three years after the Mortgage Loan was originated, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges.

All of the Group I Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for an amortizing mortgage loan. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the “due-on-sale” provisions included therein. See “Description of the Mortgage Pool” in this prospectus supplement.

The negative amortization feature of the Group II Mortgage Loans may affect the yield on the related classes of certificates. If there is negative amortization of the Group II Mortgage Loans, the outstanding principal balance of a Group II Mortgage Loan will increase by the amount of Deferred Interest as described in this prospectus supplement under “Description of the Mortgage Pool—General.” During periods in which the outstanding principal balance of a Group II Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Furthermore, each Group II Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Group II Mortgage Loans is greater than that associated with fully amortizing Mortgage Loans.

In addition, because the Mortgage Rate on each Group II Mortgage Loan adjusts at a different time than the monthly payment thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of such Mortgage Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, the Group II Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable Mortgage Rate but is not sufficient to reduced principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the offered certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase by the master servicer of defaulted Mortgage Loans and any optional repurchase by the depositor of the remaining Mortgage Loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that loan group. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the applicable loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Class X Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related loan group could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under “Description of the Mortgage Pool—General” “—Underwriting Process—Countrywide Home Loans, Inc.” and “—Underwriting Process—General” in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

Furthermore, with respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or, at the depositor’s direction, to the trustee, the depositor will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

The Transfer Payment mechanism may also affect the weighted average lives of and yields on the certificates. Due to this feature, the relative performance of the Mortgage Loans in a loan group may adversely affect the yield on certificates unrelated to the applicable loan group or groups.

The Mortgage Loans will consist of adjustable rate mortgage loans. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

The Mortgage Rate applicable to all of the Group I Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 15 days prior to such Adjustment Date. The Mortgage Rate applicable to all of the Group II Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 15 or 30 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the interest payments payable on the underlying Mortgage Loans. See “Description of the Mortgage Pool” in this prospectus supplement.

The rate of prepayment may affect the pass-through rates on the LIBOR Certificates and will affect the pass-through rates on the other classes of offered certificates. Prepayments of Mortgage Loans with Adjusted Net Mortgage Rates in excess of the then-current Weighted Average Adjusted Net Mortgage Rate for a loan group may reduce or limit the pass-through rate on the related Senior Certificates. Mortgage Loans with higher Adjusted Net Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Adjusted Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related offered certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect or limit the respective pass-through rates on the related Subordinated Certificates by reducing the weighting factor used to determine that pass-through rate.

The rate and timing of principal prepayments relative to creation of Deferred Interest on the Group II Mortgage Loans will also affect the yields to maturity on the related classes of certificates. To the extent that there is Net Deferred Interest, it will be allocated to the certificates related to Loan Group II on the related Distribution Date. Any allocation of Net Deferred Interest to a class of certificates will reduce the amount of interest distributable on that class. Although interest will thereafter accrue on the Net Deferred Interest so allocated (except in the case of the Class II- PO and Class B-PO Certificates), the increase in the Class Certificate Balance resulting from the allocation of Net Deferred Interest may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the period of time during which Realized Losses may be allocated to those classes of certificates. We cannot assure you as to the rate, timing or amount of the allocation of Net Deferred Interest to any class of certificates related to Loan Group II or as to the resulting effect on the yield to maturity or the weighted average life of any class of certificates. The amount of the Deferred Interest on the Group II Mortgage Loans is offset by using a portion of the related Principal Prepayment Amount to make distributions of current interest on the related certificates. On any Distribution Date, to the extent that the aggregate Deferred Interest on the Group II Mortgage Loans as of the related Due Date exceeds the Principal Prepayment Amount as of the end of the related Prepayment Period, such excess amounts will be deducted from the interest payable on the applicable classes of certificates and thereby cause a delay (or in the case of the Class II-A-X and Class B-X Certificates, a permanent reduction) in the payment of accrued interest on the applicable classes of certificates.

As described in this prospectus supplement under “Description of the Certificates—Principal,” the Senior Prepayment Percentage of all principal prepayments (or Net Prepayments in the case of Loan Group II) on the Mortgage Loans in a loan group will be initially distributed to the related classes of Senior Certificates then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of the principal prepayments (or Net Prepayments in the case of Loan Group II) being distributed to holders of the classes of Senior Certificates and none (or less than their pro rata share) of the principal prepayments (or Net Prepayments in the case of Loan Group II) being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of each Senior Prepayment Percentage.

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The table in “—Sensitivity of the Class X Certificates” below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates to various constant percentages of CPR. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the applicable class and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

Structuring Assumptions

Unless otherwise specified, the information in the tables in the “Yield, Prepayment and Weighted Average Life” section of this prospectus supplement has been prepared on the basis of the assumed characteristics of the Mortgage Loans contained on the following page and the additional assumptions following thereafter, which combined are the structuring assumptions:

•	Loan Group I consists of 1 Mortgage Loan with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Remaining Interest Only Period (Months)
93,806,830.95	4.74452	357	0.39363	1.75682	11.98643	1.80312	1	1	One-Month LIBOR	117

•	Loan Group II consists of 2 Mortgage Loans with the following characteristics:

Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Initial Expense Fees (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Reset Frequency (Months)	Mortgage Index	Months to Next Payment Adjustment	Payment Reset Frequency (Months)	Negative Amortization Limit	Current Minimum Principal and Interest Payment ($)
2,571,291.98	4.93447	479	0.38400	2.57379	9.95000	4.67390	1	1	One-Year MTA	12	12	110	7,463.23
353,017,061.22	5.13212	358	0.38613	2.79397	9.95453	2.84744	1	1	One-Year MTA	11	12	115	1,146,852.01

•	the Mortgage Loans prepay at the specified constant percentages of CPR,

•	no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

•	scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

•	with respect to each Mortgage Loan in Loan Group I, the scheduled monthly payment (other than during their respective interest-only periods) is calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity,

•	with respect to each Mortgage Loan in Loan Group II, the scheduled monthly payment will adjust on the next payment adjustment date and annually thereafter (as necessary) to equal the fully amortizing payment described above, subject to a 7.5% Payment Cap (with the exception of each fifth payment adjustment date and the final payment adjustment date) and the applicable negative amortization cap,

•	prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

•	there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

•	any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

•	the initial Class Certificate Balance or initial Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described under “Description of the Certificates” in this prospectus supplement,

•	interest accrues on each class of certificates at the applicable interest rate described in this prospectus supplement and the master servicing fee accrues on each Mortgage Loan as described in this prospectus supplement,

•	distributions in respect of the certificates are received in cash on the 20th day of each month commencing in the calendar month following the closing date,

•	the closing date of the sale of the certificates is May 27, 2005,

•	neither the seller, the depositor nor any transferor is required to repurchase or substitute for any Mortgage Loan,

•	the master servicer does not exercise the option to repurchase the Mortgage Loans described under “Servicing of the Mortgage Loans—Certain Modifications and Refinancings,” or “Description of the Certificates—Optional Purchase of Defaulted Loans”, and the depositor does not exercise the option repurchase the Mortgage Loans described under “—Termination; Purchase of Mortgage Loans” in this prospectus supplement,

•	no class of certificates becomes a Restricted Class,

•	the levels of the One-Month LIBOR Index and One-Year MTA Index remain constant at 3.09% and 2.504%, respectively,

•	the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index, plus the Gross Margin, subject to Maximum Mortgage Rates and Minimum Mortgage Rates (as applicable), and

•	scheduled monthly payments on each Mortgage Loan (except for the Group II Mortgage Loans) will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate (“CPR”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

Sensitivity of the Class X Certificates

As indicated in the following table, the yields to investors in a class of Class X Certificates will be sensitive to the rate of principal payments on the related Mortgage Loans (including prepayments of the related Mortgage Loans, which generally can be prepaid at any time). On the basis of the assumptions described in the next paragraph, the yield to maturity on the Class I-A-X, Class II-A-X and Class B-X Certificates would be approximately 0% if prepayments of the related Mortgage Loans were to occur at a constant rate of approximately 33.3%, 28.6% and 34.6% CPR, respectively. If the actual prepayment rate of the related Mortgage Loans were to exceed the foregoing levels for as little as one month while equaling the levels for the remaining months, the investors in the Class I-A-X, Class II-A-X and Class B-X Certificates would not fully recoup their initial investments.

The information set forth in the following tables has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class I-A-X, Class II-A-X and Class B-X Certificates (expressed as percentages of their respective initial Notional Amounts) are 2.500000%, 4.187500% and 2.828125%, respectively, not including accrued interest. Accrued interest has been added to the prices in calculating the yields in the following table.

Sensitivity of the Class I-A-X, Class II-A-X and Class B-X Certificates to Prepayments

(Pre-tax Yields to Maturity)

	Percentage of CPR
	10%	15%	20%	30%	40%
Class I-A-X	34.45%	27.61%	20.61%	5.45%	(11.23)%
Class II-A-X	25.84%	19.25%	12.50%	(2.09)%	(18.04)%
Class B-X	21.05%	17.76%	13.23%	4.33%	(5.52)%

It is unlikely that the applicable Mortgage Loans will have the precise characteristics described in this prospectus supplement or that all of the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class I-A-X, Class II-A-X and Class B-X Certificates are likely to differ from those shown in the table above, even if all of the related Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class I-A-X, Class II-A-X and Class B-X Certificates or as to the yield on the Class I-A-X, Class II-A-X and Class B-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class I-A-X, Class II-A-X and Class B-X Certificates.

Investors in the Class I-A-X, Class II-A-X and Class B-X Certificates should note that increases in LIBOR, which are not shown in the table above, may have a material negative effect on the yield on the Class I-A-X, Class II-A-X and Class B-X Certificates and may reduce the yield to zero even if the prepayments on the Mortgage Loans are consistent with the prepayment rates shown therein. In addition, investors in the Class I-A-X,

Class II-A-X and Class B-X Certificates should note that the yield on the Class I-A-X, Class II-A-X and Class B-X Certificates will be materially adversely affected to the extent that Carryover Shortfall Amounts exist. Any Net Deferred Interest allocated to the Class II-A-X and Class B-X Certificates will also have a material adverse effect on the yield on the Class II-A-X and Class B-X Certificates.

Additional Information

The depositor intends to file additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see “—Prepayment Considerations and Risks” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances or initial Notional Amounts, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see “—Decrement Tables” below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class X, Class II-PO, Class B-PO and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

Percentage of Initial Class Certificate Balances Outstanding*

	Class I-A Percentage of CPR					Class II-A-1 and Class II-A-2 Percentage of CPR
Distribution Date	10%	15%	20%	30%	40%	10%	15%	20%	30%	40%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2006	89	84	79	68	58	91	85	80	69	59
May 2007	80	71	62	46	33	82	73	64	47	34
May 2008	71	59	48	32	19	74	61	50	33	20
May 2009	64	50	39	22	11	66	52	40	23	12
May 2010	57	42	31	15	7	59	44	32	16	7
May 2011	51	35	25	11	4	52	36	25	11	4
May 2012	45	30	20	8	2	45	30	20	8	2
May 2013	40	26	16	5	1	40	25	15	5	1
May 2014	36	22	13	4	1	35	21	12	4	1
May 2015	33	18	10	3	1	30	17	9	2	0
May 2016	28	15	8	2	0	27	14	7	2	0
May 2017	25	12	6	1	0	23	12	6	1	0
May 2018	21	10	5	1	0	20	10	4	1	0
May 2019	19	8	4	1	0	17	8	3	1	0
May 2020	16	7	3	0	0	15	6	3	0	0
May 2021	14	5	2	0	0	13	5	2	0	0
May 2022	12	4	2	0	0	11	4	1	0	0
May 2023	10	4	1	0	0	9	3	1	0	0
May 2024	8	3	1	0	0	8	3	1	0	0
May 2025	7	2	1	0	0	7	2	1	0	0
May 2026	6	2	0	0	0	6	2	0	0	0
May 2027	5	1	0	0	0	5	1	0	0	0
May 2028	4	1	0	0	0	4	1	0	0	0
May 2029	3	1	0	0	0	3	1	0	0	0
May 2030	2	1	0	0	0	2	1	0	0	0
May 2031	2	0	0	0	0	2	0	0	0	0
May 2032	1	0	0	0	0	1	0	0	0	0
May 2033	1	0	0	0	0	1	0	0	0	0
May 2034	0	0	0	0	0	0	0	0	0	0
May 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years) **	8.00	5.65	4.24	2.68	1.86	7.99	5.68	4.30	2.73	1.90

*	Rounded to the nearest whole percentage.

**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” above.

Percentage of Initial Class Certificate Balances Outstanding*

	Class B-1, Class B-2, Class B-3 and Class B-4 Percentage of CPR
Distribution Date	10%	15%	20%	30%	40%
Initial Percentage	100	100	100	100	100
May 2006	100	100	100	100	100
May 2007	100	100	100	100	87
May 2008	100	100	100	84	67
May 2009	100	100	85	59	41
May 2010	100	92	68	41	24
May 2011	98	77	53	28	14
May 2012	96	64	42	20	8
May 2013	85	54	33	13	5
May 2014	75	45	26	9	3
May 2015	66	37	20	6	2
May 2016	57	31	16	4	1
May 2017	50	25	12	3	1
May 2018	43	21	9	2	0
May 2019	38	17	7	1	0
May 2020	32	14	6	1	0
May 2021	28	11	4	1	0
May 2022	24	9	3	0	0
May 2023	20	7	2	0	0
May 2024	17	6	2	0	0
May 2025	14	5	1	0	0
May 2026	12	4	1	0	0
May 2027	10	3	1	0	0
May 2028	8	2	1	0	0
May 2029	6	2	0	0	0
May 2030	5	1	0	0	0
May 2031	3	1	0	0	0
May 2032	2	1	0	0	0
May 2033	1	0	0	0	0
May 2034	1	0	0	0	0
May 2035	0	0	0	0	0
Weighted Average Life (in years) **	13.42	9.80	7.46	5.24	4.06

*	Rounded to the nearest whole percentage.

**	Determined as specified under “—Weighted Average Lives of the Offered Certificates” above.

The Subordinated Certificates

The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in such loan groups as described under “Description of the Mortgage Pool—General,” “—Underwriting Process—Countrywide Home Loans, Inc.” and “—Underwriting Process—General” in this prospectus supplement. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder’s assumptions. The timing of losses on Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable class of Subordinated Certificates to the extent of any losses allocated to it (as described in this prospectus supplement under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the pool principal balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. This result may be more likely due to the multiple loan group structure and the provisions requiring Transfer Payments and interest thereon prior to distributions to the Subordinated Certificates. As a result of the reductions, less interest will accrue on the class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, Net Deferred Interest, as applicable, and other cash shortfalls in Available Funds. See “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

If on any Distribution Date, the Applicable Credit Support Percentage for any class of Subordinated Certificates, other than the class of Subordinated Certificates then outstanding with the highest priority of distribution, is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full (or with respect to Loan Group II, Net Prepayments) available for distribution on the Subordinated Certificates will be allocated solely to that class and all other classes of Subordinated Certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of Subordinated Certificates receiving the distributions. Accelerating the amortization of the classes of Subordinated Certificates with lower numerical class designations relative to the other classes of Subordinated Certificates in the same group is intended to preserve the availability of the subordination provided by the other classes.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the Mortgage Loans from the seller and the purchase of the Yield Maintenance Agreements.

FEDERAL INCOME TAX CONSIDERATIONS

For federal income tax purposes, the trust fund (exclusive of the Carryover Shortfall Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC (if any) will be referred to as an “underlying REMIC.” Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there is no underlying REMIC) will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificates, the “Regular Certificates”). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the “Residual Certificates”) will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

The Regular Certificates (other than the LIBOR Certificates) will be treated as debt instruments issued by the Master REMIC for all federal income tax purposes. The LIBOR Certificates (hereafter, the “Benefited Regular Certificates”) will represent both an interest in a regular interest in the Master REMIC and entitlement to receive payments of Carryover Shortfall Amounts. The Class X Certificates will represent interests in REMIC Regular Interests and the Carryover Shortfall Reserve Fund, burdened by the entitlement of the Benefited Regular Certificateholders to payments of Carryover Shortfall Amounts (the “Carryover Shortfall Obligation”). Holders of the Benefited Regular Certificates must allocate the purchase price for their Benefited Regular Certificates between the REMIC Regular Interest component (the “REMIC Regular Interest Component”) and the Carryover Shortfall component (the “Carryover Shortfall Component”). Holders of Class X Certificates must allocate the purchase price for their Class X Certificates (and any amount deemed to be received for undertaking to make payments of Carryover Shortfall Amounts) to the REMIC Regular Interest Component.

Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP (“Tax Counsel”), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Benefited Regular Certificates with respect to Carryover Shortfall Amounts will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Taxation of the Regular Certificates and of the REMIC Regular Interest Components of the Benefited Regular Certificates and Class X Certificates.

The Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular and Class X Certificates) will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular and Class X Certificates) must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

The REMIC Regular Interest Component of the Class X Certificates will, and the other classes of Regular Certificates (including the REMIC Regular Interest Component of the Benefited Regular Certificates) may, be treated for federal income tax purposes as having been issued with original issue discount (“OID”). Although the tax treatment is not entirely certain, the REMIC Regular Interest Component of a Class X Certificate will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on the Class X REMIC Regular Interest Component, respectively, determined under the prepayment assumption over (2) the price at which the Class X REMIC Regular Interest Component, respectively, is issued. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 20% CPR. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Despite the possibility that payment of the interest accruing on the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular Certificates) could be deferred, the trustee intends to treat the interest accruing on the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular Certificates) as “qualified stated interest.” If the interest accruing on the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular Certificates) were not treated as “qualified stated interest,” then the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular Certificates) would be treated as having been issued with OID or additional OID. Prospective buyers of the Regular Certificates (and the Benefited Regular Certificates) should consult their tax advisors regarding the accrual of interest on the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular Certificates) under the Treasury regulations concerning OID. See “Material Federal Income Tax Consequences” in the prospectus.

Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Class X Certificate would be entitled if there were no further prepayments of the Mortgage Loans.

If the holders of any Regular Certificates are treated as acquiring their certificates (or REMIC Regular Interest Components of the Benefited Regular Certificates) at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Material Federal Income Tax Consequences—Taxation of Owners of Regular Interest Securities” in the prospectus.

Disposition of Regular Certificates

Assuming that the Regular Certificates are held as “capital assets” within the meaning of section 1221 of the Code, gain or loss on the disposition of the Certificates (and gain or loss on the disposition of the REMIC Regular Interest Component of a Benefited Regular or Class X Certificate) should, result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

(1) the amount that would have been includible in the holder’s gross income with respect to the Regular Certificate (or Regular Interest Component) had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

(2) the amount actually included in such holder’s income.

Tax Treatment For Certain Purposes

As described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular and Class X Certificates) will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the trust fund will be so treated, and income on the Regular Certificates (and the REMIC Regular Interest Components of the Benefited Regular and Class X Certificates) will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the trust fund will be so treated. The Regular Certificates (except the Benefited Regular and Class X Certificates) will represent qualifying assets under Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

Carryover Shortfall Components

The following discussions assume that the rights and obligations of the holders of the Benefited Regular and Class X Certificates with respect to Carryover Shortfall Amounts will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such Certificateholders and different withholding tax consequences on payments to Certificateholders who are non-U.S. Persons. Prospective investors in the Benefited Regular and Class X Certificates should consult their tax advisors regarding their appropriate tax treatment.

The Rights of the Benefited Regular Certificates With Respect to Carryover Shortfall Amounts

For tax information reporting purposes, the Trustee (1) will treat the rights of the Benefited Regular Certficates to receive Carryover Shortfall Amounts as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest Components of the Benefited Regular Certficates. The IRS could, however, successfully argue that the Carryover Shortfall Component of one or more classes of the Benefited Regular Certificates has a greater value. Similarly, the Trustee could determine that the Carryover Shortfall Component of the Benefited Regular Certificates has a greater value. In either case, the REMIC Regular Interest Component of the Benefited Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See “Material Federal Income Tax Consequences—Taxation of Owners of Regular Interest Securities” in the prospectus. In addition, the Carryover Shortfall Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Carryover Shortfall Component.

The portion of the overall purchase price of a Benefited Regular Certificate attributable to the Carryover Shortfall Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Carryover Shortfall Component of such a Certificate.

Any payments received by a holder of a Benefited Regular Certificate as Carryover Shortfall Amounts will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Carryover Shortfall Component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

The Obligations of the Class X Certificates With Respect to Carryover Shortfall Amounts

For tax information reporting purposes, the Trustee (1) will treat the obligations of the Class X Certificates with respect to Carryover Shortfall Amounts as obligations to make periodic payments under an interest rate cap contract, (2) anticipates assuming that any consideration deemed to be received by the Class X Certificate for undertaking these obligations (“Deemed Consideration”) is insubstantial and (3) will treat the Deemed Consideration as being paid toward the purchase price of the REMIC Regular Interest Component of the Class X Certificates. The IRS could, however, successfully argue that such Deemed Consideration has a greater value. Similarly, the Trustee could determine that such Deemed Consideration has a greater value. In either case, this change could affect the timing and amount of the Class X Certificates income and deductions with respect to the REMIC Regular Interest Component and Carryover Shortfall Obligations.

The Deemed Consideration should be amortized by the Class X Certificateholders and taken into income over the life of the Carryover Shortfall Obligation, taking into account the declining balance of the REMIC Regular Interest Component of the Benefited Regular Certificates. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price received for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize any such consideration deemed paid to a Class X Certificateholder.

For any taxable year, to the extent the amortization of the Deemed Consideration exceeds the sum of the periodic payments made to the Benefited Regular Certificateholders, such excess will be ordinary income. Conversely, to the extent those periodic payments exceed the amortization of the Deemed Consideration, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Rights and Obligations with respect to Carryover Shortfall Amounts

Upon the sale, exchange, or other disposition of a Benefited Regular or Class X Certificate, the Benefited Regular Certificateholder must allocate the amount realized between the REMIC Regular Interest Component and the Carryover Shortfall Component, and the Class X Certificateholder must allocate the amount realized which will include relief from the Carryover Shortfall Obligation between the REMIC Regular Interest Component and its position with respect to the Carryover Shortfall Obligation, based on the relative fair market values of those items at the time of sale. Assuming a Benefited Regular, Class X Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Carryover Shortfall Component (or Carryover Shortfall Obligation) should be capital gain or loss.

Tax Treatment For Certain Purposes

The Carryover Shortfall Component of the Benefited Regular Certificates, and the Deemed Consideration received for the Carryover Shortfall Obligation, will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. In addition, because of the rights and obligations with respect to Carryover Shortfall Amounts of the Benefited Regular and Class X Certificates, holders of the Benefited Regular and Class X Certificates should consult with their tax advisors before resecuritizing those Certificates in a REMIC.

The Carryover Shortfall Reserve Fund

The Class X Certificateholders will be taxable on the earnings of the Carryover Shortfall Reserve Fund whether those earnings are distributed directly to the Class X Certificateholders or paid to the Benefited Regular Certificateholders and taxable to the Benefited Regular Certificateholders as Carryover Shortfall Amounts.

Integration

Under certain specific conditions, debt instruments and interests in notional principal contracts may be integrated, for federal income tax purposes, into a single “synthetic” debt instrument. Benefited Regular and Class X Certificateholders should consult their tax advisors concerning the possibility and consequences of integrating their interests in the REMIC Regular Interest Components with the Carryover Shortfall Components (or Carryover Shortfall Obligation).

Residual Certificates

The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities” in the prospectus. In particular, prospective holders of Residual Certificates should consult their tax advisors regarding whether a Residual Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities—Tax and Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Non-Economic Residual Interest Securities” in the prospectus.

Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see “Material Federal Income Tax Consequences—Prohibited Transactions and Other Possible Taxes” and “—Taxation of Owners of Regular Interest Securities—Treatment of Realized Losses” in the prospectus.

As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Act”) the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning after December 31, 2010. See “Material Federal Income Tax Consequences” in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

OTHER TAXES

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA CONSIDERATIONS

Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Code (a “Plan”) that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan’s acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See “ERISA Considerations” in the prospectus. Section 406 of ERISA prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving “disqualified persons” and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute “equity interests” for the purpose of the Plan Assets Regulation.

The U. S. Department of Labor has granted to the underwriters substantially identical administrative exemptions (together, the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the trust fund. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent of the Mortgage Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch, Inc., or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

Because the characteristics of the Class A-R Certificates may not meet the requirements of the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

•	a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•	a representation that the transferee is an insurance company which is purchasing the certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•	an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or the underwriters of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement among the depositor, Greenwich Capital Markets, Inc. (“GCM”) and Countrywide Securities Corporation (“CSC” and, together with GCM, the “underwriters”), the depositor has agreed to sell the offered certificates to the underwriters, and each underwriter has severally agreed to purchase from the depositor the initial Class Certificate Balance or Notional Amount of each class of the Underwritten Certificates from the depositor set forth under its name below. CSC is an affiliate of the master servicer. GCM is an affiliate of the Cap Counterparty.

Class	Greenwich Capital Markets, Inc.	Countrywide Securities Corporation
I-A	$62,217,400	$26,664,600
II-A-1	$188,675,200	$80,860,800
II-A-2	$47,168,800	$20,215,200
I-A-X	$88,882,000	$0
II-A-X	$336,920,050	$0
II-PO	$50	$0
B-X	$23,593,034	$0
B-PO	$50	$0
A-R	$100	$0
B-1	$5,189,800	$2,224,200
B-2	$3,931,900	$1,685,100
B-3	$2,988,300	$1,280,700
B-4	$628,600	$269,400

The depositor has also been advised that the underwriters propose initially to offer the classes of offered certificates set forth in the table below to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount
I-A	0.11250%	0.07500%
II-A-1	0.11250%	0.07500%
II-A-2	0.11250%	0.07500%
B-1	0.11250%	0.07500%
B-2	0.11250%	0.07500%
B-3	0.11250%	0.07500%
B-4	0.11250%	0.07500%

After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

The depositor has been advised that Greenwich Capital Markets, Inc. will offer the Class I-A-X, Class II-A-X, Class II-PO, Class B-X, Class B-PO and Class A-R Certificates in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling those certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the from of underwriting discounts, concessions or commissions.

The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by each underwriter that it intends to make a market in the offered certificates purchased by it but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

Certain legal matters with respect to the offered certificates will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York, and for the underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the Senior Certificates (other than the Class B-X and Class B-PO Certificates) that they be rated AAA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Aaa by Moody’s Investors Service, Inc. (“Moody’s”). It is a condition to the issuance of the Class B-X and Class B-PO Certificates that they be rated AAA by S&P and Aa2 by Moody’s. It is a condition to the issuance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates that they be rated at least AA, A, BBB and BBB-, respectively, by S&P and at least Aa2, A2, Baa2 and Baa3, respectively, by Moody’s.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the Class X Certificates do not address whether investors will recoup their initial investment. The rating assigned by Moody’s to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by Moody’s to the LIBOR Certificates do not address the payment of any Carryover Shortfall Amounts.

The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the Class X Certificates do not address whether investors will recoup their initial investment. The rating assigned by S&P to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by S&P to the LIBOR Certificates do not address the payment of any carryover shortfall amounts.

The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

INDEX OF DEFINED TERMS

2001 Act	S-69
2003 Act	S-69
Adjustable Rate Interest Only Loan	S-21
Adjustable Rate Loan	S-21
Adjusted Cap Rate	S-37
Adjusted Net Mortgage Rate	S-35
Adjustment Date	S-20
Aggregate Senior Percentage	S-43
Aggregate Subordinated Percentage	S-44
Alternative Documentation Program	S-26
Applicable Credit Support Percentage	S-45
Available Funds	S-32
BBA	S-31
Belvedere Finance	S-27
Belvedere Trust	S-27
Benefited Regular Certificates	S-65
Cap Counterparty	S-39
carryover shortfall amount	S-5
Carryover Shortfall Amount	S-36
Carryover Shortfall Component	S-65
Carryover Shortfall Obligation	S-65
Carryover Shortfall Reserve Fund	S-38
CEDE	S-30
Certificate Account	S-31
certificates	S-28
Class Certificate Balance	S-28
Class Subordination Percentage	S-45
Class X Certificates	S-29
CLUES Plus Documentation Program	S-26
Code	S-22, S-65, S-66
Compensating Interest	S-52
Countrywide Financial	S-48
Countrywide Home Loans	S-24, S-48
Countrywide Servicing	S-48
CPR	S-60
CSC	S-71
Cut-off Date Pool Principal Balance	S-19
Debt Service Reduction	S-38
debt-to-income	S-25
Deemed Consideration	S-67
Deferred Interest	S-20, S-36
Depositor	S-28
Determination Date	S-52
Distribution Account	S-31
Distribution Date	S-31
DTC	1
Due Date	S-19
Eligible Substitute Mortgage Loan	S-23
ERISA	S-69
Exemption	S-70
Expense Fee Rate	S-51
FICO Credit Scores	S-24
Full Documentation Program	S-26
GCM	S-71
Global Securities	1
Gross Margin	S-20
Group I Mortgage Loans	S-18
group I senior certificates	S-4
Group II Mortgage Loans	S-18
group II senior certificates	S-4
insurance company general account	S-70
Interest Distribution Amount	S-35
interest only loan	S-19
LIBOR Certificates	S-31
LIBOR Determination Date	S-31
Liquidated Mortgage Loan	S-46
loan group	S-4, S-19
Loan-to-Value Ratio	S-21
Master REMIC	S-64
Master Servicer Remittance Date	S-31
Master Servicing Fee Rate	S-51
Maximum Mortgage Rate	S-20
Maximum Rate	S-12
Minimum Mortgage Rate	S-20
Moody’s	S-72
Mortgage Index	S-20
Mortgage Loans	S-18
Mortgage Rate	S-20
MTA	S-20
Negative Amortization Loans	S-20
net deferred interest	S-5
Net Deferred Interest	S-36
Net Interest Shortfall	S-37
Net Prepayments	S-36
Net WAC Cap	S-35
No Income/No Asset Documentation Program	S-26
Notional Amount	S-29
offered certificates	S-28
OID	S-65
One-Month LIBOR Index	S-20
One-Year MTA Index	S-20
Optional Termination Date	S-33
Original Applicable Credit Support Percentage	S-45
original subordinate principal balance	S-44
Overcollateralized Group	S-41
Pass-Through Margin	S-33, S-35
Pass-Through Margins	S-34
pass-through rate	S-33
Payment Caps	S-20
Plan	S-69
pool principal balance	S-42
Pooling and Servicing Agreement	S-18
Preferred Processing Program	S-24
Prepayment Period	S-33
Principal Amount	S-40
Principal Prepayment Amount	S-10, S-36
private certificates	S-28
PTCE 95-60	S-70
RBS	S-39
RBS Group	S-39
Realized Loss	S-46
Record Date	S-31
Reduced Documentation Program	S-26
Regular Certificates	S-64

Related Documents	S-22
Relief Act Reduction	S-38
REMIC Regular Interest Component	S-65
Residual Certificates	S-64
Restricted Classes	S-45
S&P	S-72
scheduled payments	S-19
SEC	S-1
Senior Certificate Group	S-29
Senior Certificates	S-28
Senior Credit Support Depletion Date	S-46
Senior Percentage	S-42
Senior Prepayment Percentage	S-43
Senior Principal Distribution Amount	S-42
Senior Subordinated Certificates	S-28
Senior Termination Date	S-44
Stated Income/Stated Asset Documentation Program	S-26
Stated Principal Balance	S-42
Streamlined Documentation Program	S-26
Strike Rate	S-39
Subordinated Certificates	S-28
Subordinated Percentage	S-43
Subordinated Portion	S-30
Subordinated Prepayment Percentage	S-44
Subordinated Principal Distribution Amount	S-45
Subsequent Recoveries	S-46
Substitution Adjustment Amount	S-23
Tax Counsel	S-65
Telerate Page 3750	S-31
Transfer Payment	S-41
Transfer Payment Made	S-41
Transfer Payment Received	S-41
Two Times Test	S-44
U.S. Person	4
Undercollateralized Group	S-41
underlying REMIC	S-64
underlying REMIC Regular Interests	S-64
underwriters	S-71
unpaid interest amounts	S-35
Voting Rights	S-48
Weighted Average Adjusted Net Mortgage Rate	S-35
Yield Maintenance Agreement	S-39
Yield Maintenance Notional Balance	S-39

ANNEX I:

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Global Clearance, Settlement And Tax Documentation Procedures

Except in certain limited circumstances, the offered certificates, other than the Class A-R Certificates, will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company (“DTC”), and upon request, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the related accrual period or a year comprised of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis a 360-day year and either the actual number of days in the related accrual period or a year comprised of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W 8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification),

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II:

MORTGAGE LOAN INFORMATION

[see next page]

LOAN GROUP I

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
One-Month LIBOR – Interest Only	259	$93,806,830.95	100.00%	362,188.54	4.745	357	732	68.0

Total	259	$93,806,830.95	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
50,000.01 – 100,000.00	2	$179,000.00	0.19%	89,500.00	4.768	357	738	70.6
100,000.01 – 150,000.00	16	2,009,239.64	2.14	125,577.48	5.225	357	717	82.3
150,000.01 – 200,000.00	21	3,842,517.00	4.10	182,977.00	4.915	357	736	75.1
200,000.01 – 250,000.00	33	7,433,704.54	7.92	225,263.77	4.702	357	726	63.3
250,000.01 – 300,000.00	42	11,806,156.67	12.59	281,098.97	4.643	357	733	60.3
300,000.01 – 350,000.00	43	13,972,765.08	14.90	324,948.03	4.654	357	736	69.8
350,000.01 – 400,000.00	35	13,254,927.54	14.13	378,712.22	4.726	357	739	67.4
400,000.01 – 450,000.00	19	8,010,330.41	8.54	421,596.34	4.633	357	730	71.7
450,000.01 – 500,000.00	15	7,098,125.75	7.57	473,208.38	4.699	357	741	66.4
500,000.01 – 550,000.00	6	3,087,338.80	3.29	514,556.47	4.770	358	754	72.3
550,000.01 – 600,000.00	4	2,334,685.18	2.49	583,671.30	4.999	357	723	73.0
600,000.01 – 650,000.00	8	5,030,202.81	5.36	628,775.35	4.671	357	742	70.6
700,000.01 – 750,000.00	2	1,442,126.64	1.54	721,063.32	4.500	356	740	68.8
800,000.01 – 850,000.00	2	1,629,563.34	1.74	814,781.67	4.500	356	739	75.2
850,000.01 – 900,000.00	1	880,000.00	0.94	880,000.00	5.000	359	782	80.0
900,000.01 – 950,000.00	2	1,860,000.00	1.98	930,000.00	4.811	358	693	73.4
950,000.01 – 1,000,000.00	3	2,973,498.32	3.17	991,166.11	5.046	357	724	63.4
Greater than 1,000,000.00	5	6,962,649.23	7.42	1,392,529.85	5.006	357	700	64.9

Total	259	$93,806,830.95	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group I was approximately $362,189.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
50,000.01 – 100,000.00	1	$96,000.00	0.10%	96,000.00	5.000	357	676	80.0
100,000.01 – 150,000.00	16	2,009,239.64	2.14	125,577.48	5.225	357	717	82.3
150,000.01 – 200,000.00	21	3,741,017.00	3.99	178,143.67	4.927	357	734	75.7
200,000.01 – 250,000.00	34	7,618,204.54	8.12	224,064.84	4.697	357	728	63.2
250,000.01 – 300,000.00	42	11,806,156.67	12.59	281,098.97	4.643	357	733	60.3
300,000.01 – 350,000.00	43	13,972,765.08	14.90	324,948.03	4.654	357	736	69.8
350,000.01 – 400,000.00	34	12,857,310.81	13.71	378,156.20	4.733	357	740	67.7
400,000.01 – 450,000.00	20	8,407,947.14	8.96	420,397.36	4.627	357	727	71.1
450,000.01 – 500,000.00	14	6,598,224.03	7.03	471,301.72	4.676	357	739	69.0
500,000.01 – 550,000.00	7	3,587,240.52	3.82	512,462.93	4.802	358	756	66.7
550,000.01 – 600,000.00	4	2,334,685.18	2.49	583,671.30	4.999	357	723	73.0
600,000.01 – 650,000.00	8	5,030,202.81	5.36	628,775.35	4.671	357	742	70.6
700,000.01 – 750,000.00	2	1,442,126.64	1.54	721,063.32	4.500	356	740	68.8
800,000.01 – 850,000.00	2	1,629,563.34	1.74	814,781.67	4.500	356	739	75.2
850,000.01 – 900,000.00	1	880,000.00	0.94	880,000.00	5.000	359	782	80.0
900,000.01 – 950,000.00	2	1,860,000.00	1.98	930,000.00	4.811	358	693	73.4
950,000.01 – 1,000,000.00	3	2,973,498.32	3.17	991,166.11	5.046	357	724	63.4
Greater than 1,000,000.00	5	6,962,649.23	7.42	1,392,529.85	5.006	357	700	64.9

Total	259	$93,806,830.95	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Alabama	1	$156,871.05	0.17%	156,871.05	5.500	359	718	85.0
Alaska	1	318,550.00	0.34	318,550.00	4.875	356	775	72.0
Arizona	2	469,022.00	0.50	234,511.00	5.250	358	754	78.6
California	175	67,213,794.67	71.65	384,078.83	4.644	357	731	65.5
Colorado	3	619,171.50	0.66	206,390.50	5.000	357	739	84.9
Delaware	1	499,901.72	0.53	499,901.72	5.000	358	769	32.1
Florida	16	3,807,070.45	4.06	237,941.90	5.057	357	755	76.9
Georgia	4	1,084,306.60	1.16	271,076.65	4.835	357	734	80.7
Hawaii	1	335,929.77	0.36	335,929.77	5.000	356	703	80.0
Idaho	1	96,000.00	0.10	96,000.00	5.000	357	676	80.0
Illinois	2	842,000.00	0.90	421,000.00	5.482	357	779	84.5
Indiana	1	212,000.00	0.23	212,000.00	5.000	356	718	78.8
Kansas	1	220,750.00	0.24	220,750.00	5.375	356	695	93.9
Kentucky	8	1,377,839.34	1.47	172,229.92	5.119	358	741	82.4
Maryland	4	1,447,322.52	1.54	361,830.63	4.830	356	730	72.7
Massachusetts	4	1,664,236.84	1.77	416,059.21	4.824	357	724	72.3
Michigan	1	1,452,500.00	1.55	1,452,500.00	5.000	357	676	70.0
Nevada	3	978,462.57	1.04	326,154.19	4.828	356	769	80.0
New Jersey	7	3,956,978.84	4.22	565,282.69	4.907	357	729	69.7
New Mexico	1	225,000.01	0.24	225,000.01	4.875	357	764	84.9
New York	3	2,211,845.31	2.36	737,281.77	5.040	357	722	58.6
North Carolina	1	199,701.36	0.21	199,701.36	5.000	358	683	80.0
Ohio	2	233,843.82	0.25	116,921.91	5.516	357	670	85.5
Oregon	1	280,000.00	0.30	280,000.00	5.125	357	715	80.0
Pennsylvania	2	558,300.00	0.60	279,150.00	4.954	358	750	88.1
South Carolina	1	124,829.46	0.13	124,829.46	5.375	358	719	95.0
Utah	2	376,800.00	0.40	188,400.00	5.071	356	773	80.0
Virginia	7	1,777,643.12	1.90	253,949.02	4.960	357	737	78.8
Washington	2	771,160.00	0.82	385,580.00	4.979	357	723	80.0
Wisconsin	1	295,000.00	0.31	295,000.00	5.000	357	733	71.1

Total	259	$93,806,830.95	100.00%

(1)	No more than approximately 1.98% of the Mortgage Loans in Loan Group I was secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 49.99	27	$9,728,884.43	10.37%	360,329.05	4.740	357	739	43.0
50.00 – 54.99	21	6,567,848.99	7.00	312,754.71	4.553	357	738	52.8
55.00 – 59.99	21	7,677,909.50	8.18	365,614.74	4.535	357	736	57.7
60.00 – 64.99	21	9,903,536.17	10.56	471,596.96	4.650	357	723	62.7
65.00 – 69.99	30	10,408,473.55	11.10	346,949.12	4.638	357	720	67.7
70.00 – 74.99	40	16,174,568.45	17.24	404,364.21	4.669	357	735	72.3
75.00 – 79.99	31	11,082,978.62	11.81	357,515.44	4.711	357	731	77.3
80.00	49	17,748,521.51	18.92	362,214.72	4.980	357	732	80.0
80.01 – 84.99	3	863,700.01	0.92	287,900.00	4.937	357	742	82.8
85.00 – 89.99	6	1,433,308.52	1.53	238,884.75	5.189	358	722	88.3
90.00 – 94.99	8	1,836,436.74	1.96	229,554.59	5.358	357	744	92.2
95.00	2	380,664.46	0.41	190,332.23	5.879	359	709	95.0

Total	259	$93,806,830.95	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group I was approximately 68.02%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group I that may exist at the time of origination.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
4.500 – 4.999	180	$64,636,462.97	68.90%	359,091.46	4.567	357	735	65.1
5.000 – 5.499	68	25,884,374.69	27.59	380,652.57	5.077	357	728	74.4
5.500 – 5.999	10	3,030,158.29	3.23	303,015.83	5.588	358	711	72.9
6.000 – 6.499	1	255,835.00	0.27	255,835.00	6.125	359	704	95.0

Total	259	$93,806,830.95	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group I was approximately 4.745% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group I net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 4.735% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2–4 Family Residence	3	$1,060,500.00	1.13%	353,500.00	5.393	357	731	81.7
Condominium	28	7,598,448.27	8.10	271,373.15	4.765	357	736	69.6
Planned Unit Development	63	26,681,030.28	28.44	423,508.42	4.775	357	731	70.2
Single Family Residence	165	58,466,852.40	62.33	354,344.56	4.716	357	732	66.6

Total	259	$93,806,830.95	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Refinance (cash-out)	150	$53,833,935.55	57.39%	358,892.90	4.603	357	731	62.5
Purchase	68	25,109,911.57	26.77	369,263.41	4.987	357	746	78.8
Refinance (rate/term)	41	14,862,983.83	15.84	362,511.80	4.847	357	712	69.9

Total	259	$93,806,830.95	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Primary Residence	243	$87,493,769.72	93.27%	360,056.67	4.734	357	731	67.9
Secondary Residence	16	6,313,061.23	6.73	394,566.33	4.889	357	749	69.2

Total	259	$93,806,830.95	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
351 – 360	259	$93,806,830.95	100.00%	362,188.54	4.745	357	732	68.0

Total	259	$93,806,830.95	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group I was approximately 357 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Full/Alternative	136	$45,743,642.50	48.76%	336,350.31	4.637	357	722	69.7
Preferred	93	31,620,826.14	33.71	340,008.88	4.757	357	760	65.4
Reduced	30	16,442,362.31	17.53	548,078.74	5.019	357	704	68.4

Total	259	$93,806,830.95	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
638 – 649	3	$1,474,044.13	1.57%	491,348.04	5.254	358	645	55.5
650 – 674	9	2,323,088.45	2.48	258,120.94	4.767	357	664	75.3
675 – 699	49	18,528,931.81	19.75	378,141.47	4.784	357	687	68.0
700 or greater	198	71,480,766.56	76.20	361,013.97	4.723	357	748	68.1

Total	259	$93,806,830.95	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group I was approximately 732 .

Months to Next Adjustment Date

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1	259	$93,806,830.95	100.00%	362,188.54	4.745	357	732	68.0

Total	259	$93,806,830.95	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.500 – 1.999	180	$64,636,462.97	68.90%	359,091.46	4.567	357	735	65.1
2.000 – 2.499	67	24,384,374.69	25.99	363,945.89	5.081	357	728	76.0
2.500 – 2.999	10	4,410,158.29	4.70	441,015.83	5.383	358	713	64.0
3.000 – 3.499	1	255,835.00	0.27	255,835.00	6.125	359	704	95.0
3.500 – 3.999	1	120,000.00	0.13	120,000.00	5.750	359	787	94.5

Total	259	$93,806,830.95	100.00%

(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group I was approximately 1.757%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
9.500 – 9.999	3	$1,001,392.60	1.07%	333,797.53	4.933	355	761	78.9
12.000 – 12.499	255	92,495,738.40	98.60	362,728.39	4.741	357	732	67.9
14.500 – 14.999	1	309,699.95	0.33	309,699.95	5.250	356	697	68.9

Total	259	$93,806,830.95	100.00%

Next Adjustment Date

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
June 2005	259	$93,806,830.95	100.00%	362,188.54	4.745	357	732	68.0

Total	259	$93,806,830.95	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group I	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.500 – 1.999	180	$64,636,462.97	68.90%	359,091.46	4.567	357	735	65.1
2.000 – 2.499	64	22,448,856.37	23.93	350,763.38	5.083	357	727	76.1
2.500 – 2.999	10	4,410,158.29	4.70	441,015.83	5.383	358	713	64.0
3.000 – 3.499	1	255,835.00	0.27	255,835.00	6.125	359	704	95.0
3.500 – 3.999	2	770,000.00	0.82	385,000.00	5.117	355	770	80.8
4.500 – 4.999	2	1,285,518.32	1.37	642,759.16	5.097	357	727	72.3

Total	259	$93,806,830.95	100.00%

LOAN GROUP II

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
One-Year MTA	1,121	$355,588,353.20	100.00%	317,206.38	5.131	359	730	71.1

Total	1,121	$355,588,353.20	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	3	$117,776.72	0.03%	39,258.91	5.566	358	775	49.4
50,000.01 – 100,000.00	42	3,624,915.06	1.02	86,307.50	5.308	358	728	61.5
100,000.01 – 150,000.00	135	17,428,844.03	4.90	129,102.55	5.189	358	737	68.9
150,000.01 – 200,000.00	160	28,185,364.39	7.93	176,158.53	5.170	358	729	70.5
200,000.01 – 250,000.00	136	30,624,633.93	8.61	225,181.13	5.219	358	723	70.5
250,000.01 – 300,000.00	149	41,105,284.65	11.56	275,874.39	5.156	358	727	70.4
300,000.01 – 350,000.00	116	37,928,826.05	10.67	326,972.64	5.189	358	729	72.2
350,000.01 – 400,000.00	110	41,340,769.16	11.63	375,825.17	5.154	358	735	74.4
400,000.01 – 450,000.00	77	32,822,665.75	9.23	426,268.39	5.135	358	726	73.8
450,000.01 – 500,000.00	69	33,107,957.88	9.31	479,825.48	5.063	358	732	75.0
500,000.01 – 550,000.00	36	18,964,429.08	5.33	526,789.70	5.112	358	740	74.1
550,000.01 – 600,000.00	19	10,858,698.80	3.05	571,510.46	5.039	358	733	73.9
600,000.01 – 650,000.00	23	14,753,377.22	4.15	641,451.18	5.075	358	728	69.9
650,000.01 – 700,000.00	6	3,984,302.32	1.12	664,050.39	4.955	358	770	60.8
700,000.01 – 750,000.00	6	4,383,477.56	1.23	730,579.59	5.231	359	714	65.8
750,000.01 – 800,000.00	5	3,865,171.08	1.09	773,034.22	5.153	359	747	61.3
800,000.01 – 850,000.00	3	2,485,743.27	0.70	828,581.09	5.299	358	746	53.1
850,000.01 – 900,000.00	4	3,492,607.01	0.98	873,151.75	4.938	359	747	60.8
900,000.01 – 950,000.00	1	948,239.80	0.27	948,239.80	5.000	357	672	67.3
950,000.01 – 1,000,000.00	8	7,980,039.64	2.24	997,504.96	5.031	359	731	68.5
Greater than 1,000,000.00	13	17,585,229.80	4.95	1,352,709.98	4.894	376	716	63.4

Total	1,121	$355,588,353.20	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group II was approximately $317,206.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	3	$117,776.72	0.03%	39,258.91	5.566	358	775	49.4
50,000.01 – 100,000.00	42	3,624,915.06	1.02	86,307.50	5.308	358	728	61.5
100,000.01 – 150,000.00	133	17,129,207.33	4.82	128,791.03	5.189	358	737	69.1
150,000.01 – 200,000.00	162	28,485,001.09	8.01	175,833.34	5.171	358	729	70.4
200,000.01 – 250,000.00	137	30,874,798.32	8.68	225,363.49	5.220	358	723	70.3
250,000.01 – 300,000.00	148	40,855,120.26	11.49	276,048.11	5.155	358	728	70.6
300,000.01 – 350,000.00	116	37,928,826.05	10.67	326,972.64	5.189	358	729	72.2
350,000.01 – 400,000.00	108	40,542,277.34	11.40	375,391.46	5.156	358	735	74.6
400,000.01 – 450,000.00	78	33,172,005.48	9.33	425,282.12	5.144	358	726	73.5
450,000.01 – 500,000.00	69	33,059,175.76	9.30	479,118.49	5.053	358	731	74.9
500,000.01 – 550,000.00	36	18,937,855.08	5.33	526,051.53	5.112	358	739	74.1
550,000.01 – 600,000.00	19	10,858,698.80	3.05	571,510.46	5.039	358	733	73.9
600,000.01 – 650,000.00	24	15,277,885.43	4.30	636,578.56	5.077	358	730	70.2
650,000.01 – 700,000.00	6	3,984,302.32	1.12	664,050.39	4.955	358	770	60.8
700,000.01 – 750,000.00	6	4,383,477.56	1.23	730,579.59	5.231	359	714	65.8
750,000.01 – 800,000.00	4	3,067,027.65	0.86	766,756.91	5.192	359	752	68.2
800,000.01 – 850,000.00	4	3,283,886.70	0.92	820,971.68	5.226	359	742	48.6
850,000.01 – 900,000.00	4	3,492,607.01	0.98	873,151.75	4.938	359	747	60.8
900,000.01 – 950,000.00	1	948,239.80	0.27	948,239.80	5.000	357	672	67.3
950,000.01 – 1,000,000.00	8	7,980,039.64	2.24	997,504.96	5.031	359	731	68.5
Greater than 1,000,000.00	13	17,585,229.80	4.95	1,352,709.98	4.894	376	716	63.4

Total	1,121	$355,588,353.20	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Alabama	1	$198,365.75	0.06%	198,365.75	4.875	359	743	80.0
Alaska	1	190,827.83	0.05	190,827.83	4.250	358	754	75.0
Arizona	46	10,017,921.62	2.82	217,780.90	5.278	358	724	74.6
California	481	194,342,471.89	54.65	404,038.40	5.082	360	730	70.0
Colorado	39	9,610,496.34	2.70	246,422.98	5.179	358	737	69.8
Connecticut	9	2,070,252.00	0.58	230,028.00	5.215	358	721	70.3
Delaware	3	729,633.93	0.21	243,211.31	5.128	358	754	59.0
Florida	127	32,082,021.74	9.02	252,614.34	5.209	358	732	70.9
Georgia	8	1,959,560.10	0.55	244,945.01	5.158	358	735	76.2
Hawaii	7	3,549,910.54	1.00	507,130.08	5.062	358	735	59.7
Idaho	5	1,233,251.96	0.35	246,650.39	5.003	358	727	75.6
Illinois	27	9,404,077.48	2.64	348,299.17	5.221	358	731	72.8
Indiana	8	1,749,151.60	0.49	218,643.95	5.251	358	698	72.6
Iowa	1	99,224.75	0.03	99,224.75	5.125	358	785	32.2
Kentucky	3	551,093.38	0.15	183,697.79	4.975	359	698	64.4
Louisiana	5	838,383.03	0.24	167,676.61	5.233	359	751	71.0
Maryland	10	2,473,994.08	0.70	247,399.41	5.014	358	725	73.9
Massachusetts	7	1,695,234.40	0.48	242,176.34	5.310	358	762	69.0
Michigan	45	8,677,529.76	2.44	192,833.99	5.147	359	736	72.2
Minnesota	10	2,281,415.30	0.64	228,141.53	5.231	358	698	76.0
Missouri	6	1,257,379.95	0.35	209,563.33	5.166	358	729	74.7
Montana	2	361,081.66	0.10	180,540.83	5.985	358	773	52.1
Nevada	28	6,750,753.87	1.90	241,098.35	5.166	358	711	71.1
New Hampshire	2	367,426.70	0.10	183,713.35	5.310	359	748	77.4
New Jersey	30	8,290,403.68	2.33	276,346.79	5.202	358	729	73.4
New Mexico	2	213,289.68	0.06	106,644.84	5.555	359	768	77.0
New York	16	5,363,914.25	1.51	335,244.64	5.231	358	734	65.9
North Carolina	7	1,724,490.79	0.48	246,355.83	4.966	359	726	76.2
Ohio	15	3,082,940.16	0.87	205,529.34	4.983	358	721	74.6
Oregon	14	2,556,073.68	0.72	182,576.69	5.217	358	755	72.9
Pennsylvania	17	3,682,354.57	1.04	216,609.09	5.117	359	753	72.8
Rhode Island	5	1,287,121.41	0.36	257,424.28	5.150	358	706	73.4
South Carolina	1	1,326,830.52	0.37	1,326,830.52	5.250	359	682	70.0
Tennessee	3	736,716.64	0.21	245,572.21	5.145	358	725	78.8
Texas	21	5,666,706.73	1.59	269,843.18	5.166	358	733	75.4

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Utah	14	3,353,003.49	0.94	239,500.25	5.140	358	736	79.0
Virginia	37	13,020,888.80	3.66	351,915.91	5.228	358	731	75.0
Washington	48	11,153,119.17	3.14	232,356.65	5.189	358	727	73.5
Wisconsin	10	1,639,039.97	0.46	163,904.00	5.281	359	720	77.2

Total	1,121	$355,588,353.20	100.00%

(1)	No more than approximately 0.93% of the Mortgage Loans in Loan Group II was secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 49.99	95	$22,838,954.63	6.42%	240,410.05	5.132	359	739	39.2
50.00 – 54.99	51	18,707,064.02	5.26	366,805.18	5.077	358	725	52.5
55.00 – 59.99	46	14,981,002.60	4.21	325,673.97	5.155	358	722	57.4
60.00 – 64.99	79	28,119,687.01	7.91	355,945.41	5.088	358	736	62.9
65.00 – 69.99	84	32,399,730.30	9.11	385,711.08	5.144	363	730	67.3
70.00 – 74.99	138	44,091,437.01	12.40	319,503.17	5.144	358	729	72.0
75.00 – 79.99	210	68,938,253.33	19.39	328,277.40	5.112	361	729	77.1
80.00	395	120,865,947.89	33.99	305,989.74	5.144	358	730	80.0
80.01 – 84.99	3	650,605.07	0.18	216,868.36	5.241	356	746	82.8
85.00 – 89.99	9	1,807,443.16	0.51	200,827.02	5.282	358	708	89.3
90.00 – 94.99	7	1,124,058.95	0.32	160,579.85	5.370	358	718	90.0
95.00	4	1,064,169.23	0.30	266,042.31	5.016	359	720	95.0

Total	1,121	$355,588,353.20	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group II was approximately 71.05%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group II that may exist at the time of origination.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
3.500 – 3.999	1	$246,885.72	0.07%	246,885.72	3.875	358	734	75.0
4.000 – 4.499	12	3,712,607.70	1.04	309,383.98	4.323	358	753	73.6
4.500 – 4.999	203	76,994,120.76	21.65	379,281.38	4.771	360	734	69.2
5.000 – 5.499	757	235,884,645.17	66.34	311,604.55	5.178	359	729	71.4
5.500 – 5.999	140	37,073,941.74	10.43	264,813.87	5.622	358	725	72.7
6.000 – 6.499	8	1,676,152.11	0.47	209,519.01	6.084	358	739	60.2

Total	1,121	$355,588,353.20	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group II was approximately 5.131% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group II net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 5.129% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2-4 Family Residence	37	$10,498,937.40	2.95%	283,755.06	5.206	358	725	69.0
Condominium	148	42,786,002.31	12.03	289,094.61	5.091	362	738	75.6
Planned-unit Development	273	92,199,848.17	25.93	337,728.38	5.126	358	728	71.5
Single Family Residence	663	210,103,565.32	59.09	316,898.29	5.137	359	730	70.0

Total	1,121	$355,588,353.20	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Refinance (cash-out)	350	$113,992,546.09	32.06%	325,692.99	5.149	360	728	63.4
Purchase	454	151,188,817.87	42.52	333,015.02	5.101	359	737	77.0
Refinance (rate/term)	317	90,406,989.24	25.42	285,195.55	5.158	358	721	70.7

Total	1,121	$355,588,353.20	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Investment Property	78	$17,759,111.30	4.99%	227,680.91	5.411	358	742	68.3
Primary Residence	988	323,798,667.06	91.06	327,731.44	5.118	359	729	71.1
Secondary Residence	55	14,030,574.84	3.95	255,101.36	5.069	359	745	72.8

Total	1,121	$355,588,353.20	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
351 – 360	1,119	$353,017,061.22	99.28%	315,475.48	5.132	358	730	71.1
471 – 480	2	2,571,291.98	0.72	1,285,645.99	4.934	479	717	70.4

Total	1,121	$355,588,353.20	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group II was approximately 359 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Full/Alternative	381	$98,576,969.99	27.72%	258,732.20	5.148	358	720	73.1
No Documentation	2	268,567.51	0.08	134,283.76	5.260	358	705	44.3
Reduced	694	244,018,503.23	68.62	351,611.68	5.121	359	734	70.9
Stated Income/Stated Asset	44	12,724,312.47	3.58	289,188.92	5.175	359	738	58.7

Total	1,121	$355,588,353.20	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
621 – 624	3	$392,502.66	0.11%	130,834.22	5.089	358	621	65.1
625 – 649	24	7,457,341.27	2.10	310,722.55	5.140	357	637	76.1
650 – 674	56	18,118,916.95	5.10	323,552.09	5.108	358	665	71.6
675 – 699	202	66,264,273.79	18.64	328,040.96	5.178	360	690	70.1
700 or greater	836	263,355,318.53	74.06	315,018.32	5.120	359	747	71.1

Total	1,121	$355,588,353.20	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group II was approximately 730.

Months to Next Adjustment Date

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1	1,121	$355,588,353.20	100.00%	317,206.38	5.131	359	730	71.1

Total	1,121	$355,588,353.20	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.500 – 1.999	9	$2,027,094.49	0.57%	225,232.72	4.220	358	745	74.3
2.000 – 2.499	94	41,844,911.01	11.77	445,158.63	4.661	359	737	69.4
2.500 – 2.999	697	224,273,890.03	63.07	321,770.29	5.085	360	731	71.1
3.000 – 3.499	295	81,750,986.95	22.99	277,121.99	5.463	358	725	71.5
3.500 – 3.999	25	5,600,560.89	1.58	224,022.44	5.937	358	727	72.6
9.500 – 9.999	1	90,909.83	0.03	90,909.83	5.750	356	742	80.0

Total	1,121	$355,588,353.20	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group II was approximately 2.792%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
9.500 – 9.999	1,115	$353,525,960.30	99.42%	317,063.64	5.130	359	730	71.1
10.000 – 10.499	1	742,739.53	0.21	742,739.53	5.500	359	756	65.0
10.500 – 10.999	3	1,039,246.33	0.29	346,415.44	4.942	357	670	75.4
11.000 – 11.499	2	280,407.04	0.08	140,203.52	5.207	357	732	63.6

Total	1,121	$355,588,353.20	100.00%

Next Adjustment Date

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
June 2005	1,121	$355,588,353.20	100.00%	317,206.38	5.131	359	730	71.1

Total	1,121	$355,588,353.20	100.00%

Maximum Negative Amortization(1)

Maximum Negative Amortization(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group II	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate(%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio(%)
110	27	$17,259,913.26	4.85%	639,256.05	4.896	377	730	63.0
115	1,094	338,328,439.94	95.15	309,258.17	5.143	358	730	71.5

Total	1,121	$355,588,353.20	100.00%

(1)	Reflects maximum allowable percentage of original unpaid principal balance.

ALL LOAN GROUPS

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
One-Month LIBOR – Interest Only	259	$93,806,830.95	20.87%	362,188.54	4.745	357	732	68.0
One-Year MTA	1,121	355,588,353.20	79.13	317,206.38	5.131	359	730	71.1

Total	1,380	$449,395,184.15	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	3	$117,776.72	0.03%	39,258.91	5.566	358	775	49.4
50,000.01 – 100,000.00	44	3,803,915.06	0.85	86,452.62	5.283	358	728	61.9
100,000.01 – 150,000.00	151	19,438,083.67	4.33	128,729.03	5.193	358	735	70.3
150,000.01 – 200,000.00	181	32,027,881.39	7.13	176,949.62	5.140	358	730	71.1
200,000.01 – 250,000.00	169	38,058,338.47	8.47	225,197.27	5.118	358	724	69.1
250,000.01 – 300,000.00	191	52,911,441.32	11.77	277,023.25	5.042	358	729	68.2
300,000.01 – 350,000.00	159	51,901,591.13	11.55	326,425.10	5.045	358	731	71.6
350,000.01 – 400,000.00	145	54,595,696.70	12.15	376,522.05	5.050	358	736	72.7
400,000.01 – 450,000.00	96	40,832,996.16	9.09	425,343.71	5.037	358	727	73.4
450,000.01 – 500,000.00	84	40,206,083.63	8.95	478,643.85	4.999	358	733	73.5
500,000.01 – 550,000.00	42	22,051,767.88	4.91	525,042.09	5.064	358	742	73.8
550,000.01 – 600,000.00	23	13,193,383.98	2.94	573,625.39	5.032	358	731	73.7
600,000.01 – 650,000.00	31	19,783,580.03	4.40	638,180.00	4.972	358	732	70.1
650,000.01 – 700,000.00	6	3,984,302.32	0.89	664,050.39	4.955	358	770	60.8
700,000.01 – 750,000.00	8	5,825,604.20	1.30	728,200.53	5.050	358	720	66.5
750,000.01 – 800,000.00	5	3,865,171.08	0.86	773,034.22	5.153	359	747	61.3

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
800,000.01 – 850,000.00	5	4,115,306.61	0.92	823,061.32	4.982	358	743	61.9
850,000.01 – 900,000.00	5	4,372,607.01	0.97	874,521.40	4.951	359	754	64.7
900,000.01 – 950,000.00	3	2,808,239.80	0.62	936,079.93	4.875	358	686	71.3
950,000.01 – 1,000,000.00	11	10,953,537.96	2.44	995,776.18	5.035	358	729	67.1
Greater than 1,000,000.00	18	24,547,879.03	5.46	1,363,771.06	4.926	371	711	63.8

Total	1,380	$449,395,184.15	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in all loan groups was approximately $325,649.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 50,000.00	3	$117,776.72	0.03%	39,258.91	5.566	358	775	49.4
50,000.01 – 100,000.00	43	3,720,915.06	0.83	86,532.91	5.301	358	726	62.0
100,000.01 – 150,000.00	149	19,138,446.97	4.26	128,445.95	5.193	358	735	70.5
150,000.01 – 200,000.00	183	32,226,018.09	7.17	176,098.46	5.142	358	730	71.0
200,000.01 – 250,000.00	171	38,493,002.86	8.57	225,105.28	5.116	358	724	68.8
250,000.01 – 300,000.00	190	52,661,276.93	11.72	277,164.62	5.040	358	729	68.3
300,000.01 – 350,000.00	159	51,901,591.13	11.55	326,425.10	5.045	358	731	71.6
350,000.01 – 400,000.00	142	53,399,588.15	11.88	376,053.44	5.054	358	736	72.9
400,000.01 – 450,000.00	98	41,579,952.62	9.25	424,285.23	5.039	358	726	73.0
450,000.01 – 500,000.00	83	39,657,399.79	8.82	477,800.00	4.990	358	732	74.0
500,000.01 – 550,000.00	43	22,525,095.60	5.01	523,839.43	5.062	358	742	72.9
550,000.01 – 600,000.00	23	13,193,383.98	2.94	573,625.39	5.032	358	731	73.7
600,000.01 – 650,000.00	32	20,308,088.24	4.52	634,627.76	4.976	358	733	70.3
650,000.01 – 700,000.00	6	3,984,302.32	0.89	664,050.39	4.955	358	770	60.8
700,000.01 – 750,000.00	8	5,825,604.20	1.30	728,200.53	5.050	358	720	66.5
750,000.01 – 800,000.00	4	3,067,027.65	0.68	766,756.91	5.192	359	752	68.2
800,000.01 – 850,000.00	6	4,913,450.04	1.09	818,908.34	4.985	358	741	57.5
850,000.01 – 900,000.00	5	4,372,607.01	0.97	874,521.40	4.951	359	754	64.7
900,000.01 – 950,000.00	3	2,808,239.80	0.62	936,079.93	4.875	358	686	71.3
950,000.01 – 1,000,000.00	11	10,953,537.96	2.44	995,776.18	5.035	358	729	67.1
Greater than 1,000,000.00	18	24,547,879.03	5.46	1,363,771.06	4.926	371	711	63.8

Total	1,380	$449,395,184.15	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Alabama	2	$355,236.80	0.08%	177,618.40	5.151	359	732	82.2
Alaska	2	509,377.83	0.11	254,688.92	4.641	357	767	73.1
Arizona	48	10,486,943.62	2.33	218,477.99	5.277	358	725	74.8
California	656	261,556,266.56	58.20	398,713.82	4.970	359	730	68.9
Colorado	42	10,229,667.84	2.28	243,563.52	5.168	358	737	70.7
Connecticut	9	2,070,252.00	0.46	230,028.00	5.215	358	721	70.3
Delaware	4	1,229,535.65	0.27	307,383.91	5.076	358	760	48.1
Florida	143	35,889,092.19	7.99	250,972.67	5.193	358	734	71.6
Georgia	12	3,043,866.70	0.68	253,655.56	5.043	358	735	77.8
Hawaii	8	3,885,840.31	0.86	485,730.04	5.057	358	733	61.4
Idaho	6	1,329,251.96	0.30	221,541.99	5.003	358	723	76.0
Illinois	29	10,246,077.48	2.28	353,313.02	5.242	358	735	73.8
Indiana	9	1,961,151.60	0.44	217,905.73	5.224	358	700	73.3
Iowa	1	99,224.75	0.02	99,224.75	5.125	358	785	32.2
Kansas	1	220,750.00	0.05	220,750.00	5.375	356	695	93.9
Kentucky	11	1,928,932.72	0.43	175,357.52	5.078	358	729	77.3
Louisiana	5	838,383.03	0.19	167,676.61	5.233	359	751	71.0
Maryland	14	3,921,316.60	0.87	280,094.04	4.946	357	727	73.5
Massachusetts	11	3,359,471.24	0.75	305,406.48	5.069	357	743	70.6
Michigan	46	10,130,029.76	2.25	220,218.04	5.126	358	727	71.9
Minnesota	10	2,281,415.30	0.51	228,141.53	5.231	358	698	76.0
Missouri	6	1,257,379.95	0.28	209,563.33	5.166	358	729	74.7
Montana	2	361,081.66	0.08	180,540.83	5.985	358	773	52.1
Nevada	31	7,729,216.44	1.72	249,329.56	5.123	357	719	72.2
New Hampshire	2	367,426.70	0.08	183,713.35	5.310	359	748	77.4
New Jersey	37	12,247,382.52	2.73	331,010.34	5.107	357	729	72.2
New Mexico	3	438,289.69	0.10	146,096.56	5.206	358	766	81.1
New York	19	7,575,759.56	1.69	398,724.19	5.175	358	730	63.8
North Carolina	8	1,924,192.15	0.43	240,524.02	4.969	359	722	76.6
Ohio	17	3,316,783.98	0.74	195,104.94	5.020	358	718	75.4
Oregon	15	2,836,073.68	0.63	189,071.58	5.208	358	751	73.6
Pennsylvania	19	4,240,654.57	0.94	223,192.35	5.095	358	753	74.9
Rhode Island	5	1,287,121.41	0.29	257,424.28	5.150	358	706	73.4
South Carolina	2	1,451,659.98	0.32	725,829.99	5.261	359	685	72.1
Tennessee	3	736,716.64	0.16	245,572.21	5.145	358	725	78.8

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Texas	21	5,666,706.73	1.26	269,843.18	5.166	358	733	75.4
Utah	16	3,729,803.49	0.83	233,112.72	5.133	358	740	79.1
Virginia	44	14,798,531.92	3.29	336,330.27	5.195	358	732	75.4
Washington	50	11,924,279.17	2.65	238,485.58	5.175	358	726	73.9
Wisconsin	11	1,934,039.97	0.43	175,821.82	5.238	358	722	76.3

Total	1,380	$449,395,184.15	100.00%

(1)	No more than approximately 0.73% of the Mortgage Loans in all loan groups was secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
0.01 – 49.99	122	$32,567,839.06	7.25%	266,949.50	5.015	358	739	40.3
50.00 – 54.99	72	25,274,913.01	5.62	351,040.46	4.941	358	729	52.6
55.00 – 59.99	67	22,658,912.10	5.04	338,192.72	4.945	358	727	57.5
60.00 – 64.99	100	38,023,223.18	8.46	380,232.23	4.974	358	733	62.9
65.00 – 69.99	114	42,808,203.85	9.53	375,510.56	5.021	361	727	67.4
70.00 – 74.99	178	60,266,005.46	13.41	338,573.06	5.016	358	731	72.1
75.00 – 79.99	241	80,021,231.95	17.81	332,038.31	5.057	360	730	77.1
80.00	444	138,614,469.40	30.84	312,194.75	5.123	358	730	80.0
80.01 – 84.99	6	1,514,305.08	0.34	252,384.18	5.068	357	744	82.8
85.00 – 89.99	15	3,240,751.68	0.72	216,050.11	5.241	358	714	88.8
90.00 – 94.99	15	2,960,495.69	0.66	197,366.38	5.362	357	734	91.4
95.00	6	1,444,833.69	0.32	240,805.62	5.243	359	717	95.0

Total	1,380	$449,395,184.15	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in all loan groups was approximately 70.42%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in all loan groups that may exist at the time of origination.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
3.500 – 3.999	1	$246,885.72	0.05%	246,885.72	3.875	358	734	75.0
4.000 – 4.499	12	3,712,607.70	0.83	309,383.98	4.323	358	753	73.6
4.500 – 4.999	383	141,630,583.73	31.52	369,792.65	4.678	359	734	67.4
5.000 – 5.499	825	261,769,019.86	58.25	317,295.78	5.168	359	729	71.7
5.500 – 5.999	150	40,104,100.03	8.92	267,360.67	5.619	358	724	72.7
6.000 – 6.499	9	1,931,987.11	0.43	214,665.23	6.089	358	734	64.8

Total	1,380	$449,395,184.15	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in all loan groups was approximately 5.050% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in all loan groups net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 5.046% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
2-4 Family Residence	40	$11,559,437.40	2.57%	288,985.94	5.223	358	726	70.2
Condominium	176	50,384,450.58	11.21	286,275.29	5.042	361	737	74.7
Planned-unit Development	336	118,880,878.45	26.45	353,812.14	5.047	358	729	71.2
Single Family Residence	828	268,570,417.72	59.76	324,360.41	5.046	359	730	69.3

Total	1,380	$449,395,184.15	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Refinance (cash-out)	500	$167,826,481.64	37.34%	335,652.96	4.974	359	729	63.1
Purchase	522	176,298,729.44	39.23	337,737.03	5.084	359	738	77.3
Refinance (rate/term)	358	105,269,973.07	23.42	294,050.20	5.114	358	720	70.6

Total	1,380	$449,395,184.15	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Investment Property	78	$17,759,111.30	3.95%	227,680.91	5.411	358	742	68.3
Primary Residence	1,231	411,292,436.78	91.52	334,112.46	5.036	359	729	70.5
Secondary Residence	71	20,343,636.07	4.53	286,530.09	5.013	358	746	71.7

Total	1,380	$449,395,184.15	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
351 – 360	1,378	$446,823,892.17	99.43%	324,255.36	5.051	358	730	70.4
471 – 480	2	2,571,291.98	0.57	1,285,645.99	4.934	479	717	70.4

Total	1,380	$449,395,184.15	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in all loan groups was approximately 359 months.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
Full/Alternative	517	$144,320,612.49	32.11%	279,150.12	4.986	358	721	72.0
No Documentation	2	268,567.51	0.06	134,283.76	5.260	358	705	44.3
Preferred	93	31,620,826.14	7.04	340,008.88	4.757	357	760	65.4
Reduced	724	260,460,865.54	57.96	359,752.58	5.115	359	732	70.8
Stated Income/Stated Asset	44	12,724,312.47	2.83	289,188.92	5.175	359	738	58.7

Total	1,380	$449,395,184.15	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
621 - 624	3	$392,502.66	0.09%	130,834.22	5.089	358	621	65.1
625 - 649	27	8,931,385.40	1.99	330,792.05	5.159	358	639	72.7
650 - 674	65	20,442,005.40	4.55	314,492.39	5.069	358	665	72.1
675 - 699	251	84,793,205.60	18.87	337,821.54	5.092	360	689	69.7
700+	1,034	334,836,085.09	74.51	323,826.00	5.035	358	747	70.5

Total	1,380	$449,395,184.15	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in all loan groups was approximately 730.

Months to Next Adjustment Date

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1	1,380	$449,395,184.15	100.00%	325,648.68	5.050	359	730	70.4

Total	1,380	$449,395,184.15	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.500 – 1.999	189	$66,663,557.46	14.83%	352,717.24	4.556	357	735	65.4
2.000 – 2.499	161	66,229,285.70	14.74	411,362.02	4.816	358	733	71.8
2.500 – 2.999	707	228,684,048.32	50.89	323,456.93	5.091	359	730	71.0
3.000 – 3.499	296	82,006,821.95	18.25	277,050.07	5.465	358	725	71.6
3.500 – 3.999	26	5,720,560.89	1.27	220,021.57	5.934	358	728	73.1
9.500 – 9.999	1	90,909.83	0.02	90,909.83	5.750	356	742	80.0

Total	1,380	$449,395,184.15	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in all loan groups was approximately 2.576%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
9.500 – 9.999	1,118	$354,527,352.90	78.89%	317,108.54	5.130	359	730	71.1
10.000 – 10.499	1	742,739.53	0.17	742,739.53	5.500	359	756	65.0
10.500 – 10.999	3	1,039,246.33	0.23	346,415.44	4.942	357	670	75.4
11.000 – 11.499	2	280,407.04	0.06	140,203.52	5.207	357	732	63.6
12.000 – 12.499	255	92,495,738.40	20.58	362,728.39	4.741	357	732	67.9
14.500 – 14.999	1	309,699.95	0.07	309,699.95	5.250	356	697	68.9

Total	1,380	$449,395,184.15	100.00%

Next Adjustment Date

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
June 2005	1,380	$449,395,184.15	100.00%	325,648.68	5.050	359	730	70.4

Total	1,380	$449,395,184.15	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in all Loan Groups	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
1.500 – 1.999	189	$66,663,557.46	14.83%	352,717.24	4.556	357	735	65.4
2.000 – 2.499	150	55,711,799.88	12.40	371,412.00	4.837	358	734	73.7
2.500 – 2.999	705	226,112,756.34	50.31	320,727.31	5.093	358	730	71.0
3.000 – 3.499	296	81,354,992.25	18.10	274,847.95	5.465	358	725	71.7
3.500 – 3.999	27	6,370,560.89	1.42	235,946.70	5.838	358	732	73.6
4.000 – 4.499	8	8,581,967.50	1.91	1,072,745.94	4.623	359	729	58.8
4.500 – 4.999	4	3,856,810.30	0.86	964,202.58	4.989	438	720	71.0
5.000 – 5.499	1	742,739.53	0.17	742,739.53	5.500	359	756	65.0

Total	1,380	$449,395,184.15	100.00%

ANNEX III:

YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

YIELD MAINTENANCE AGREEMENT RELATED TO CLASS II-A-1 CERTIFICATES

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
July 2005	264,582,491.78	9.56838
August 2005	260,819,068.31	9.25973
September 2005	257,110,728.24	9.25973
October 2005	253,456,603.28	9.56838
November 2005	249,855,839.62	9.25973
December 2005	246,307,597.66	9.56838
January 2006	242,811,051.84	9.25973
February 2006	239,365,390.32	9.25973
March 2006	235,969,814.77	10.25184
April 2006	232,623,540.16	9.25973
May 2006	229,269,712.36	9.56838
June 2006	225,964,905.89	9.25973
July 2006	222,708,707.10	9.56838
August 2006	219,500,346.71	9.25973
September 2006	216,339,068.29	9.25973
October 2006	213,224,128.09	9.56838
November 2006	210,154,794.77	9.25973
December 2006	207,130,349.21	9.56838
January 2007	204,141,162.93	9.25973
February 2007	201,195,718.76	9.25973
March 2007	198,293,327.28	10.25184
April 2007	195,433,310.61	9.25973
May 2007	192,566,771.51	9.56838
June 2007	189,742,669.57	9.25973
July 2007	186,960,329.61	9.56838
August 2007	184,219,087.78	9.25973
September 2007	181,518,291.42	9.25973
October 2007	178,857,298.76	9.56838
November 2007	175,185,573.56	9.25973
December 2007	171,582,856.52	9.56838
January 2008	168,047,866.56	9.25973
February 2008	164,579,346.32	9.25973
March 2008	161,176,061.75	9.89833
April 2008	157,836,801.69	9.25973
May 2008	154,560,377.38	9.56838
June 2008	151,345,622.13	9.25973
July 2008	148,191,390.86	9.56838
August 2008	145,096,559.71	9.25973
September 2008	142,060,025.67	9.25973
October 2008	139,080,706.17	9.56838
November 2008	136,157,538.71	9.25973
December 2008	133,289,480.48	9.56838
January 2009	130,475,508.03	9.25973
February 2009	127,714,616.86	9.25973
March 2009	125,278,071.95	10.25184
April 2009	122,887,276.12	9.25973

III-1

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
May 2009	120,541,377.66	9.56838
June 2009	118,239,540.66	9.25973
July 2009	115,980,944.72	9.56838
August 2009	113,764,784.60	9.25973
September 2009	111,590,270.02	9.25973
October 2009	109,456,625.33	9.56838
November 2009	107,363,089.26	9.25973
December 2009	105,308,914.65	9.56838
January 2010	103,293,368.19	9.25973
February 2010	101,315,730.17	9.25973
March 2010	99,375,294.21	10.25184
April 2010	97,471,367.03	9.25973
May 2010	95,603,268.22	9.56838
June 2010	93,770,329.95	9.25973
July 2010	91,971,896.82	9.56838
August 2010	90,207,325.54	9.25973
September 2010	88,475,984.77	9.25973
October 2010	86,777,254.88	9.56838
November 2010	85,110,527.74	9.25973
December 2010	83,475,206.47	9.56838
January 2011	81,870,705.28	9.25973
February 2011	80,296,449.25	9.25973
March 2011	78,751,874.12	10.25184
April 2011	77,236,426.10	9.25973
May 2011	75,749,561.67	9.56838
June 2011	74,290,747.40	9.25973
July 2011	72,859,459.75	9.56838
August 2011	71,455,184.90	9.25973
September 2011	70,077,418.57	9.25973
October 2011	68,725,665.82	9.56838
November 2011	67,399,440.93	9.25973
December 2011	66,098,267.15	9.56838
January 2012	64,821,676.63	9.25973
February 2012	63,569,210.15	9.25973
March 2012	62,340,417.07	9.89833
April 2012	61,134,855.07	9.25973
May 2012	59,952,090.07	9.56838
June 2012	58,791,696.04	9.25973
July 2012	57,653,254.86	9.56838
August 2012	56,536,356.19	9.25973
September 2012	55,440,597.28	9.25973
October 2012	54,365,582.90	9.56838
November 2012	53,310,925.11	9.25973
December 2012	52,276,243.23	9.56838
January 2013	51,261,163.62	9.25973
February 2013	50,265,319.58	9.25973
March 2013	49,288,351.24	10.25184
April 2013	48,329,905.41	9.25973
May 2013	47,389,635.45	9.56838
June 2013	46,467,201.18	9.25973
July 2013	45,562,268.73	9.56838
August 2013	44,674,510.44	9.25973
September 2013	43,803,604.74	9.25973

III-2

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
October 2013	42,949,236.04	9.56838
November 2013	42,111,094.61	9.25973
December 2013	41,288,876.49	9.56838
January 2014	40,482,283.35	9.25973
February 2014	39,691,022.43	9.25973
March 2014	38,914,806.41	10.25184
April 2014	38,153,353.30	9.25973
May 2014	37,406,386.36	9.56838
June 2014	36,673,634.01	9.25973
July 2014	35,954,829.70	9.56838
August 2014	35,249,711.87	9.25973
September 2014	34,558,023.79	9.25973
October 2014	33,879,513.53	9.56838
November 2014	33,213,933.84	9.25973
December 2014	32,561,042.07	9.56838
January 2015	31,920,600.10	9.25973
February 2015	31,292,374.21	9.25973
March 2015	30,676,135.07	10.25184
April 2015	30,071,657.60	9.25973
May 2015	29,478,720.89	9.56838
June 2015	28,897,108.19	9.25972
July 2015	28,326,606.74	9.56838
August 2015	27,767,007.77	9.25972
September 2015	27,218,106.39	9.25972
October 2015	26,679,701.53	9.56838
November 2015	26,151,595.85	9.25972

III-3

YIELD MAINTENANCE AGREEMENT RELATED TO CLASS II-A-2 CERTIFICATES

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
July 2005	66,145,622.94	9.56838
August 2005	65,204,767.08	9.25973
September 2005	64,277,682.06	9.25973
October 2005	63,364,150.82	9.56838
November 2005	62,463,959.90	9.25973
December 2005	61,576,899.42	9.56838
January 2006	60,702,762.96	9.25973
February 2006	59,841,347.58	9.25973
March 2006	58,992,453.69	10.25184
April 2006	58,155,885.04	9.25973
May 2006	57,317,428.09	9.56838
June 2006	56,491,226.47	9.25973
July 2006	55,677,176.78	9.56838
August 2006	54,875,086.68	9.25973
September 2006	54,084,767.07	9.25973
October 2006	53,306,032.02	9.56838
November 2006	52,538,698.69	9.25973
December 2006	51,782,587.30	9.56838
January 2007	51,035,290.73	9.25973
February 2007	50,298,929.69	9.25973
March 2007	49,573,331.82	10.25184
April 2007	48,858,327.65	9.25973
May 2007	48,141,692.88	9.56838
June 2007	47,435,667.39	9.25973
July 2007	46,740,082.40	9.56838
August 2007	46,054,771.95	9.25973
September 2007	45,379,572.85	9.25973
October 2007	44,714,324.69	9.56838
November 2007	43,796,393.39	9.25973
December 2007	42,895,714.13	9.56838
January 2008	42,011,966.64	9.25973
February 2008	41,144,836.58	9.25973
March 2008	40,294,015.44	9.89833
April 2008	39,459,200.42	9.25973
May 2008	38,640,094.34	9.56838
June 2008	37,836,405.53	9.25973
July 2008	37,047,847.71	9.56838
August 2008	36,274,139.93	9.25973
September 2008	35,515,006.42	9.25973
October 2008	34,770,176.54	9.56838
November 2008	34,039,384.68	9.25973
December 2008	33,322,370.12	9.56838
January 2009	32,618,877.01	9.25973
February 2009	31,928,654.21	9.25973
March 2009	31,319,517.99	10.25184
April 2009	30,721,819.03	9.25973
May 2009	30,135,344.41	9.56838
June 2009	29,559,885.17	9.25973
July 2009	28,995,236.18	9.56838
August 2009	28,441,196.15	9.25973
September 2009	27,897,567.51	9.25973

III-4

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
October 2009	27,364,156.33	9.56838
November 2009	26,840,772.31	9.25973
December 2009	26,327,228.66	9.56838
January 2010	25,823,342.05	9.25973
February 2010	25,328,932.54	9.25973
March 2010	24,843,823.55	10.25184
April 2010	24,367,841.76	9.25973
May 2010	23,900,817.05	9.56838
June 2010	23,442,582.49	9.25973
July 2010	22,992,974.20	9.56838
August 2010	22,551,831.38	9.25973
September 2010	22,118,996.19	9.25973
October 2010	21,694,313.72	9.56838
November 2010	21,277,631.93	9.25973
December 2010	20,868,801.62	9.56838
January 2011	20,467,676.32	9.25973
February 2011	20,074,112.31	9.25973
March 2011	19,687,968.53	10.25184
April 2011	19,309,106.53	9.25973
May 2011	18,937,390.42	9.56838
June 2011	18,572,686.85	9.25973
July 2011	18,214,864.94	9.56838
August 2011	17,863,796.23	9.25973
September 2011	17,519,354.64	9.25973
October 2011	17,181,416.46	9.56838
November 2011	16,849,860.23	9.25973
December 2011	16,524,566.79	9.56838
January 2012	16,205,419.16	9.25973
February 2012	15,892,302.54	9.25973
March 2012	15,585,104.27	9.89833
April 2012	15,283,713.77	9.25973
May 2012	14,988,022.52	9.56838
June 2012	14,697,924.01	9.25973
July 2012	14,413,313.72	9.56838
August 2012	14,134,089.05	9.25973
September 2012	13,860,149.32	9.25973
October 2012	13,591,395.72	9.56838
November 2012	13,327,731.28	9.25973
December 2012	13,069,060.81	9.56838
January 2013	12,815,290.91	9.25973
February 2013	12,566,329.90	9.25973
March 2013	12,322,087.81	10.25184
April 2013	12,082,476.35	9.25973
May 2013	11,847,408.86	9.56838
June 2013	11,616,800.29	9.25973
July 2013	11,390,567.18	9.56838
August 2013	11,168,627.61	9.25973
September 2013	10,950,901.18	9.25973
October 2013	10,737,309.01	9.56838
November 2013	10,527,773.65	9.25973
December 2013	10,322,219.12	9.56838
January 2014	10,120,570.84	9.25973
February 2014	9,922,755.61	9.25973

III-5

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
March 2014	9,728,701.60	10.25184
April 2014	9,538,338.32	9.25973
May 2014	9,351,596.59	9.56838
June 2014	9,168,408.50	9.25973
July 2014	8,988,707.43	9.56838
August 2014	8,812,427.97	9.25973
September 2014	8,639,505.95	9.25973
October 2014	8,469,878.38	9.56838
November 2014	8,303,483.46	9.25973
December 2014	8,140,260.52	9.56838
January 2015	7,980,150.02	9.25973
February 2015	7,823,093.55	9.25973
March 2015	7,669,033.77	10.25184
April 2015	7,517,914.40	9.25973
May 2015	7,369,680.22	9.56838
June 2015	7,224,277.05	9.25972
July 2015	7,081,651.69	9.56838
August 2015	6,941,751.94	9.25972
September 2015	6,804,526.60	9.25972
October 2015	6,669,925.38	9.56838
November 2015	6,537,898.96	9.25972

III-6

BELLAVISTA FINANCE CORPORATION

or

BELLAVISTA FUNDING CORPORATION

(Depositor)

Asset-Backed Securities

(Issuable in Series)

Consider carefully the risk factors beginning on page 1 in this prospectus.

The securities will represent obligations of or interests in the related trust created for that series of securities only, and will not represent an interest in or obligation of BellaVista Finance Corporation or BellaVista Funding Corporation, as depositor, Belvedere Trust Mortgage Corporation, or any of their affiliates.

This prospectus may be used to offer and sell a series of securities only if accompanied by the prospectus supplement for that series.

THE TRUSTS

The depositor, either BellaVista Finance Corporation or BellaVista Funding Corporation, will establish a separate trust for each series of securities to hold the assets transferred to it by the depositor. The assets of each trust will be specified in the related prospectus supplement and may consist of:

•	fixed rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

•	adjustable rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

•	closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one- to four-family residential properties; and

•	other assets described in the prospectus supplement.

THE SECURITIES

The depositor, either BellaVista Finance Corporation or BellaVista Funding Corporation, will sell each series of securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust established for that series. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

May 25, 2005

(continued)

IMPORTANT NOTICE ABOUT INFORMATION IN THIS

PROSPECTUS AND EACH ACCOMPANYING

PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

If the terms of your series of securities and any other information contained herein vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

You can find a listing of the pages on which many of the terms used in this prospectus are defined under “Index of Defined Terms” beginning on page 105 of this prospectus.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities. You should also consider the risk factors described in the prospectus supplement.

Limited Source of Payments –No Recourse to Depositor, Seller or Servicer	The assets of the trust are the sole source of distributions for the securities. Neither the securities nor the loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, any seller, the master servicer, the trustee or any of their affiliates, unless so specified in the prospectus supplement. Consequently, if payments on the loans and any credit enhancement are insufficient to make all payments required on the securities you may incur a loss on your investment.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust related to any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust. The only obligation of the depositor to the trust comes from certain representations and warranties made by it about assets transferred to the trust. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. The depositor does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

•      funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

•      funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to the trust consist of its obligations to service the related loans in accordance with the terms of the related pooling and servicing agreement.

Credit Enhancement May Not Be Sufficient to Protect You from Losses

Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities.

Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Prepayments on the Loans Will Affect the Yield on the Securities	The rate of principal distributions and yield to maturity on the securities will be directly related to the rate of principal payments on the loans. The rate of principal payments on the loans will be affected by the following:

• the amortization schedules of the loans;

• the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by borrowers;

• liquidations or repurchases of defaulted loans by the master servicer;

• repurchases of loans by sellers as a result of defective documentation or breaches of representations and warranties; and

•      the mandatory or optional purchase by the master servicer or other entity with such rights of all of the loans or some or all of the securities in connection with an optional redemption of securities or termination of the trust.

The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

• If you are purchasing a security at a discount, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

•      If you are purchasing a security at a premium, your yield may be lower than expected if principal payments on the loans occur at a rate faster than you expected and, in the case of an interest-only security, you could lose your entire investment; and

•      The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

Nature of Loans Declines in Property Values May Increase Loan Losses	Because your securities represent an interest in loans or are secured by loans, your investment may be affected by declines in property values. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior lien holder’s interest in a property. Losses on such loans that are not otherwise covered by the credit enhancement described in the prospectus supplement will be borne by the holders of one or more classes of securities.

Delays in Liquidation May Adversely Affect You	Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because many of the costs associated with a liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the master servicer to liquidate a mortgaged property, which could result in a delay in payments to you.

Junior Lien Priority Could Result in Payment Delays and Losses	Loans may be secured by mortgages and deeds of trust that are junior in priority. Junior liens receive proceeds from a sale of the related property only after the senior liens have been paid. If the proceeds remaining after the senior liens have been paid are insufficient to satisfy the loans, then:

• there may be a delay in payments to securityholders while a deficiency judgment against the borrower is sought; and

• securityholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Loans Underwritten to Standard Below “A” Quality May Result in Unexpected Losses	Loans supporting a series of securities may include loans underwritten according to standards below “A” quality (e.g., Alt-A, A minus or subprime). Such loans may be illiquid and present greater credit and other risks than conforming mortgage loans. In addition, such loans may lack standardized terms and may be secured by properties that are unique and more difficult to value than typical residential properties. Loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower’s credit standing or income ratios. Accordingly, the potential loss experience on non “A” quality loans supporting a series of securities may be more difficult to evaluate compared to the experience for “A” quality or other more standardized types of residential and mixed-use properties. Actual losses incurred on such lower quality loans may exceed levels of credit enhancement thought to be sufficient to protect securityholders from risk of loss.

Concentration of Loans Could Adversely Affect Your Investment	Loans may be secured by properties that are concentrated in particular geographic areas, as specified in the prospectus supplement. Consequently, losses and prepayments on the loans and the resulting payments on the securities may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters in these areas, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods.

Losses On Balloon Payment Mortgages Are Borne By You	Some of the underlying loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If your Securities Are Backed By Partially Unsecured Loans	The trust may include loans that were originated with loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust could be treated as a general unsecured creditor as to the unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You	Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

A Lack of Secondary Markets May Limit Your Ability to Resell the Securities

A secondary market for the securities of any series or class may not develop. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary market for asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The securities will not be listed on any securities exchange.

Consequences of Owning Book-Entry Securities	Limit on Liquidity of Securities. Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Limit on Ability to Transfer or Pledge. Since transactions in the book-entry securities can be effected only through the Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Payments to and Rights of Investors May Be Adversely Affected by the Insolvency of a Seller, the Depositor or a Servicer	Each seller and the depositor have taken steps to structure the transfer of the loans to the depositor as an absolute sale and not as the grant of a security interest in the loans to secure a borrowing of the seller. If a seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself were to take the position that the transfer of the loans to the depositor should be recharacterized as the grant of a security interest in the loans, then delays in payments on the securities could result. If the court agreed with such position, delays or reductions in payments on the securities could result. Each seller and the depositor have taken steps to minimize the risk that in the event a seller were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the depositor be substantively consolidated with those of the seller. The depositor a separate, special purpose corporation, the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its directors. Nonetheless, no assurance can be given that if a seller were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the depositor be consolidated with those of the seller, thus resulting in delays or reductions in payments on the securities. There may be other possible effects of a bankruptcy of a seller that could result in delays or reductions in payments to the holders of the securities. Regardless of any specific adverse determinations in a seller bankruptcy proceeding, the fact of a seller bankruptcy proceeding could have an adverse effect on the liquidity and value of the Securities.

If the master servicer or any primary servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor servicer. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in this prospectus supplement. If a servicer becomes bankrupt and cash collections have been commingled with a servicer’s own funds, the trust may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of a servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities.

In the event of a bankruptcy or insolvency of a servicer, the trustee or the securityholders may be prohibited from appointing a successor servicer, which could result in a delay or reduction in payments to securityholders.

Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences	An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose.

Consumer Protection Laws May Adversely Affect You	Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost” mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust.

The federal laws that may apply to loans held in the trust include the following:

•      the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

•      the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to non-purchase money loans with interest rates or origination costs in excess of prescribed levels;

•      the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•      the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•      the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities.

In addition, applicable federal and state laws regulate interest rates and other charges and require certain disclosures. Other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and could subject the trust to damages and administrative enforcement.

You Could Be Adversely Affected By Violations Of Environmental Laws

Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held by the trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment

Any class of securities issued under this prospectus will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust’s assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

•      decrease in the adequacy of the value of the trust’s assets or any related credit enhancement,

•      an adverse change in the financial or other condition of a credit enhancement provider, or

•      a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

THE DEPOSITOR

The prospectus supplement will identify whether the depositor is BellaVista Finance Corporation or BellaVista Funding Corporation. BellaVista Finance Corporation and BellaVista Funding Corporation were each incorporated in Delaware on July 20, 2004, in each case for the limited purpose of acquiring, owning and transferring loans secured by real property and selling interests therein or bonds secured by such assets and related activities. BellaVista Finance Corporation is a wholly-owned qualified REIT subsidiary of Belvedere Trust Mortgage Corporation, while BellaVista Funding Corporation is a wholly-owned taxable subsidiary of Belvedere Trust Finance Corporation.

Belvedere Trust Finance Corporation is a wholly-owned subsidiary of Belvedere Trust Mortgage Corporation, which is in turn a wholly-owned qualified REIT subsidiary of Anworth Mortgage Asset Corporation. Belvedere Trust Mortgage Corporation was formed as a qualified REIT subsidiary to acquire and own mortgage loans, with a focus on the high credit quality jumbo adjustable rate, hybrid and second-lien mortgage markets. Anworth Mortgage Asset Corporation is a publicly owned real estate investment trust (REIT) and is listed on the New York Stock Exchange under the symbol “ANH”.

The principal executive office of BellaVista Finance Corporation is located at 1299 Ocean Avenue, Suite 230, Santa Monica, California 90401 and its telephone number is 310-255-4408.

The principal executive office of BellaVista Funding Corporation is located at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401 and its telephone number is 310-255-4443.

None of Belvedere Trust Finance Corporation, Belvedere Trust Mortgage Corporation, Anworth Mortgage Asset Corporation or any of their affiliates will insure or guarantee distributions on any securities.

THE TRUSTS

General

Either BellaVista Finance Corporation or BellaVista Funding Corporation, as the depositor, will establish a trust for each series of asset-backed securities and convey to the related trustee certain assets, consisting of one or more pools of loans as specified in the prospectus supplement. Each trust will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the “cut-off date”). All references in this prospectus to “pool,” “certificates,” “bonds,” “securities,” or “securityholders,” should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

The certificates of a series will represent interests in the assets of the trust related to that series and the bonds of a series will be secured by the pledge of the loans related to that series. The loans for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust established by the depositor.

The loans will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse by the depositor to the trust. Each seller will have originated or acquired the loans as described in the prospectus supplement.

Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under “Loan Program — Underwriting Standards” or as otherwise described in the prospectus supplement.

The depositor will cause the loans to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the master servicer named in the prospectus supplement will service the loans, either directly or through other servicing institutions (primary servicers), or subservicers, pursuant to a pooling and servicing agreement among the depositor, the master servicer, the trustee and other entities named in the prospectus supplement in the case of a series consisting of certificates, or pursuant to a servicing agreement among the depositor, the master servicer, the trust, the trustee and other entities named in the prospectus supplement in the case of a series consisting of bonds. With respect to loans serviced by the master servicer through a subservicer or primary servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer were servicing such loans. All references in this prospectus or the prospectus supplement to actions taken by the master servicer include actions that may be taken through a subservicer or primary servicer. Unless specified in the prospectus supplement, the master servicer will not be an affiliate of the depositor.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement and, with respect to a series consisting of bonds, the trust agreement, the indenture and the servicing agreement or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

Prior to the initial offering of each series of securities, the related trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the loans and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

Generally, the only obligations of the depositor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See “The Agreements — Assignment of the Loans.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Originators and Sellers; Repurchases” and “The Agreements — Subservicing by Sellers or Originators” and “— Assignment of the Loans”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the prospectus supplement.

The following is a brief description of the assets expected to be included in each trust. If specific information about the loans is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

The Loans

The loans included in a trust will be mortgage loans or home equity loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and may be either closed-end loans or revolving credit line loans. Unless otherwise described in the prospectus supplement, the loans generally will be underwritten to “A” quality standards.

The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement. Interest may be simple interest or compound interest.

•	Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for a specified period of time after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as “lockout periods.” Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

A trust may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens, particularly those relating to home equity loans, will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The mortgaged properties will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes that would otherwise qualify as mortgaged properties under FNMA guidelines, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related master servicer.

Home Equity Loans

As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, amounts borrowed under a revolving credit line loan after the related cut-off date may also be transferred to the trust and comprise part of the loans.

The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal) installments so that the loan either is fully amortized at its stated maturity or, if the loan is a balloon loan, requires the payment of all or a substantial portion of the principal upon maturity. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least either (a) the minimum monthly payment of a specified percentage of the average outstanding balance of the loan or (b) an amount sufficient to amortize the loan over a specified time period.

Loan Information

Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date;

•	the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

•	the original terms to maturity of the loans;

•	the largest principal balance of any of the loans;

•	the smallest principal balance of any of the loans;

•	the earliest origination date and latest maturity date of any of the loans;

•	the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

•	the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

•	the maximum and minimum per annum loan rates; and

•	the geographical location of the mortgaged properties.

If specific information regarding the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

The loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. Where applicable, the prospectus supplement will describe the combined loan-to-value ratio of a loan, which at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any other mortgage loan(s) to (ii) the collateral value of the property. The effective loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

Unless the prospectus supplement specifies an alternative method for calculating the collateral value of a property, the “collateral value” of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “refinance loan”), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sale price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property may be the appraised value of the property as determined by an appraisal obtained at the time of refinancing or origination of the earlier loan, or another estimate of the value of the related property based on a drive-by review, a comparison of sale prices of comparable properties, or other procedures that fall short of a full appraisal.

No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. Such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

Substitution of Loans

Substitution of loans may be permitted in the event of breaches of representations and warranties with respect to certain loans or in the event the documentation with respect to any loan is determined by the trustee to be incomplete or as further specified in the prospectus supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of loans or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of loans acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers who may also be originators. The loans acquired by the depositor will have been originated in accordance with the underwriting process described in the prospectus supplement for the specific transaction in which they are included. Each seller will generally represent and warrant that all loans originated and/or sold by it have been underwritten in accordance with the criteria specified in the prospectus supplement under “Description of the Mortgage Pool.”

Underwriting Process

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit history and financial standing, often described as the ability and willingness to repay the principal balance of the loan.

Generally, in a traditional loan granting process a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. The borrower generally is obligated to describe assets and liabilities as well as provide detailed information about income and expense obligations. The borrower is also generally requested to allow the lender to investigate the borrower’s past experience in meeting credit obligations (“credit report”). The lender will verify significant parts of the information such as employment history, income and, in the case of a self-employed applicant, tax returns for a specified period.

In addition, lenders typically attempt to determine the value and adequacy of the related property as collateral in case the borrower is no longer able or willing to meet repayment conditions and the collateral has to be sold off to satisfy the loan obligations. To determine the value of the property as collateral, an appraiser will inspect the property, verify its condition and determine its value, based on a comparison to similar homes or the cost of replacing the home.

Based on all the information obtained a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the obligations on the proposed loan in addition to other monthly housing expenses, other financial obligations and monthly living expenses.

Alternative Underwriting Standards

The loans acquired may, according to the description in the prospectus supplement, have been originated using other underwriting standards or in a process that replaces parts of the traditional underwriting process with various tools employing algorithm-based decision models and electronic valuation methods. Certain loans may, based on the borrower’s credit history, have excluded parts of the underwriting requirements or used alternative decision methods. Loans may be underwritten using guidelines that eliminate some or all of the verification processes described above. These guidelines may include low-documentation, stated income, streamlined and no-documentation programs. Although considered appropriate by originators and investors such origination and underwriting methods and processes may introduce additional or different risks to the expected performance of such loans.

Originators

Each originator of a loan will be an institution experienced in originating and servicing loans of the type included in the pool in accordance with accepted practices and prudent guidelines, and generally must maintain satisfactory facilities to service those loans. In cases where an originator does not have such servicing facilities, the loans will be acquired on a servicing-released basis and a transfer to a qualified servicer will take place. In such cases the originator must have sufficient facilities to service the loans on an interim basis.

Quality Assurance

The depositor employs a quality assurance program and procedure to ensure that acquired loans are originated in accordance with the standards of origination represented by the originator or seller. Such procedures include a re-underwriting of a sample of the loans to ascertain whether actual underwriting of the loans at the time of origination conforms to the guidelines and representations regarding origination practices under which the loans were underwritten. Where not all the loans are re-underwritten, the size of the sample selected for review will depend on the perceived risk characteristics of the purchased loans. These perceived risks are based on an evaluation of one or more characteristics of the acquired loans, such as credit worthiness of borrowers, assumed loan-to-value ratios of the loans, loan program types, including documentation and verification of certain information regarding the borrower’s income, and other circumstances regarding the mortgaged properties and their locations. The quality assurance review may include verification of information supplied in and through the various documents and security instruments involved in the origination of the loan. The quality assurance program includes one or more third party firms engaged to conduct the re-underwriting of the credit characteristics of the loans and the verification of property values. The sample pool will include an adversely selected pool considered of adequate size to provide the depositors with comfort regarding the inherent risks in the acquired portfolio.

Representations by Originators and Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

•	that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective on the date of purchase of the loan by the depositor or its affiliates of each loan;

•	that the seller had good title to each such loan and such loan was subject to no setoffs, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•	that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage;

•	that there were no delinquent tax or assessment liens against the property;

•	that no required payment on a loan was contractually delinquent for more than the number of days specified in the prospectus supplement; and

•	that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects, subject to customary bankruptcy and equity exceptions.

If so specified in the prospectus supplement, certain representations will have been made by the originators of the loans to the applicable seller, and the seller will pass through to the depositor its rights with respect to breaches of such representations rather than making such representations. The master servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the master servicer or the trustee, as the case may be, then such seller will be obligated to repurchase, or cause the applicable originator to repurchase, such loan from the trust at a purchase price equal to at least 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

If a REMIC election is being made with respect to a trust, the trustee generally will be required to obtain a satisfactory opinion of counsel that any such repurchase or substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

DESCRIPTION OF THE SECURITIES

Each series of securities issued in the form of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the depositor, the master servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the master servicer pursuant to a servicing agreement. A form of indenture and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

A series of securities may consist of both bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreement applicable to each series of securities. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the applicable depositor, at BellaVista Finance Corporation, 1299 Ocean Avenue, Suite 230, Santa Monica, California 90401 or BellaVista Funding Corporation, 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401.

General

Unless otherwise described in the prospectus supplement, the securities of each series:

•	will be issued in book-entry form, in the authorized denominations specified in the prospectus supplement;

•	will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust;

•	will, in the case of bonds, be secured by the assets of the trust; and

•	will not be entitled to payments in respect of the assets included in any other trust established by the depositor.

Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement and described in the prospectus supplement:

•	the loans subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the cut-off date;

•	such assets as from time to time are required to be deposited in the related collection account;

•	property that secured a loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement; and

•	such other assets or rights, including rights under interest rate swap agreements or other derivative contracts, as are described in the prospectus supplement.

If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the loans, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, a demand note or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or a portion of future interest payments and a specified percentage (which may be 0%) or a portion of future principal payments on, and each class of bonds of a series will be secured by, the related loans. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related loans, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semiannually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to the payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

As to each series, an election may be made to treat the related trust or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made, the master servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities

General

In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal

(and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds

All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related collection account on such payment date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future payment dates.

Distributions of Interest

Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “class security balance”) entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable (“accrual securities”), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

Distributions of Principal

The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate class security balance for a class of securities may also be subject to reduction related to the effects of negative amortization on the loans.

If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

Unscheduled Distributions

If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the trust) on the loans, the trustee or the master servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the prospectus supplement, the master servicer will be required to advance on or before each payment date (from its own funds, funds advanced by subservicers or funds held in the collection account for future distributions to the holders of securities of the related series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the master servicer’s determination that such advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace the funds advanced on or before any future payment date to the extent that funds in the applicable collection account on that payment date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced with respect to a given loan will be reimbursable to the master servicer out of recoveries on that loan (which recoveries will include late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by a subservicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a subservicer) also will be reimbursable to the master servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that any advances previously made are not ultimately recoverable from recoveries on the related loans.

To the extent provided in the prospectus supplement, the master servicer also will be obligated to make advances in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis, but only to the extent those advances would be recoverable out of insurance proceeds, liquidation proceeds or otherwise. These advances are reimbursable to the master servicer to the extent permitted by the related Agreement and described in the related prospectus supplement. The obligations of the master servicer to make advances may be supported by a cash advance reserve account, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” and in each case as described in the prospectus supplement.

To the extent provided in the prospectus supplement, the master servicer will be required to advance all funds required for draws by borrowers under revolving lines of credit.

If specified in the prospectus supplement, in the event the master servicer or a subservicer fails to make a required advance, the trustee, in its capacity as successor master servicer, will be obligated to make the advance. If the trustee makes this type of advance, it will be entitled to reimbursement to the same extent and in the same manner that the master servicer or a subservicer would have been entitled to reimbursement if it had made the advance.

Reports to Securityholders

Prior to or concurrently with each distribution on a payment date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

•	the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

•	the amount of the distribution made on that payment date that is allocable to interest;

•	the amount of any advance made during the related due period;

•	the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the securityholders;

•	the outstanding principal balance or notional amount, as applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;

•	the percentage or amount of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the related payment date;

•	the percentage or amount of principal prepayments on the loans, if any, that each such class will be entitled to receive on the related payment date;

•	the amount of the servicing compensation retained or withdrawn from the collection account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

•	the number and aggregate principal balances of loans that are:

•	not in foreclosure but are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date; and

•	in foreclosure and are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date;

•	the remaining principal balance of any loan secured by real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;

•	the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

•	if applicable, the amount remaining in any reserve account at the close of business on that payment date;

•	the pass-through rate or interest rate, as applicable, as of the day before preceding payment date; and

•	any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

CATEGORIES OF CLASSES	DEFINITION

TYPES OF PRINCIPAL PAYMENTS

Accretion Directed	A class that receives principal payments that are funded from collections that would have otherwise funded interest payments on the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the loans.

Component Securities	A class consisting of separate parts, referred to as “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Amortization Class or PACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the loans. These two rates are the endpoints for the “structuring range” for the planned amortization class. The planned amortization classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of such series.

Principal Only or PO	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

CATEGORIES OF CLASSES	DEFINITION

Scheduled Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the loans. Theses two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that receive payments of principal, when amounts are available to make payments of principal, continuously from the first payment date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the loans. The constant proportion of such principal payments may or may not vary for each loan included in the trust and will be calculated in the manner described in the prospectus supplement. These classes may also receive payments of interest.

Support Class (or companion class)	A class that receives principal payments on any payment date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the loans.

TYPES OF INTEREST PAYMENTS

Accrual	A class that adds accrued interest otherwise distributable on the class to the principal balance of the class on each applicable payment date. The accretion may continue until some specified event has occurred or until the class is retired.

Fixed Rate	A class with a pass-through rate or interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Interest Only or IO	A class that receives some or all of the interest payments made on the loans and little or no principal. Interest only certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the amount of interest due on an interest only security but is never actually paid out as principal on the class.

Partial Accrual	A class that adds a portion of the amount of accrued interest thereon to the principal balance of the class on each applicable payment date, with the remainder of the accrued interest to be distributed currently as interest on the class on each applicable payment date. The accretion of designated amounts of the interest may continue until a specified event has occurred or until the class is retired.

Variable Rate	A class with a pass-through rate or interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the loans in the trust).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

•	LIBOR as determined on the previous LIBOR determination date or

•	the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

•	the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

•	if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the “prime rate” as published in the “Money Rates” section of The Wall Street Journal on the related prime rate determination date, or if not so published, the “prime rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

Unless otherwise described in the prospectus supplement, the securities will be registered as book-entry securities. This means that, except under the limited circumstances described below under “—Definitive Securities,” purchasers of securities will not be entitled to have the securities registered in their names and will not be entitled to receive physical delivery of the securities in definitive paper form. Instead, upon issuance, all the securities of a class will be represented by one or more fully registered permanent global securities, without interest coupons.

Each global security will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for purposes of any Agreement.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the securities are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the securities through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry security will hold its security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The depositor, the master servicer, the trustee and each of their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry securities. The depositor, the master servicer, the trustee and each of their agents also will not be responsible or liable for payments made on account of the book-entry securities.

Until definitive securities are issued to the beneficial owners as described below under “—Definitive Securities,” all references to “holders” of securities means DTC. The depositor, the master servicer, the trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the securities for all purposes.

Beneficial owners of book-entry securities should realize that the trustee will make all distributions of principal and interest on their securities to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the securities. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the trustee to the beneficial owners through the chain of intermediaries.

Similarly, the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of securities, each person owning a beneficial interest in the securities must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the depositor that it will take actions under the Agreements only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry securities should also realize that book-entry securities may be more difficult to pledge because of the lack of a physical security. Beneficial owners may also experience delays in receiving distributions on their securities since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of securities. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Securities

Distributions of principal of and interest on book-entry securities will be made only to DTC. Upon receipt of any payment of principal of or interest on a global security, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global security as shown on the records of DTC. Payments by participants to beneficial owners of book-entry securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive securities are issued, distributions of principal and interest on definitive securities will be made directly to the holders of the definitive securities in whose names the definitive securities were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date, and the credits to or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear,

they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the depositor, the master servicer, or the trustee will have any liability for any actions taken by DTC or its nominee or Clearstream, Luxembourg or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

Definitive Securities

Unless otherwise specified in the prospectus supplement, beneficial owners of book-entry securities may exchange those securities for definitive securities registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global securities or ceases to be a registered “clearing agency” and the depositor or trustee is unable to find a qualified replacement for DTC; or

•	any event of default has occurred with respect to those book-entry securities and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the securities of that class advise the trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive securities are available. The appropriate global security will then be exchangeable in whole for definitive securities in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive securities will be recognized as the “holders” of the securities under the Agreements.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related loans. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of such series;

•	a limited financial guaranty policy issued by an entity named in the prospectus supplement;

•	the establishment of one or more reserve accounts;

•	the use of a cross-collateralization feature;

•	use of a mortgage pool insurance policy;

•	excess spread;

•	over-collateralization;

•	letter of credit;

•	guaranteed investment contract;

•	primary mortgage insurance;

•	other pledged assets;

•	corporate guarantees;

•	surety bond;

•	special hazard insurance policy;

•	bankruptcy bond;

•	FHA insurance or VA guarantee;

•	another method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

•	any combination of the foregoing.

Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement occur, securityholders will bear their allocable share of any deficiencies.

If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to those trusts by the credit enhancement and of the application of that coverage to the related trusts.

Subordination

If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans that must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

•	in the order of their scheduled final payment dates;

•	in accordance with a schedule or formula;

•	in relation to the occurrence of events; or

•	otherwise, as specified in the prospectus supplement.

As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, a trust may also include a bankruptcy bond, a special hazard insurance policy, a demand note or other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in such trust;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Cross Support

If specified in the prospectus supplement, separate groups of assets included in a trust may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same trust. The prospectus supplement for a series of securities that includes a cross support feature will describe the manner and conditions for applying this cross support feature.

Reserve Accounts

If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the trust for such series.

Amounts deposited in the reserve account for a series will be specified in the prospectus supplement and may include:

•	cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination of the foregoing in an aggregate amount specified in the prospectus supplement; or

•	amounts generated by the loans deposited from time to time to which the subordinate securityholders, if any, would otherwise be entitled.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments (“permitted investments”). Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

Pool Insurance Policies

If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the master servicer will present claims under the pool insurance policy to the credit enhancer. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

The pool insurance policies generally will provide that no claims may be validly presented unless:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

•	hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•	if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•	the insured has acquired good-and merchantable title to the property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the credit enhancer will have the option either:

•	to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

•	to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

•	failure to construct a property in accordance with plans and specifications; or

•	losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related seller’s representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Over-Collateralization

Over-collateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If described in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust and thereby create or increase over-collateralization.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust.

Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in the trust;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Financial Instruments

If specified in the related prospectus supplement, the trust may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

•	to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments in the event that any index rises above or falls below specified levels; or

•	to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

If a trust includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

YIELD AND PREPAYMENT CONSIDERATIONS

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the loans. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

The rate of prepayments with respect to first mortgage loans and home equity loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

In addition, home equity loans are generally not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

The prepayment experience of the trust may be affected by a wide variety of factors, including:

•	general economic conditions;

•	prevailing interest rate levels;

•	availability of alternative financing;

•	homeowner mobility;

•	for junior liens, the amounts of, and interest rates on, the underlying senior mortgage loans; and

•	the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

The yield on any securities that are pass-through certificates will always be slightly less than the pass-through rate due to the delay in passing through interest payments to investors. The purchase price that accounts for this delay in payment to result in an actual yield equal to the pass-through rate is referred to herein as the “parity price.” The yield to an investor who purchases securities in the secondary market at a price other than the parity price will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

Collections on home equity loans may vary because, among other things, borrowers may:

•	make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month;

•	make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon;

•	fail to make the required periodic payments; or

•	vary payments month to month due to seasonal purchasing and other personal payment habits.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the prepaid loan not for the entire month in which the prepayment is made, but only for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders because interest on the principal amount of any prepaid loan will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month in which the partial prepayment was made. Generally, neither full nor partial prepayments will be passed through or paid to securityholders until the month following receipt.

Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans, which would give rise to corresponding delays in the receipt by securityholders of the proceeds of a liquidation. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on defaulted loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Many liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan being liquidated. Therefore, assuming that a master servicer took the same steps in realizing upon a defaulted mortgage loan having a small outstanding principal balance as it would in the case of a defaulted mortgage loan having a large outstanding principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance for the former mortgage loan as opposed to the latter.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

Interest payable on the securities on any given payment date will include all interest accrued during their related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related payment date, your effective yield will be less than it would be if the interest accrual period ended the day before the payment date, and your effective yield at par would be less than the indicated coupon rate.

Under certain circumstances, the master servicer, the depositor, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may be obligated to or may have the option to purchase either the assets of a trust or some or all of the securities and thereby effect earlier retirement or redemption of the related series of securities.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the loans at any time or over the lives of the securities.

The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

THE AGREEMENTS

Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

Assignment of the Loans

At the time of issuance of the securities, the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

•	the mortgage note or credit line agreement endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost;

•	the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

•	an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

•	all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS® System the depositor will cause the trustee to be recorded as the owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the master servicer, the seller will be obligated to either purchase the related loan from the trust at the purchase price or, if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers, Depositor or Master Servicer

As described above under “— Assignment of the Loans,” the depositor will cause the loans comprising the trust to be assigned or pledged to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under “Assignment of the Loans” and “Loan Program — Representations by Originators and Sellers; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Collection Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the loans in the trust (the “collection account”). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

•	maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

•	an account or accounts the deposits in which are fully insured by the FDIC;

•	an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

•	an account or accounts otherwise acceptable to the rating agency.

The collateral eligible to secure amounts in the collection account is limited to permitted investments. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in permitted investments. The master servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer or trustee will deposit or cause to be deposited in the collection account for each trust within two days following its receipt or on a daily basis, to the extent the master servicer’s or its parent’s long-term credit rating does not satisfy the requirements set forth in the related Agreement, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

•	all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

•	all net insurance proceeds, less any incurred and unreimbursed advances made by the master servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the master servicer with respect to the liquidated loans;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	all advances as described in this prospectus under “Description of the Securities — Advances”;

•	all proceeds of any loan or property in respect thereof repurchased by any seller as described under “Loan Program — Representations by Originators and Sellers; Repurchases” or “— Assignment of the Loans” above and all proceeds of any loan repurchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the collection account pursuant to the related agreement.

The master servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

•	to transfer funds to the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement;

•	to pay to the master servicer the purchase price of any additional balances transferred to the trustee resulting from draws under revolving lines of credit as set forth in the prospectus supplement;

•	to pay to the master servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

•	to reimburse the master servicer for advances made with respect to a loan, to the extent described in the prospectus supplement;

•	to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by insurance policies;

•	to reimburse the master servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, to the extent described in the related prospectus supplement;

•	to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan;

•	to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay or reimburse the trustee or any other party as provided in the prospectus supplement;

•	to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

•	to clear and terminate the collection account upon termination of the Agreement.

In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the master servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

The applicable Agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the master servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

Subservicing by Sellers or Originators

The master servicer may enter into subservicing agreements with any servicing entity that will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. The prospectus supplement may provide that while each subservicing agreement will be a contract solely between the master servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the loans, the trustee or any successor master servicer must recognize the subservicer’s rights and obligations under the related subservicing agreement.

Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the master servicer alone were servicing the loans. All references in this prospectus or in the prospectus supplement to actions taken by the master servicer include actions that may be taken through a subservicer or primary servicer.

Collection Procedures

The master servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion:

•	waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

•	to the extent not inconsistent with the rules applicable to REMIC, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

The master servicer’s obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

Under the Agreement, the master servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of those loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the master servicer may permit the assumption of a loan, pursuant to which the original borrower would remain liable on the related loan note, or a substitution of liability with respect to the loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the master servicer as additional servicing compensation. In connection with any assumption or substitution, generally neither the loan rate borne by the related loan note nor its payment terms may be changed.

Hazard Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards that are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. In general, this hazard insurance coverage will be in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing the loan from time to time; and (b) the greater of (i) the combined principal balance owing on the loan and any mortgage loan senior to such loan and (ii) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related collection account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to a trust contains a deductible clause, the master servicer will be required to deposit from its own funds into the collection account an amount equal to the amount that would have been deposited therein but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mud flows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin, rodents, insects or domestic animals; or

•	theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the master servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

The master servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. Unless required by law, the master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

•	hazard insurance proceeds in excess of the amount required to restore the property that have not been applied to the payment of the loan;

•	amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

•	claim payments previously made by the insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

•	failure to construct the property subject to the loan in accordance with specified plans;

•	physical damage to the property; and

•	the related subservicer not being approved as a servicer by the insurer.

Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The master servicer is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps consistent with its practices regarding comparable loans and necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the master servicer shall be deposited in the related collection account for distribution as set forth above.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required to

•	advance or discharge

•	all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•	upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans

The master servicer or subservicers will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems appropriate to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings that are reimbursable under the Agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on it that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the collection account amounts representing its normal servicing compensation with respect to the loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the collection account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the collection account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust that exceeds the principal balance of the defaulted loan together with accrued interest on it.

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•	first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	second, to reimburse the master servicer for any unreimbursed advances with respect to the loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

•	fourth, as a recovery of principal of the loan.

If a final liquidation of a loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each such class of securities. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the payment date on which the increase occurs. The foregoing provisions will apply even if the principal balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary compensation for its activities as master servicer will come from the payment to it of the amount specified in the prospectus supplement, and the compensation will be retained by it from collections of interest on the loan in the related trust. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the master servicer to decrease.

Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the master servicer or subservicer will generally retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

If specified in the prospectus supplement, the master servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related subservicer.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor master servicer and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the master servicer’s resignation and the successor master servicer’s appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement generally will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor (each, an “indemnified party”) will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party’s duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds that would otherwise be distributed to securityholders.

Except as otherwise specified in the prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person satisfies certain other requirements.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement

The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each Agreement will consist of

•	any failure by the master servicer to deposit in the collection account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

•

any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the security; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting rights” are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the loans and the other assets of the trust if payments on them are insufficient to make payments required in the Agreement. The assets of the trust will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 66 2/3% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement including, if specified in the prospectus supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act as successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution that is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending the appointment of a successor master servicer, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of the securityholder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to that Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the aggregate voting rights for the related series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, the trustee for 60 days has neglected or refused to institute any such proceeding, and all other conditions precedent for the initiation of suit as described in the Agreement have been met. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless those securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

Indenture

Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes include:

•	a default in the payment of any principal of or interest on any bond as specified in the prospectus supplement;

•	failure to perform in any material respect any other covenant of the depositor or the trust in the indenture that continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

•	any other event of default provided with respect to bonds of that series including, but not limited to, certain defaults on the part of the trust, if any, under a credit enhancement instrument supporting such bonds.

If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the bonds, as described in the related prospectus supplement.

If, following an event of default with respect to any series of bonds, the bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the bonds, elect to maintain possession of the collateral securing the bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default or a rapid amortization event, unless:

•	the holders of 100% of the aggregate voting rights of the bonds of such series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale; or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the bonds of that series.

In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee has a prior right to receive the proceeds of that liquidation in payment of unpaid fees and expenses. As a result, upon the occurrence of an event of default or rapid amortization event, the amount available for distribution to the bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the rights of the indenture for the benefit of the bondholders after the occurrence of an event of default or rapid amortization event.

Except as otherwise specified in the prospectus supplement, in the event the principal of the bonds of a series is declared due and payable, as described above, the holders of any of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding bonds of the series affected thereby.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may be amended by the depositor, the master servicer, the trustee, and, if applicable, the credit enhancer, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision therein or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the final prospectus and prospectus supplement provided to investors in accordance with the initial offering of the securities;

(d) to add to the duties of the depositor, the seller or the master servicer;

(e) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

(f) to add any other provisions with respect to matters or questions arising under the Agreement; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement.

However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the collection account is maintained, if the change does not adversely affect the then current rating of the class or classes of securities of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of any REMIC, to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

(a) reduce in any manner the amount of, or delay the timing of, payments received on loans that are required to be distributed on any security without the consent of the holder of the security,

(b) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in (a), without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66 2/3%, or

(c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

If one or more REMIC elections are made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement

Unless otherwise specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the collection account or by the master servicer and required to be paid to them pursuant to the Agreement following the later of:

(a) the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such loans remaining in the trust; and

(b) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see “Material Federal Income Tax Consequences” below and in the related prospectus supplement), from the related trust of all of the remaining loans and all property acquired in respect of the related loans.

Unless otherwise specified by the prospectus supplement, any purchase of loans and property acquired in respect of loans evidenced by a series of securities will be made at the option of the master servicer, such other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, such other person or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related loans being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the loans at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Code.

Indenture

The indenture will be discharged with respect to a series of bonds, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the bonds of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the bonds of that series.

In addition to this type of discharge with certain limitations, the indenture will provide that, if so specified with respect to the bonds of any series, the related trust will be discharged from any and all obligations in respect of the bonds of the related series (except for certain obligations relating to temporary bonds and exchange of bonds, to register the transfer of or exchange bonds of such series, to replace stolen, lost or mutilated bonds of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the bonds of the series on the last scheduled payment date for the bonds and any installment of interest on the bonds in accordance with the terms of the indenture and the bonds of that series. In the event of any defeasance and discharge of bonds of the series, holders of bonds of the series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their bonds until maturity.

THE TRUSTEE

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have banking and other relationships with the depositor, the master servicer and any of their respective affiliates.

CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

Deeds of Trust and Mortgages

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

Deed of Trust

Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee following a request from the lender-beneficiary to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.

In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, that may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. A judicial foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statue. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.

Environmental Risks

Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower’s ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability that could exceed the value of such property or the principal balance of the related loan.

Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”). Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. The costs arising from the circumstances set forth above could result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decisionmaking control over the borrower’s enterprise, participate in the management or control of decisionmaking relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as the holder does not deviate from certain other requirements specified in the rule. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs arising from such circumstances could result in a loss to securityholders.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan.

Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

Some of the loans may be non-recourse loans, as to which recourse in the case of a default will be limited to the mortgaged property and any assets that were pledged to secure the loan. However, even if a loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non- judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Servicemenbers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. If the court determines that the value of the mortgaged property is less than the principal balance of the loan, the secured indebtedness may be reduced to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such loan, change the rate of interest and alter the loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

Due-on-Sale Clauses

Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the “window period” under the Garn-St Germain Act which ended not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans that may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts. Late charges and prepayment fees are typically retained by master servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Relief Act of 1940 (the “Relief Act”), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust for a series are secured by mortgages that are junior to other mortgages, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. A notice of default may not be required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before they become delinquent and all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust when due, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders that make revolving credit line loans typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the borrower are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage may be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. It may also depend in certain states if the advance is considered optional or obligatory. If the beneficiary or lender advances additional amounts in certain states the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. The trust deed or mortgage lien securing loans of the type that includes home equity credit lines may apply retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, and possibly except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust.

The federal laws that may apply to loans held in the trust include the following:

•	the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

•	the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money loans with interest rates or origination costs in excess of prescribed levels;

•	the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•	the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•	the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities, as based on the advice of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations (including the REMIC regulations promulgated by the Treasury Department (the “REMIC Regulations”)), rulings and decisions in effect as of the date of this prospectus, all of which are subject to change. In addition, the summary is limited to investors who will hold the securities as “capital assets” (generally, property held for investment) as defined in section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose “functional currency” is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•	is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State Tax Considerations” below. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As applied to any particular class or series of securities, the summary is subject to further discussion or change as provided in the related prospectus supplement.

The material federal income tax consequences applicable with respect to a specific series of securities will vary depending on whether an election is made to treat the trust relating to such series of securities as a real estate mortgage investment conduit (“REMIC”) under sections 860A through 860G of the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made with respect to such series. This prospectus discusses two types of securities, (1) securities of any series for which no REMIC election is in effect (“non-REMIC securities”) and (2) securities of any series for which a REMIC election is in effect (“REMIC securities”). See “Non-REMIC Securities” and “REMIC Securities” below.

Non-REMIC Securities

General

If a REMIC election is not made, Sidley Austin Brown & Wood LLP will deliver its opinion generally to the effect that, although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC securities, assuming ongoing compliance with all provisions of the related Agreements, such securities will be treated for federal income tax purposes as indebtedness.

Status as Real Property Loans

Non-REMIC securities held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v), interest on non-REMIC securities will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code section 856(c)(3)(B), and non-REMIC securities will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A).

Interest on Non-REMIC Securities

Except as described below with respect to original issue discount, premium or market discount, interest paid or accrued on non-REMIC securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder’s regular method of accounting.

Original Issue Discount

General. Non-REMIC securities may be issued with “original issue discount” within the meaning of Code section 1273(a). Holders of any class of non-REMIC securities having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in accordance with a constant yield method, in advance of receipt of the cash attributable to such income. In addition, Code section 1272(a)(6) provides special rules applicable various debt instruments issued with original issue discount. Regulations have not yet been issued under that section. When required by the Code and/or applicable regulations, the depositor will indicate on the face of each non-REMIC security issued by it information concerning the application of the original issue discount rules to such security and certain other information that may be required. The depositor will report annually to the Internal Revenue Service (the “IRS”) and to holders of record of such securities information with respect to the original issue discount accruing on such securities during the reporting period.

Rules governing original issue discount are set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283 and in regulations issued thereunder (the “OID Regulations”). The OID Regulations do not adequately address, or are subject to varying interpretations with respect to, several issues relevant to securities, such non-REMIC securities, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the OID Regulations will be applied to non-REMIC securities.

Original Issue Discount Defined. The amount of original issue discount, if any, on a non-REMIC security will be the excess of the stated redemption price at maturity of the security over its issue price. The issue price of a non-REMIC security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of non-REMIC securities is sold for cash on or prior to the date of the their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date.

Under the OID Regulations, the stated redemption price at maturity of a non-REMIC security will be equal to the total of all payments to be made on the security other than “qualified stated interest.” “Qualified stated interest” includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a security.

De Minimis Original Issue Discount. Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a non-REMIC security will be considered to be de minimis if it is less than 0.25 percent of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a non-REMIC security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the security): (i) the number of complete years (rounded down for partial years) from the issue date until the date on which each such payment is expected to be made, presumably taking into account the Tax Prepayment Assumption (defined below), multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the security’s stated redemption price at maturity.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the security. The OID Regulations also would permit a holder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the OID Regulations.

Accrual of Original Issue Discount. The Code requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the securities (the “Tax Prepayment Assumption”) and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that, as noted above, have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the issuer for the purposes of determining the amount and rate of accrual of original issue discount. However, no representation is made that the mortgage loans will prepay at the Tax Prepayment Assumption or at any other rate.

Generally, if original issue discount on a non-REMIC security is in excess of a de minimis amount, a holder must include in ordinary gross income the sum of the “daily portions,” as determined below, of the original issue discount that accrues on the security for each day the holder holds that security, including the purchase date but excluding the disposition date. In the case of an original holder, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an “accrual period”) that, unless otherwise stated in the related prospectus supplement, ends on the day in the calendar year corresponding to each of the payment dates on the security and begins on the first day following the immediately preceding accrual period (or in the case of the first accrual period, begins on the closing date). This will be done, in the case of each full accrual period, by:

•	adding (A) the present value, as of the end of the accrual period, of all remaining distributions to be made on the security, if any, in future periods, and (B) any distributions made on the security during such accrual period of amounts included in the stated redemption price, and

•	subtracting from that total the “adjusted issue price” of the security at the beginning of such accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the security will be received in future periods based on the loans being prepaid at a rate equal to the Tax Prepayment Assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the Tax Prepayment Assumption. The “adjusted issue price” of a non-REMIC security at the beginning of any accrual period will equal the issue price of the security plus the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods and reduced by the amount of any distributions made on that security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accrued during such accrual period, computed as described above, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the securities.

With respect to any non-REMIC security that is a variable rate debt instrument, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the security. In general terms, original issue discount is accrued by treating the interest rate of the security as fixed and making adjustments to reflect actual interest rate adjustments. Because the proper method of adjusting accruals of original issue discount on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such securities for federal income tax purposes.

Some classes of non-REMIC securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this “long first accrual period” some or all interest payments may be required to be included in the stated redemption price of the security and accounted for as original issue discount.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a non-REMIC security will reflect the accrued interest. In these cases, information returns to the holders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the security. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a holder.

Subsequent Purchasers of Non-REMIC Securities with Original Issue Discount. A subsequent purchaser of a non-REMIC security who purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such security is held, the sum of the daily portions of original issue discount with respect to that security. In computing the daily portions of original issue discount with respect to a non-REMIC security for such a subsequent purchaser, however, the daily portion for any day will be reduced, if the price is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the security. The adjusted issue price of a non-REMIC security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

Premium

A holder who purchases a non-REMIC security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally will be considered to have purchased the security at a premium, which it may elect under Code section 171 to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method over the life of the security. The OID Regulations also permit holders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See “—Election to Treat All Interest as Original Issue Discount” below. Although no regulations addressing the computation of premium accrual on securities similar to non-REMIC securities have been issued, the Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Code section 171. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. If a holder makes an election to amortize premium on a security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Market Discount

Non-REMIC securities will be subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a security purchases it at a market discount, that is, in the case of a security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Code section 1276 the securityholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

Market discount on a non-REMIC security will be considered to be de minimis for purposes of Code section 1276 if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Tax Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount—De Minimis Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Regulations are to provide similar rules for computing the accrual of amortizable security premium on instruments payable in more than one principal installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that the holder of a market discount security may elect to accrue market discount either on the basis of a constant yield method or using one of the following methods:

•	for a security issued with original issue discount, the amount of market discount that accrues during an accrual period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the accrual period and the denominator of which is the total remaining original issue discount as of the beginning of the accrual period; or

•	for a security issued without original issue discount, the amount of market discount that accrues during an accrual period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods, the same prepayment assumption applicable to calculating the accrual of original issue discount is to be used. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues. If made, the election will apply to all market discount instruments acquired by the holder on or after the first day of the first taxable year to which the election applies. See “—Election to Treat All Interest as Original Issue Discount” below.

To the extent that non-REMIC securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a non-REMIC security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Under Code section 1277, a subsequent holder of a non-REMIC security who acquired the security at a market discount may be required to defer the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year attributable to any indebtedness incurred or maintained to purchase or carry the security. For these purposes, the de minimis rule referred to above applies. The amount of such net interest expense deferred in a taxable year would not exceed the amount of market discount accrued on the security for the days during the taxable year on which the subsequent holder held the security and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a non-REMIC security purchased at a discount or premium in the secondary market.

Election to Treat All Interest as Original Issue Discount

The OID Regulations permit a holder of a non-REMIC security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a non-REMIC security with market discount, the holder of the security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a non-REMIC security that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize security premium with respect to all debt instruments having amortizable security premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a security is irrevocable.

Treatment of Realized Losses

Under Code section 166 both corporate holders of non-REMIC securities and noncorporate holders of non-REMIC securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a non-REMIC security in connection with a trade or business will not be entitled to deduct a loss under Code section 166 until the holder ‘s security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a non-REMIC security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a non-REMIC security could significantly exceed the amount of economic income actually realized by the holder in that period. Although the holder of a non-REMIC security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Sale

For a discussion of certain anticipated federal income tax consequences of a disposition of non-REMIC securities, see “Sale of Securities” below.

REMIC Securities

Classification of REMICs

If a REMIC election is made with respect to a series of securities, Sidley Austin Brown & Wood LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, the related trust, or each applicable portion thereof, will qualify as a REMIC for federal income tax purposes, and the securities offered with respect thereto will be considered to evidence ownership of “regular interests” or “residual interests” in the related REMIC.

If a REMIC election or elections are made for the related trust, the prospectus supplement for such series will indicate which classes of securities are being designated as regular interests (“regular interest securities”) and which class is being designated as the residual interest (“residual interest securities”).

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for this status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC securities may not be accorded the status or given the tax treatment described below. For example, if, as the result of a REMIC disqualification, the entity were taxable as a separate corporation, distributions on a regular interest security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding the REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize interest and market discount with respect to the security on an accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could, cause the REMIC securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations and real estate investment trusts described under “—Characterization of Investments in REMIC Securities” below.

Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The related Agreements with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the applicable provisions of the Code. It is not anticipated that the status of any trust as a REMIC will be terminated prior to termination of the trust.

In general, a swap or yield supplement agreement may not be an asset of a REMIC. If a trust of a particular series contains a swap or yield supplement agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

Tiered REMIC Structures

For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of any such series of securities, Sidley Austin Brown & Wood LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the tiered REMICs will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in two or more REMICs. In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Code section 856(c)(4)(A), and “loans secured by an interest in real property” under Code section 7701(a)(19)(C), and whether the income on the securities is interest described in Code section 856(c)(3)(B), the tiered REMICs will be treated as one REMIC.

Characterization of Investments in REMIC Securities

Except to the extent otherwise provided in the related prospectus supplement, REMIC securities will be “real estate assets” within the meaning of Code section 856(c)(4)(A) and assets described in Code section 7701(a)(19)(C) in the same proportion that the assets of the REMIC underlying the REMIC securities would be so treated. Moreover, if 95 percent or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, those securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular interest securities and income allocated to residual interest securities will be interest described in Code section 856(c)(3)(B) to the extent that those securities are treated as “real estate assets” within the meaning of Code section 856(c)(4)(A). In addition, regular interest securities will be “qualified mortgages” within the meaning of Code section 860G(a)(3) if transferred to another REMIC on its startup day in exchange for regular interest securities or residual interest securities in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to holders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of all of the foregoing sections. In addition, in some instances loans may not be treated entirely as assets described in the foregoing sections. The REMIC Regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Code section 856(c)(4)(A). Furthermore, foreclosure property will qualify as “real estate assets” under Code section 856(c)(4)(A).

Taxation of Owners of Regular Interest Securities

General

Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the related REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

Original Issue Discount

Certain classes of regular interest securities may be issued with original issue discount within the meaning of Code section 1273(a). Regular interest securities generally will be subject to the rules governing original issue discount with respect to non-REMIC securities as described above under “Non-REMIC Securities—Original Issue Discount.” Holders of regular interest securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interest securities. In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such regular interest securities for federal income tax purposes.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Premium

The rules governing “premium” apply equally to regular interest securities (see “Non-REMIC Securities—Premium” above).

Market Discount

A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under “Non-REMIC Securities—Market Discount.”

Treatment of Realized Losses

The rules that may limit deductions for losses sustained on non-REMIC securities apply equally to regular interest securities (see “Non-REMIC Securities—Treatment of Realized Losses” above).

Sale

For a discussion of certain anticipated federal income tax consequences of a disposition of a regular interest security, see “Sale of Securities” below.

Taxation of Owners of Residual Interest Securities

General

Residual interest securities will be subject to tax rules that differ significantly from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the related REMIC.

A holder of a residual interest security typically will be required to report on its federal income tax return, as ordinary income, the “daily portion” of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the residual interest security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the holders of residual interest securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holder of a residual interest security by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of a REMIC” and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations under Code section 469 on the deductibility of “passive losses.”

The amount of income a holder of a residual interest security will be required to report, and the tax liability associated with that income, may exceed the amount of cash distributions received from the related REMIC for the corresponding period. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the mortgage loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on regular interest securities issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to mortgage loans will generally remain constant over time as a percentage of mortgage loan principal. Consequently, holders of residual interest securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of residual interest securities or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions,” residual interest securities without “significant value” and “noneconomic” residual interest securities discussed below. The fact that the tax liability associated with the income allocated to holders of residual interest securities may exceed the cash distributions received by such holders for the corresponding period may significantly adversely affect such holders’ after-tax rate of return. Furthermore, because the holder of a residual interest security is taxed on the net income of the related REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

A holder of a residual interest security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it owns such residual interest security. These daily portions generally will equal the amounts that would have been reported for the same days by an original holder, as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a residual interest security that purchased the residual interest security from a prior holder of the security at a price greater than, or less than, the adjusted basis the residual interest security would have had in the hands of an original holder of the security. The REMIC Regulations, however, do not provide for any modifications.

Any payments received by a holder of a residual interest security in connection with the acquisition of such security will be taken into account in determining the income of such holder for federal income tax purposes. The Treasury Department has issued regulations that require such payments to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the residual interest security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the residual interest security is transferred to the taxpayer. Holders of residual interest securities should consult their tax advisors concerning the treatment of such payments for income tax purposes.

Taxable Income of a REMIC

The taxable income or net loss of the REMIC will equal the difference between (i) the gross income from the mortgage loans and other assets of the REMIC, including stated interest and any original issue discount or market discount on such assets, plus any cancellation of indebtedness income due to the allocation of realized losses to regular interest securities and (ii) deductions allowed to the REMIC for interest, including stated interest and original issue discount and reduced by the amortization of any premium received on issuance, on regular interest securities, and any other class of REMIC securities constituting “regular interests” in the REMIC not offered by this prospectus, amortization of any premium and any bad debt deductions with respect to mortgage loans, and for servicing, administrative and other expenses of the REMIC.

For purposes of computing its taxable income or net loss, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC securities. The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered by this prospectus will be determined in the manner described above under “Non-REMIC Securities—Original Issue Discount—Original Issue Discount Defined” above. Accordingly, if one or more classes of REMIC securities are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other assets of the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount with respect to loans that it holds will be equivalent to the method under which securityholders accrue original issue discount (i.e., under the constant yield method taking into account the Tax Prepayment Assumption). The REMIC will deduct original issue discount on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “Taxation of Regular Interest Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC’s basis in the loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the regular interest securities. It is anticipated that each REMIC will elect under Code section 171 to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, including any other class of REMIC securities constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the regular interest securities, including any other class of REMIC securities constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “Non-REMIC Securities —Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of regular interest securities, including any other class of securities constituting “regular interests” in the REMIC not offered by this prospectus, described in that section will not apply.

If a class of regular interest securities is issued at an issue price in excess of the stated redemption price of that class (an “Issue Premium”), the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “Non-REMIC Securities—Original Issue Discount” above.

As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “Prohibited Transactions and Other Possible Taxes” below. Further, the limitations on miscellaneous itemized deductions imposed on individuals by Code sections 67 and 68, including allowing such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income and the further reduction of such deductions if the taxpayer’s adjusted gross income exceeds a certain threshold, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of residual interest securities, subject to the limitations of Code section 67 and the rules relating to the alternative minimum tax. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Limitation on Losses and Distributions

The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The amount of the REMIC’s net loss for any calendar quarter that a holder may take into account currently is limited to the holder’s adjusted basis in its residual interest security as of the close of that calendar quarter, determined without regard to the net loss. A holder’s basis in a residual interest security will initially be equal to the amount paid for that residual interest security, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made, and the amount of the REMIC’s net loss allocated, to the holder. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the residual interest security. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

Any distribution on a residual interest security (whether at their scheduled times or as a result of prepayments) will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the residual interest security. To the extent a distribution on a residual interest security exceeds its adjusted basis, it will be treated as gain from the sale of the residual interest security. Holders of residual interest securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the residual interest securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the residual interest securities will initially equal the amount paid for the residual interest securities and will be increased by their allocable shares of taxable income of the related REMIC. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the holders of residual interest securities. Gain will be recognized to the holder of a residual interest security on a distribution to the extent that, at the time the distribution is made, the amount of the distribution exceeds the holder’s initial basis in the residual interest security together with any net increases in that basis. The gain so recognized will be treated as gain from the sale of the residual interest security.

The effect of these rules is that a holder of a residual interest security may not amortize its basis in a residual interest security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its residual interest security. See “Sales of Securities” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a residual interest security other than an original holder in order to reflect any difference between the cost of the residual interest security to the holder and the adjusted basis the residual interest security would have had in the hands of the original holder, see “—General” above.

Excess Inclusions

“Excess inclusions” with respect to a residual interest security for any calendar quarter generally will be equal to the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to the residual interest security; over

•	the sum of the “daily accruals” for each day during that quarter that the residual interest security was held by the holder.

For this purpose, daily accruals will be determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual interest security at the beginning of such quarterly period and 120 percent of the “long-term Federal rate” in effect on the date the residual interest security is issued. The adjusted issue price of a residual interest security as of the beginning of any calendar quarter will be equal to its issue price (calculated in a manner analogous to the determination of the issue price of the regular interest securities), increased by the sum of the daily accruals for all prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of any distributions made on the residual interest security before the beginning of that quarter. The “long-term Federal rate,” which is computed and published monthly by the IRS, is an interest rate that is an average of current yields on Treasury securities having remaining maturities in excess of nine years. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a residual interest security as an excess inclusion if the residual interest securities are considered not to have “significant value.”

For holders of residual interest securities, any excess inclusions with respect to a residual interest security will be subject to federal income tax in all events and:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities on the federal income tax return of the holder of such residual interest security;

•	if the holder is an organization subject to the tax on unrelated business income imposed by Code section 511, will be treated as unrelated business taxable income of such holder; and

•	if the holder is a foreign person, will be subject to tax at a rate of 30 percent which may not be reduced by treaty, will not eligible for treatment as “portfolio interest” and will be subject to certain additional limitations.

In the case of any residual interest securities held by a real estate investment trust, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code section 857(b)(2)), excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. No such regulations have been issued to date and it is unclear how this provision would be applied in practice. The REMIC Regulations currently do not address this subject.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a residual interest security. First, alternative minimum taxable income for such holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. This has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

Tax and Restrictions on Ownership and Transfer of Residual Interest Securities

Disqualified Organizations. If a residual interest security is transferred to a “disqualified organization,” a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

•	the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the residual interest security for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the residual interest security is transferred and must be based on events that have occurred up to the time of transfer, the Tax Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC ‘s organizational documents. This tax generally would be imposed on the transferor of the residual interest security, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a residual interest security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by disqualified organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of residual interest securities and a number of other provisions that are intended to meet this requirement will be included in the related Agreements, and will be discussed more fully in any prospectus supplement relating to the offering of any residual interest security.

Pass-Through Entities. In addition, if a “pass-through entity” includes in income excess inclusions with respect to a residual interest security, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

•	the amount of excess inclusions on the residual interest security that are allocable to the interest in the pass-through entity held by the disqualified organization; and

•	the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

For these purposes, a “disqualified organization” means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Code section 168(h)(2)(D) or the Federal Home Loan Mortgage Corporation;

•	any organization, other than a cooperative described in Code section 521, that is exempt from federal income tax, unless it is subject to the tax imposed by Code section 511; or

•	any organization described in Code section 1381(a)(2)(C).

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Code section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Foreign Persons. The REMIC Regulations provide that the transfer of a residual interest security that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a United States person (as defined in “Foreign Investors in Securities” below) unless such transferee’s income in respect of the residual interest security is effectively connected with the conduct of a United States trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-United States person transfers the residual interest security to a United States person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The related Agreements will provide that no residual interest security may be transferred to a non-United States person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is not a Non-United States person.

The related Agreements will provide that any attempted transfer or pledge in violation of the transfer restrictions described above shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Non-Economic Residual Interest Securities

Under the REMIC Regulations, if a residual interest security is a “noneconomic residual interest,” as described below, such transfer of a residual interest security will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the residual interest security. The REMIC Regulations provide that a residual interest security is a “noneconomic residual interest” unless, based on the Tax Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the related REMIC ‘s organizational documents:

•	the present value of the expected future distributions, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest security, which rate is computed and published monthly by the IRS, on the residual interest security at least equals the present value of the expected tax on the anticipated excess inclusions; and

•	the transferor reasonably expects that the transferee will receive distributions with respect to the residual interest security at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of residual interest securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Agreements that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a residual interest security, prospective purchasers should consider the possibility that a purported transfer of the residual interest security by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The Treasury Department has issued final regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest will be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest security, the transferee must represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and the transfer satisfies either an “asset test” or “formula test.” The “asset test” requires that the transfer be to certain domestic taxable corporations with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned “safe harbor.” In addition, the asset test requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest security will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The “formula test” requires that the present value of the net tax detriment associated with holding the residual interest security does not exceed the sum of (i) the present value (determined using the short-term rate provided by Code section 1274(d)) of any consideration given to the transferee to acquire the residual interest security and (ii) the present value of the projected future distributions on the residual interest security.

The related prospectus supplement will disclose whether offered residual interest securities may be considered “noneconomic” residual interests under the REMIC Regulations. Any disclosure that a residual interest security will not be considered “noneconomic” will be based upon a number of assumptions, and the depositor will make no representation that a residual interest security will not be considered “noneconomic” for purposes of the above-described rules. See “—Tax and Restrictions on Ownership and Transfer of Residual Interest Securities” above for additional restrictions applicable to transfers of residual interest securities.

Mark-to-Market Rules

On December 24,1996, the Treasury Department released the Mark-to-Market Regulations. The mark-to-market requirement under the regulations applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a residual interest security acquired after January 4, 1995, is not treated as a security and thus may not be marked to market. Prospective purchasers of a residual interest security should consult their tax advisors regarding the application of the mark-to-market requirement to residual interest securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC typically will be allocated to the holders of the related residual interest securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related regular interest securities. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related residual interest securities in their entirety and not to the holders of the related regular interest securities.

With respect to residual interest securities or regular interest securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder; and

•	the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Code section 67, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.

In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount currently will be reduced.

The amount of additional taxable income reportable by REMIC securityholders that are covered by the limitations of either Code section 67 or section 68 may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC security that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC securities that will receive an allocation of REMIC itemized deductions, as described above, may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

Sale

For a discussion of certain anticipated federal income tax consequences of a disposition of residual interest securities, see “Sale of Securities” below.

Prohibited Transactions and Other Possible Taxes

The REMIC will be subject to a 100 percent tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, subject to specified exceptions, a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, subject to a number of exceptions, a tax is imposed at the rate of 100 percent of the value of some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests. The related Agreements will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer ‘s or the trustee’s obligations, as the case may be, under the related Agreements and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

Termination of REMIC

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment on the loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a regular interest security will be treated as a payment in retirement of a debt instrument. In the case of a residual interest security, if the last distribution on the residual interest security is less than the holder’s adjusted basis in the security, such holder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the “wash sale” rules of Code section 1091. See “Sales of Securities” below. The character of this loss as ordinary or capital is uncertain.

The inadvertent termination of a REMIC may have other consequences. See “REMIC Securities—Classification of REMICs” above.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and holders of residual interest securities will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the “tax matters person” with respect to the REMIC in all respects, and will hold at least a nominal amount of residual interest securities.

As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the holders of residual interest securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. Holders of residual interest securities will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

Adjustments made to the REMIC tax return may require a holder of a residual interest security to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of a return of a holder of a residual interest security. Any person that holds a residual interest security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to regular interest securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interest securities and the IRS; holders of regular interest securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a regular interest security issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the residual interest securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the regular interest security information reports will include a statement of the adjusted issue price of the regular interest security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “Non-REMIC Securities—Market Discount” above.

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Holders of securities may request any information with respect to the returns described in section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at address provided in the related prospectus supplement.

Backup Withholding

Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the “backup withholding tax” under Code section 3406 if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Sales of Securities

If a security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the security. The adjusted basis of a non-REMIC security or a regular interest security generally will equal the cost of that security to the seller, increased by income reported by the seller with respect to that security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the security received by the seller and by any amortized premium. The adjusted basis of a residual interest security will be determined as described under “Taxation of Owners of Residual Interest Securities —Limitations on Losses and Distributions” above.

Except as described below, any gain or loss in most cases will be capital gain or loss provided that the security is held by the seller as a “capital asset” within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

Gain from the sale of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to the regular interest security had income accrued thereon at a rate equal to 110 percent of the “applicable Federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the regular interest security; over

•	the amount of ordinary income actually includible in the seller’s income prior to the sale.

In addition, gain recognized on the sale of a non-REMIC security or a regular interest security by a seller who purchased the security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See “Non-REMIC Securities —Market Discount” above.

The securities will be “evidences of indebtedness” within the meaning of Code section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank, thrift or similar institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a non-REMIC security or a regular interest security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a “conversion transaction” within the meaning of Code section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120 percent of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a residual interest security reacquires the security, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool,” as defined in Code section 7701(i), within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Code section 1091. In that event, any loss realized by the holder of the residual interest security on the sale will not be deductible, but instead will be added to the holder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a residual interest security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

Foreign Investors in Securities

A holder of a regular interest security that is not a “United States person” and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of such security will not be subject to United States federal income or withholding tax on a distribution on such security, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is not a United States person and providing the name and address of the holder. For these purposes, “United States person” means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20,1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20,1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular interest security held by a holder of a residual interest security that owns directly or indirectly a 10 percent or greater interest in the residual interest securities in the related REMIC. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30 percent subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a regular interest security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, holders of securities who are non-resident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of residual interest securities to investors that are not United States persons will be prohibited under the related Agreements.

Interest paid on a non-REMIC security to a holder thereof that is not a United States person will normally qualify for the exception from United States withholding tax described above, except, in addition to the exceptions noted above, where the recipient is a holder, directly or by attribution, of 10 percent or more of the capital or profits interest in the issuer.

Due to the complexity of the federal income tax rules applicable to securityholders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors are urged to consult their own tax advisors regarding the tax treatment of the acquisition, ownership and disposition of the securities.

State Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and other tax consequences of an investment in the securities offered hereunder.

ERISA CONSIDERATIONS

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code, which apply to securities issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to ERISA and the Code applicable to each series of securities.

ERISA imposes requirements on employee benefit plans subject to ERISA (and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively “Plans”) and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in securities without regard to ERISA’s requirements, but subject to the provisions of applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (“DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an “equity interest” could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust securities are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations (“issuer”) and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter Exemptions are met.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

•	the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

•	the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a “Designated Transaction”);

•	the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s, a division of The McGraw-Hill Company, Inc., Moody’s Investors Service, Inc. or Fitch Ratings (the “rating agencies”);

•	the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

•	the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

The issuer must also meet the following requirements:

•	the investment pool must consist solely of assets of the type that have been included in other investment pools;

•	securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year prior to the Plan’s acquisition of securities; and

•	securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions also extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security

The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of securities to a Plan is in no respect a representation by the issuer or any underwriter of the Securities that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.

In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”).

Institutions whose investment activities are subject to review by some regulatory authorities may be or may become subject to restrictions on investment in the securities, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the securities described herein. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the securities retroactively. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the policy statement. According to the policy statement, “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the policy statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor including, but not limited to, “prudent investor” provisions which may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

METHOD OF DISTRIBUTION

The securities are being offered hereby in series from time to time, with each series evidencing or relating to a separate trust, through any of the following methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

•	the identity of any underwriters thereof;

•	either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor or the method by which the price at which the underwriters will sell the securities will be determined;

•	information regarding the nature of the underwriters’ obligations;

•	any material relationship between the depositor and any underwriter; and

•	where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the related series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that such underwriters or agents may be required to make in respect thereof.

Affiliates of the depositor may purchase securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.

If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

LEGAL MATTERS

The validity of the securities and certain federal income tax consequences with respect to the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:

Chicago Regional Office	New York Regional Office
500 West Madison Street	233 Broadway
Chicago, Illinois 60661	New York, New York 10279

Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding registrants including the depositor, that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference some of the information filed with it, which means that important information can be disclosed by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of that prospectus supplement and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

The trustee will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for these documents should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

RATING

It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which actual prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, security ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

accrual securities	23

Agreement	13

Asset Conservation Act	67

CERCLA	66

class security balance	23

Code	22, 73

collateral value	17

collection account	49

components	27

cut-off date	12

daily portions	75

Designated Transaction	98

disqualified organization	88

DTC	6

Eleventh District	31

EPA	66

ERISA	22, 96

Excess inclusions	87

FHLBSF	31

Garn-St. Germain Act	69

indemnified party	58

IRS	74

mortgage related securities	100

National Cost of Funds Index	32

noneconomic residual interest	90

non-REMIC securities	73

OID Regulations	74

OTS	32

Parties in Interest	97

pass-through entity	88

permitted investments	41

Plans	97

PTCE	97

rating agencies	98

RCRA	67

refinance loan	17

regular interest securities	80

regular interests	80

Relief Act	70

REMIC	73

REMIC Regulations	73

REMIC securities	73

residual interest securities	80

residual interests	80

Restricted Group	99

secured creditor exclusion	66

SMMEA	100

Tax Prepayment Assumption	75

Underwriter Exemptions	98

Voting rights	59

BellaVista Mortgage Trust 2005-2

Mortgage Pass-Through Certificates, Series 2005-2

$444,000,200

(Approximate)

BellaVista Funding Corporation

Depositor

Countrywide Home Loans Servicing LP

Master Servicer

PROSPECTUS SUPPLEMENT

RBS Greenwich Capital	Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

May 25, 2005